As filed with the Securities and Exchange Commission on October 17, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
MGM MIRAGE
(Exact name of registrant as specified in its charter)

Delaware	7990	88-0215232
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
SUBSIDIARY GUARANTOR REGISTRANTS LISTED ON FOLLOWING PAGE
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 693-7120
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary N. Jacobs, Esq.
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 693-7120
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Janet S. McCloud, Esq. Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP 10250 Constellation Blvd., 19th Floor Los Angeles, California 90067	Jonathan K. Layne, Esq. Gibson, Dunn & Crutcher, LLP 2029 Century Park East Los Angeles, California 90067
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to Be	Offering Price	Aggregate	Registration
Securities to Be Registered	Registered	per Unit(1)	Offering Price(1)	Fee(1)

6.625% Senior Notes due 2015(2)	$500,000,000	100%	$500,000,000	$58,850

Guarantees of Subsidiaries of 6.625% Senior Notes due 2015	$500,000,000	N/A(3)	N/A(3)	N/A(3)

(1)	The registration fee has been calculated pursuant to Rule 457(a), Rule 457(f)(2) and Rule 457(n) under the Securities Act of 1933, as amended. The Proposed Maximum Aggregate Offering Price is estimated solely for the purpose of calculating the registration fee.

(2)	The 6.625% Senior Notes due 2015 will be obligations of MGM MIRAGE.

(3)	No separate fee is payable pursuant to Rule 457(n). The guarantees are not traded separately.
     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANTS

	State or Other	Primary Standard
	Jurisdiction of	Industrial
	Incorporation or	Classification
Exact Name of Registrant as Specified in its Charter	Organization	Code Number	I.R.S. Employer

AC HOLDING CORP.	Nevada	7990	88-0220212
AC HOLDING CORP. II	Nevada	7990	88-0220229
THE APRIL COOK COMPANIES	Nevada	7990	88-0401505
BEAU RIVAGE DISTRIBUTION CORP.	Mississippi	7990	64-0898763
BEAU RIVAGE RESORTS, INC.	Mississippi	7990	88-0340296
BELLAGIO, LLC	Nevada	7990	94-3373852
BELLAGIO II, LLC	Nevada	7990	47-0880256
BOARDWALK CASINO, INC.	Nevada	7990	88-0304201
BUNGALOW, INC.	Mississippi	7990	64-0410882
CIRCUS CIRCUS CASINOS, INC.	Nevada	7990	88-0191825
CIRCUS CIRCUS MISSISSIPPI, INC.	Mississippi	7990	64-0831942
COLORADO BELLE CORP.	Nevada	7990	88-0218026
COUNTRY STAR LAS VEGAS, LLC	Nevada	7990	88-0352410
DESTRON, INC.	Nevada	7990	88-0234293
DIAMOND GOLD, INC.	Nevada	7990	88-0242688
EDGEWATER HOTEL CORPORATION	Nevada	7990	88-0166025
GALLEON, INC.	Nevada	7990	88-0307225
GOLD STRIKE AVIATION, INCORPORATED	Nevada	7990	88-0257273
GOLD STRIKE FUEL COMPANY	Nevada	7990	88-0230231
GOLD STRIKE, L.V.	Nevada	7990	88-0343891
GOLDSTRIKE FINANCE COMPANY, INC.	Nevada	7990	88-0312944
GOLDSTRIKE INVESTMENTS, INCORPORATED	Nevada	7990	88-0142076
GRAND LAUNDRY, INC.	Nevada	7990	88-0298834
JEAN DEVELOPMENT COMPANY	Nevada	7990	88-0223200
JEAN DEVELOPMENT WEST	Nevada	7990	88-0241415
JEAN FUEL COMPANY WEST	Nevada	7990	88-0269160
LAST CHANCE INVESTMENTS, INCORPORATED	Nevada	7990	88-0145908
LV CONCRETE CORP.	Nevada	7990	88-0337406
MAC, CORP.	New Jersey	7990	22-3424950
MANDALAY CORP.	Nevada	7990	88-0384693
MANDALAY MARKETING AND EVENTS	Nevada	7990	88-0350241
MANDALAY PLACE	Nevada	7990	88-0383769
MANDALAY RESORT GROUP	Nevada	7990	88-0121916
METROPOLITAN MARKETING, LLC	Nevada	7990	22-3756320
MGM GRAND ATLANTIC CITY, INC.	New Jersey	7990	88-0354792
MGM GRAND CONDOMINIUMS, LLC	Nevada	7990	55-0806676
MGM GRAND CONDOMINIUMS II, LLC	Nevada	7990	20-2116101
MGM GRAND CONDOMINIUMS III, LLC	Nevada	7990	05-0627790
MGM GRAND DETROIT, INC.	Delaware	7990	91-1829051
MGM GRAND HOTEL, LLC	Nevada	7990	94-3373856
MGM GRAND NEW YORK, LLC	Nevada	7990	03-0524149
MGM GRAND RESORTS, LLC	Nevada	7990	88-0491101
MGM GRAND RESORTS DEVELOPMENT	Nevada	7990	88-0325809
MGM MIRAGE ADVERTISING, INC.	Nevada	7990	88-0162200
MGM MIRAGE AIRCRAFT HOLDINGS, LLC	Nevada	7990	11-3739807
MGM MIRAGE AVIATION CORP.	Nevada	7990	88-0173596
MGM MIRAGE CORPORATE SERVICES	Nevada	7990	88-0225681
MGM MIRAGE DESIGN GROUP	Nevada	7990	88-0406202
MGM MIRAGE DEVELOPMENT, INC.	Nevada	7990	88-0368826
MGM MIRAGE ENTERTAINMENT AND SPORTS	Nevada	7990	88-0245169
MGM MIRAGE INTERNATIONAL	Nevada	7990	86-0868640
MGM MIRAGE MANUFACTURING CORP.	Nevada	7990	88-0195439
MGM MIRAGE OPERATIONS, INC.	Nevada	7990	88-0471660
MGM MIRAGE RETAIL	Nevada	7990	88-0385232
MH, INC.	Nevada	7990	88-0245162

	State or Other	Primary Standard
	Jurisdiction of	Industrial
	Incorporation or	Classification
Exact Name of Registrant as Specified in its Charter	Organization	Code Number	I.R.S. Employer

M.I.R. TRAVEL	Nevada	7990	88-0276369
THE MIRAGE CASINO-HOTEL	Nevada	7990	88-0224157
MIRAGE LAUNDRY SERVICES CORP.	Nevada	7990	88-0287118
MIRAGE LEASING CORP.	Nevada	7990	88-0424843
MIRAGE RESORTS, INCORPORATED	Nevada	7990	88-0058016
MMNY LAND COMPANY, INC.	New York	7990	33-1043606
MRG VEGAS PORTAL, INC.	Nevada	7990	26-0047314
MRGS CORP.	Nevada	7990	88-0321295
M.S.E. INVESTMENTS, INCORPORATED	Nevada	7990	88-0142077
NEVADA LANDING PARTNERSHIP	Illinois	7990	88-0311065
NEW CASTLE CORP.	Nevada	7990	88-0239831
NEW PRMA LAS VEGAS, INC.	Nevada	7990	88-0430015
NEW YORK — NEW YORK HOTEL & CASINO, LLC	Nevada	7990	88-0329896
NEW YORK — NEW YORK TOWER, LLC	Nevada	7990	84-1646058
OASIS DEVELOPMENT COMPANY, INC.	Nevada	7990	88-0238317
PLANE TRUTH, LLC	Nevada	7990	88-0121916
THE PRIMADONNA COMPANY, LLC	Nevada	7990	88-0430016
PRMA, LLC	Nevada	7990	88-0430017
PRMA LAND DEVELOPMENT COMPANY	Nevada	7990	88-0325842
PROJECT CC, LLC	Nevada	7990	84-1669056
RAILROAD PASS INVESTMENT GROUP	Nevada	7990	88-0208350
RAMPARTS INTERNATIONAL	Nevada	7990	88-0371416
RAMPARTS, INC.	Nevada	7990	88-0237030
RESTAURANT VENTURES OF NEVADA, INC.	Nevada	7990	88-0376749
SLOTS-A-FUN, INC.	Nevada	7990	88-0124979
TREASURE ISLAND CORP.	Nevada	7990	88-0279092
VICTORIA PARTNERS	Nevada	7990	88-0346764
VIDIAD	Nevada	7990	88-0428375

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 17, 2005
PROSPECTUS
MGM MIRAGE
Offer to Exchange $500,000,000 in aggregate principal amount of its
6.625% Senior Notes due 2015
for $500,000,000 in aggregate principal amount
of its outstanding
6.625% Senior Notes due 2015
Information about the exchange offer:
      We are offering to exchange $500,000,000 in aggregate principal amount of our outstanding 6.625% senior notes due 2015 issued in a private placement on June 20, 2005 (“old notes”) under an indenture entered into by and among U.S. Bank National Association, as the trustee, and us on June 20, 2005 for our registered 6.625% senior notes due 2015 (“new notes”) to be issued under the same indenture under which the old notes were issued. The terms of the new notes are substantially identical to the terms of the old notes except that the new notes are registered under the Securities Act of 1933, as amended (the “Securities Act”), and, therefore, do not have transfer restrictions.
      The exchange offer expires at 5:00 p.m., New York City time, on                    , 2005, unless extended. The exchange offer is subject to customary conditions, including the condition that the exchange offer not violate any applicable law or any interpretation of applicable law by the staff of the Securities and Exchange Commission (“SEC”). Tenders of outstanding old notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer. All outstanding old notes that are validly tendered prior to the expiration of the exchange offer and not validly withdrawn will be exchanged.
      The exchange of old notes for new notes will not be a taxable exchange for U.S. federal income tax purposes.
      We will not receive any proceeds from the exchange offer.
      All broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act. See “Plan of Distribution.”
Information about the new notes:
      We will pay interest on the new notes semi-annually in cash in arrears on January 15 and July 15 of each year. You will receive interest on the new notes starting from the date interest was last paid on your old notes. If no interest was paid on your old notes, you will receive interest on your new notes from June 20, 2005. If your old notes are exchanged for new notes, you will not receive any accrued interest on your old notes. The new notes will mature on July 15, 2015. We may redeem the new notes in whole or in part at any time prior to their maturity at a make whole premium.
      The new notes will rank equally with or senior to all existing or future indebtedness of MGM MIRAGE and each guarantor, respectively.
      There is no established trading market for the new notes, and we do not intend to apply for listing of the new notes on any securities exchange.
       For a discussion of factors that you should consider in connection with the exchange offer and the new notes, see “Risk Factors” beginning on page 13 of this prospectus.
      Neither the SEC nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      None of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, the Michigan Gaming Control Board, the Mississippi Gaming Commission, the Illinois Gaming Board nor any other gaming authority has passed upon the accuracy or adequacy of this prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful. The Attorney General of the State of New York has not passed upon or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The date of this prospectus is October 17, 2005

Page

Where You Can Find More Information	i
Incorporation of Certain Information by Reference	ii
Prospectus Summary	1
Risk Factors	13
Forward-Looking Statements	17
Use of Proceeds	18
Capitalization	19
Unaudited Pro Forma Condensed Combined Financial Statements	20
Regulation and Licensing	25
The Exchange Offer	40
Description of Long-Term Debt	49
Description of the New Notes	51
Certain United States Federal Income Tax Considerations	66
Plan of Distribution	69
Legal Matters	70
Experts	70
Exhibit 5.1
Exhibit 5.2
Exhibit 12.1
Exhibit 12.2
Exhibit 23.3
Exhibit 23.4
Exhibit 23.5
Exhibit 23.6
Exhibit 25
Exhibit 99.1
Exhibit 99.2

      You should rely only on the information or representations incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You may obtain copies of the Registration Statement, or any document which we have filed as an exhibit to the Registration Statement or to any other SEC filing, either from the SEC or from the Secretary of MGM MIRAGE as described under “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date printed on the front of this prospectus.
      Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See “Plan of Distribution.”
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Prior to our merger with Mandalay Resort Group, Mandalay also filed annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any document we or Mandalay have filed at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 (1-800-732-0330) for further information on the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You also may read and copy reports and other information filed by us or Mandalay Resort Group at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

i

      We have filed a registration statement and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and our securities. You may inspect the registration statement and its exhibits without charge at the office of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and obtain copies, at prescribed rates, from the SEC.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
      The SEC allows us to “incorporate by reference” information filed with it, which means that we can disclose important information to you by referring you to the documents containing such information. The information incorporated by reference is an important part of this prospectus, and information filed later by us with the SEC will automatically update and supersede this information.
      We incorporate by reference the documents listed below and any future filings made with the SEC by us or Mandalay Resort Group under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”):
MGM MIRAGE:

•	Our Annual Report on Form 10-K for the year ended December 31, 2004;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005;

•	Our Current Reports on Form 8-K dated January 4, 2005, January 11, 2005, March 22, 2005, April 19, 2005, April 25, 2005, April 25, 2005 (as amended by Form 8K/ A filed on May 3, 2005), June 7, 2005, June 15, 2005, June 20, 2005 (as amended by Form 8K/ A filed on June 24, 2005), July 6, 2005, September 2, 2005, September 9, 2005, and September 16, 2005; and

•	Our Definitive Proxy Statement filed with the SEC on April 8, 2005.
Mandalay Resort Group:

•	Annual Report of Mandalay Resort Group on Form 10-K for the year ended January 31, 2005; and

•	Current Reports of Mandalay Resort Group on Form 8-K dated February 16, 2005, March 22, 2005, April 4, 2005, April 13, 2005, April 19, 2005, and April 21, 2005.
      All documents and reports filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and on or prior to the termination of the exchange offer are deemed to be incorporated by reference in this prospectus from the date of filing of such documents or reports, except as to any portion of any future annual or quarterly reports or proxy statements which is not deemed to be filed under those sections. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
      Any person receiving a copy of this prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to: Gary N. Jacobs, Executive Vice President, General Counsel and Secretary, MGM MIRAGE, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109; telephone number: (702) 693-7120. A copy will be provided by first class mail or other equally prompt means within one business day after receipt of your request. To obtain timely delivery of any of this information, you must make your request at least five business days prior to the expiration of the exchange offer. The date by which you must make your request is                     , 2005.

ii

PROSPECTUS SUMMARY
      This summary is not complete and may not contain all of the information that may be important to you. You should read the entire prospectus carefully, including the financial data and related notes, as well as the documents incorporated by reference, for a more complete understanding of this exchange offer and the new notes. In this prospectus, except where the context otherwise requires, we will collectively refer to MGM MIRAGE (formerly known as MGM Grand, Inc.) and its direct and indirect subsidiaries as “MGM MIRAGE,” “we,” “our” and “us.”
MGM MIRAGE
      We are one of the leading gaming companies in the world. We own what we believe to be the world’s finest collection of casino resorts. We own and operate Bellagio, MGM Grand, Mandalay Bay, The Mirage, Luxor, Treasure Island (“TI”), New York-New York Hotel and Casino, Excalibur, Monte Carlo Resort and Casino, Circus Circus-Las Vegas, Slots-A-Fun, and the Boardwalk Hotel and Casino, located in Las Vegas, Nevada. We also own and operate the Primm Valley Resorts (Whiskey Pete’s, Buffalo Bill’s and the Primm Valley Resort), located in Primm, Nevada, Circus Circus-Reno, located in Reno, Nevada, Colorado Belle and Edgewater, located in Laughlin, Nevada, Gold Strike and Nevada Landing, located in Jean, Nevada, Railroad Pass, located in Henderson, Nevada, MGM Grand Detroit, located in Detroit, Michigan, Beau Rivage, a beachfront resort located in Biloxi, Mississippi (closed indefinitely due to extensive damage from Hurricane Katrina), and Gold Strike, located in Tunica County, Mississippi. We are also a 50% owner of Silver Legacy, located in Reno, Nevada, and a 50% owner of Borgata, a destination casino resort on Renaissance Pointe in Atlantic City, New Jersey. In addition, through our subsidiary, Nevada Landing Partnership, we own a 50% interest in Grand Victoria, a riverboat casino in Elgin, Illinois. We also have an investment in the United Kingdom and have a 50% interest in the MGM Grand Paradise Limited hotel/casino under construction in Macau S.A.R. We have also announced plans to develop Project CityCenter, a multi-billion dollar mixed-use urban development project on the Las Vegas Strip. In addition, our other operations include the Shadow Creek golf course in North Las Vegas, two golf courses at the Primm Valley Resorts, and a 50% investment in The Residences at MGM Grand, a hotel condominium development in Las Vegas, Nevada.
      On April 25, 2005, we consummated our acquisition (the “Merger”) of Mandalay Resort Group, a Nevada corporation (“Mandalay”). As consideration for the Merger, the Company paid to Mandalay’s stockholders $71.00 in cash for each share of Mandalay common stock outstanding at the time of the Merger. The total merger consideration, excluding approximately $110 million of transaction costs, included equity value of approximately $4.8 billion and the assumption or repayment of outstanding Mandalay debt with a fair value of approximately $2.9 billion, offset by the $520 million received by Mandalay from the sale of its interest in the MotorCity Casino in Detroit, Michigan. The consideration for the Merger was funded from available borrowings under the Company’s $7.0 billion credit facility (comprised of a $5.5 billion senior revolving credit facility and a $1.5 billion senior term loan facility) which was made available concurrently with the Merger. We believe that the acquisition enhances our portfolio of resorts on the Las Vegas Strip, provides additional sites for future development, and expands our employee and customer bases significantly.
      Our principal executive office is located at 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109. Our telephone number is (702) 693-7120.
The Exchange Offer
      We sold $500 million of our 6.625% senior notes due 2015 to certain initial purchasers on June 20, 2005. The initial purchasers resold those notes in reliance on Rule 144A and Regulation S under the Securities Act.
      We entered into a registration rights agreement with the initial purchasers on June 20, 2005 in which we agreed, among other things, to:

•	file a registration statement with the SEC relating to the exchange offer on or before 120 days from June 20, 2005;

•	deliver to you this prospectus;

•	use our best efforts to cause the registration statement, which includes this prospectus, to become effective on or before 180 days from June 20, 2005; and

•	complete the exchange offer within 30 business days after the registration statement becomes effective.
      You are entitled to exchange your old notes for new registered 6.625% senior notes due 2015 with substantially identical terms as the old notes, except that the offer and sale of the new notes is registered under the Securities Act and, therefore, the new notes do not have transfer restrictions. If we do not complete the exchange offer on or before 221 days from June 20, 2005, the interest rate on your old notes will be increased. You should read the discussion under the heading “The Exchange Offer — Purpose and Effect; Registration Rights” and “Description of the New Notes” for further information regarding the new notes that we are offering in exchange for your old notes.
      We believe that you may resell the new notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to the conditions described under “The Exchange Offer.” You should read that section for further information regarding the exchange offer. In addition, you should refer to “Certain United States Federal Income Tax Considerations” on page 66 for a discussion on certain tax considerations related to the exchange offer.
Recent Developments
      On September 9, 2005, we sold, through a private placement exempt from the registration requirements under the Securities Act, $375 million in aggregate principal amount of 6.625% senior notes due 2015. We used the net proceeds of such offering, approximately $377 million after commissions and offering expenses and excluding amounts representing accrued interest, primarily to repay a portion of the borrowings under our $7.0 billion credit facility. On October 17, 2005, we filed with the SEC a registration statement on Form S-4 in connection with a registered offering of $375 million in aggregate principal amount of our 6.625% senior notes due 2015 in exchange for the notes issued in the private placement on September 9, 2005.
      In preparation for, and in advance of, Hurricane Katrina, we suspended our operations at, and evacuated our employees and guests from, our Beau Rivage resort located in Biloxi, Mississippi. As a result of Hurricane Katrina, Beau Rivage suffered significant property damage and our operations at that property will continue to be suspended for the foreseeable future. We have assembled an internal team to assess the property damage and the anticipated duration of interruption to our operations at Beau Rivage, and this assessment is ongoing. It is our intention to rebuild the Beau Rivage resort. We believe that repair and rebuilding costs and the costs associated with the interruption of business at Beau Rivage will be substantially recoverable under our insurance policies; however, the timing of the receipt of such proceeds is unknown and we cannot assure you that the insurance carriers will pay all amounts due on account of our claims. We continue to work closely with insurance adjustors to ascertain the full amount due to us as a result of the damages and losses suffered. In addition, the impact of Hurricane Katrina on the surrounding area, including damage to, and closing of, major roads and highways, damage to residential and commercial properties, and interruption of basic services, will most likely negatively impact the local gaming industry and tourism for an extended period of time, which may extend beyond the period of time for which business interruption is covered under our insurance policies.

Summary of the Terms of the Exchange Offer
      The following is a brief summary of some of the terms of the exchange. For a more complete description of the terms of the exchange offer, see “Exchange Offer” in this prospectus.

Exchange Offer	$1,000 principal amount of registered 6.625% senior notes due 2015 in exchange for each $1,000 principal amount of 6.625% senior notes due 2015 issued in a private placement on June 20, 2005. As of the date hereof, old notes representing $500 million aggregate principal amount are outstanding. The terms of the new notes and the old notes are substantially identical, except:

• the sale of the new notes in the exchange offer has been registered under the Securities Act; and

• upon expiration of the exchange offer, your rights under the registration rights agreement pertaining to the old notes will terminate, except under limited circumstances.

Expiration Date	You have until 5:00 p.m., New York City time, on , 2005 to validly tender your old notes if you want to exchange your old notes for new notes. We may extend that date under certain conditions.

Withdrawal	The tender of the old notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. Any old notes not accepted for exchange for any reason will be returned without expense as soon as practicable after the expiration or termination of the exchange offer.

Interest	You will receive interest on the new notes starting from the date interest was last paid on your old notes. If no interest was paid on your old notes, you will receive interest on the new notes from June 20, 2005. If your old notes are exchanged for new notes, you will not receive any accrued interest on your old notes.

Conditions of the Exchange Offer; Extensions; Amendments	The exchange offer is subject to customary conditions, including the condition that the exchange offer not violate applicable law or any applicable interpretation of the staff. See “The Exchange Offer — Conditions of The Exchange Offer.”

The exchange offer is not conditioned on any minimum aggregate principal amount of old notes being tendered in the exchange offer.

If we materially amend the exchange offer, we will notify you.

We may also delay or extend the exchange offer and, if the conditions to the exchange offer are not met, we may terminate the exchange offer. We will notify you of any delay, extension or termination of the exchange offer.

Under certain circumstances specified in the registration rights agreement, we may be required to file a “shelf” registration statement for the old notes for a continuous offering under Rule 415 under the Securities Act.

Procedures for Tendering Old Notes; Special Procedures for Beneficial Owners	If you want to participate in the exchange offer, you must transmit a properly completed and signed letter of transmittal, and all other documents required by the letter of transmittal, to the exchange agent. Please send these materials to the exchange agent at the address set forth in the accompanying letter of transmittal prior to 5:00 p.m., New York City time, on the expiration date. You must also send one of the following:

• certificates for your old notes;

• a timely confirmation of book-entry transfer of your old notes into the exchange agent’s account at The Depository Trust Company; or

• the items required by the guaranteed delivery procedures described below.

If you are a beneficial owner of your old notes, and your old notes are registered in the name of a nominee, such as a broker, dealer, commercial bank or trust company, and you wish to tender your old notes in the exchange offer, you should instruct your nominee to promptly tender the old notes on your behalf.

If you are a beneficial owner and you want to tender your old notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your old notes, make appropriate arrangements to either register ownership of your old notes in your name or obtain a properly completed bond power from the registered holder of your old notes.

By executing the letter of transmittal, you will represent to us that:

• you are not our “affiliate” (as defined in Rule 405 under the Securities Act);

• you will acquire the new notes in the ordinary course of your business;

• you are not a broker-dealer that acquired your old notes directly from us in order to resell them pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;

• if you are a broker-dealer that acquired your new notes as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of new notes; and

• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the new notes.

Guaranteed Delivery Procedures	If you wish to tender your old notes and:

• your old notes are not immediately available;

• you are unable to deliver on time your old notes or any other document that you are required to deliver to the exchange agent; or

• you cannot complete the procedures for delivery by book-entry transfer on time;

then you may tender your old notes according to the guaranteed delivery procedures that are discussed in the letter of transmittal and in “The Exchange Offer — Guaranteed Delivery Procedures.”

The Exchange Agent	U.S. Bank National Association is the exchange agent. Its address and telephone number are set forth in “The Exchange Offer — The Exchange Agent; Assistance.”

Resales of New Notes	Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to certain third parties unrelated to us, we believe that new notes issued pursuant to the exchange offer in exchange for old notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, unless you:

• are our “affiliate” (as defined in Rule 405 under the Securities Act);

• acquired the new notes other than in the ordinary course of your business;

• are a broker-dealer that acquired your old notes directly from us in order to resell them pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act; or

• are participating, intend to participate or have an arrangement or understanding with any person to participate in the distribution of the new notes.

However, the SEC has not considered the exchange offer in the context of a no-action letter and we cannot be sure that the staff of the SEC would make a similar determination with respect to the exchange offer as in such other circumstances.

All broker-dealers that are issued new notes for their own accounts in exchange for old notes that were acquired as a result of market-making or other trading activities must acknowledge that they will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. If you are a broker-dealer and are required to deliver a prospectus, you may use this prospectus for an offer to resell, a resale or other transfer of the new notes.

Certain Tax Considerations	The issuance of the new notes will not constitute a taxable exchange for U.S. federal income tax purposes. You will not recognize any gain or loss upon receipt of the new notes. See “Certain United States Federal Income Tax Considerations.”

Registration Rights Agreement	In connection with the sale of the old notes in a private placement in reliance on Section 4(2) of the Securities Act, we entered into a registration rights agreement with the initial purchasers of the old notes that grants the holders of the old notes registration rights. The old notes were immediately resold by the initial purchasers in reliance on Rule 144A and Regulation S under the Securities Act. As a result of making and consummating this exchange offer, we will have fulfilled most of our obligations under the registration rights agreement. If you do not tender your old notes in the exchange offer, you will not have any further registration rights under the registration rights agreement or otherwise unless you were not eligible to participate in the exchange offer or do not receive freely transferable new notes in the exchange offer. See “The Exchange Offer — Purpose and Effect; Registration Rights.”

Effect of Not Tendering	If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer contained in the legend on the old notes. In general, the old notes may not be offered or sold unless they are registered under the Securities Act. However, you may offer or sell your old notes under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the old notes under the Securities Act.

Summary of the Terms of the New Notes
      The following is a brief summary of some of the terms of the new notes. For a more complete description of the terms of the new notes, see “Description of the New Notes” in this prospectus.

Issuer	MGM MIRAGE.

Notes offered	$500,000,000 aggregate principal amount of 6.625% senior notes due 2015.

Maturity	July 15, 2015.

Interest payment dates	January 15 and July 15 of each year after the date of issuance of the new notes. You will receive interest on the new notes starting from the date interest was last paid on your old notes. If no interest was paid on your old notes, you will receive interest from June 20, 2005. If your old notes are exchanged for new notes, you will not receive any accrued interest on your old notes.

Guarantees	The new notes will be unconditionally guaranteed, jointly and severally, on a senior basis by substantially all of our wholly owned U.S. subsidiaries except for U.S. holding companies of our foreign subsidiaries.

Ranking	The new notes and guarantees will be general unsecured senior obligations of MGM MIRAGE and each guarantor, respectively, and will rank equally with or senior to all existing or future indebtedness of MGM MIRAGE and each guarantor, respectively. See “Description of the New Notes — Ranking.”

Optional redemption	We may redeem the new notes in whole or in part at any time prior to their maturity at the redemption price described in the section “Description of the New Notes — Optional Redemption.”

Covenants	The indenture contains covenants that, among other things, will limit our ability and, in certain instances, the ability of our subsidiaries to:

• incur liens on assets to secure debt;

• enter into certain sale and lease-back transactions; and

• merge or consolidate with another company or sell substantially all assets.

These covenants are subject to a number of important qualifications and exceptions. See “Description of the New Notes — Additional Covenants of MGM MIRAGE.”

Use of proceeds	We will not receive any proceeds from the exchange offer and the corresponding issuance of the new notes.

Risk factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should carefully consider in connection with the exchange offer and the new notes.

Simultaneous Exchange Offer	Simultaneous with the filing of the registration statement, of which this prospectus is a part, we filed a separate registration statement on Form S-4 with the SEC in connection with a registered offering of $375 million in aggregate principal amount of our 6.625% senior notes due 2015 in exchange for $375 million in aggregate principle amount of 6.625% senior notes due 2015 issued in a private placement on September 9, 2005 under the same indenture under which the old notes were issued.

SUMMARY SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
MGM MIRAGE
      Our selected consolidated financial and other data presented below as of and for the five years ended December 31, 2004 have been derived from our audited consolidated financial statements. Our consolidated financial statements for these periods were audited by Deloitte & Touche LLP, an independent registered public accounting firm. The summary selected consolidated financial and other data as of and for the six months ended June 30, 2004 and June 30, 2005 has been derived from our unaudited consolidated financial statements for those periods, which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations and financial position. The results for the six months ended June 30, 2005 are not necessarily indicative of results that may be expected for the entire year. The table should be read together with our consolidated financial statements and accompanying notes, as well as management’s discussion and analysis of results of operations and financial condition, all of which can be found in publicly available documents.

	For the Years Ended December 31,					Six Months Ended June 30,

	2000	2001	2002	2003	2004	2004	2005

	(In thousands, except per share data)
Income Statement Data:
Net revenues	$2,910,580	$3,699,852	$3,756,928	$3,862,743	$4,238,104	$2,138,961	$2,920,091
Operating income	515,197	599,892	746,538	699,729	950,860	515,263	671,105
Income from continuing operations	153,585	160,440	289,476	230,273	349,856	198,803	252,247
Net income	160,744	169,815	292,435	243,697	412,332	210,565	252,247
Basic earnings per share
Income from continuing operations	$0.53	$0.51	$0.92	$0.77	$1.25	$0.71	$0.89
Net income per share	$0.55	$0.53	$0.93	$0.82	$1.48	$0.75	$0.89
Weighted average number of shares	290,600	317,542	315,618	297,860	279,326	282,035	284,031
Diluted earnings per share
Income from continuing operations	$0.52	$0.50	$0.90	$0.76	$1.21	$0.68	$0.85
Net income per share	$0.54	$0.53	$0.91	$0.80	$1.43	$0.72	$0.85
Weighted average number of shares	295,802	321,644	319,880	303,184	289,332	291,611	295,685
Other Financial Data:
Cash dividends per share(1)	$0.05	$—	$—	$—	$—	$—	$—

	For the Years Ended December 31,										Six Months Ended June 30,

	2000		2001		2002		2003		2004		2004		2005

	(In thousands, except per share data)
Ratio of earnings to fixed charges(2)	1.47	x	1.43	x	2.09	x	1.86	x	2.27	x	2.52	x	2.31	x
Balance Sheet Data (end of period):
Total assets	$10,785,720		$10,542,568		$10,568,698		$10,811,269		$11,115,029		$10,704,208		$20,506,615
Total debt, including capital leases	5,880,819		5,465,608		5,222,195		5,533,462		5,463,619		5,538,558		12,272,885
Stockholders’ equity	2,382,445		2,510,700		2,664,144		2,533,788		2,771,704		2,509,340		3,176,014
Stockholders’ equity per share	$7.49		$7.98		$8.62		$8.85		$9.87		$9.05		$11.06
Number of shares outstanding	318,260		314,792		309,148		286,192		280,740		277,368		287,273

(1)	On December 13, 1999 the Board of Directors approved an initial quarterly cash dividend of $0.05 per share to stockholders of record on February 10, 2000. The dividend was paid on March 1, 2000. As a result of the acquisition of Mirage Resorts, Incorporated, we announced on April 19, 2000 that the quarterly dividend policy was discontinued.

(2)	Earnings consist of income from continuing operations before income taxes and fixed charges, adjusted to exclude capitalized interest. Fixed charges consist of interest, whether expensed or capitalized, amortization of debt discount and issuance costs, and our proportionate share of interest cost of unconsolidated affiliates.
      The Mirage acquisition occurred on May 31, 2000. In June 2003, we ceased operations of PLAYMGMMIRAGE.com, our online gaming website (“Online”). In January 2004, we sold the Golden Nugget Las Vegas and the Golden Nugget Laughlin including substantially all of the assets and liabilities of those resorts (the “Golden Nugget Subsidiaries”). In July 2004, we sold the subsidiaries that own and operate MGM Grand Australia. The results of Online, the Golden Nugget Subsidiaries and MGM Grand Australia are classified as discontinued operations for all periods presented. The Mandalay acquisition occurred on April 25, 2005.

MANDALAY RESORT GROUP
      The selected consolidated financial and other data of Mandalay presented below as of and for the five fiscal years ended January 31, 2005 have been derived from the audited consolidated financial statements of Mandalay, which were audited by Deloitte & Touche LLP. The table should be read together with Mandalay’s consolidated financial statements and accompanying notes, as well as management’s discussion and analysis of results of operations and financial condition, all of which can be found in publicly available documents.

	Fiscal Year Ended January 31,

	2001		2002		2003		2004		2005

	(In thousands, except per share amounts, ratios and statistical measures)
Income Statement Data:
Net revenues(1)	$2,381,139		$2,348,512		$2,354,118		$2,491,099		$2,809,143
Income from operations	431,534		351,060		452,306		490,441		613,432
Income before cumulative effect of change in accounting principal	119,700		53,044		117,465		149,847		229,062
Net income(2)	119,700		53,044		115,603		149,847		229,062
Basic earnings per share(2)
Income before cumulative effect of change in accounting principle	$1.53		$0.73		$1.74		$2.40		$3.41
Net income	$1.53		$0.73		$1.71		$2.40		$3.41
Diluted earnings per share(2)
Income before cumulative effect of change in accounting principle	$1.50		$0.71		$1.68		$2.31		$3.31
Net income	$1.50		$0.71		$1.65		$2.31		$3.31
Ratio of earnings to fixed charges(3)	1.85	x	1.50	x	1.91	x	2.30	x	3.12	x

As of
January 31,
2005

(In thousands)
Balance Sheet Data:
Cash and cash equivalents	$169,738
Total assets	4,722,115
Long-term debt, net of current portion	2,646,986
Stockholders’ equity	1,239,230

(1)	During fiscal 2003, Mandalay reclassified equity in earnings of unconsolidated affiliates from revenues to a separate component within income from operations. Prior fiscal years have been reclassified to conform to the new presentation. This reclassification had no impact on previously reported income from operations or net income.

(2)	In accordance with the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”) on February 1, 2002, Mandalay no longer amortizes goodwill. The following table presents Mandalay’s results for fiscal years ended January 31, 2001 and 2002 as if the non-amortization provisions of SFAS 142 had been applied. All goodwill amortization was related to continuing operations.

	Fiscal Year Ended
	January 31,

	2001	2002

	(In thousands, except
	per share data)
Net income as reported	$119,700	$53,044
Goodwill amortization adjustment	11,801	11,801

Adjusted net income	$131,501	$64,845

Basic net income per share as reported	$1.53	$0.73
Goodwill amortization adjustment	0.15	0.16

Adjusted basic net income per share	$1.68	$0.89

Diluted net income per share as reported	$1.50	$0.71
Goodwill amortization adjustment	0.15	0.16

Adjusted diluted net income per share	$1.65	$0.87

(3)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as net income before fixed charges, income taxes and minority interest, adjusted to exclude capitalized interest. Fixed charges consist of interest, whether expensed or capitalized, amortization of debt discount and issuance costs, Mandalay’s proportionate share of the interest cost of 50%-owned ventures, and the estimated interest component of rental expense.
      On April 25, 2005, immediately prior to the Merger, Mandalay’s ownership interest in MotorCity Casino was sold to a third party. See “Regulation and Licensing — Michigan Government Regulation and Taxation.”

SUMMARY UNAUDITED PRO FORMA FINANCIAL AND OTHER DATA
      The summary unaudited pro forma financial and other data presented below give effect to the acquisition by MGM MIRAGE of Mandalay, and are derived from our historical financial statements and the historical financial statements of Mandalay, which are incorporated by reference in this prospectus, and the historical financial statements of Monte Carlo, a joint venture between us and Mandalay. The summary pro forma financial and other data presented below is only a summary of the unaudited pro forma condensed combined financial statements presented on pages 20 to 25, and should be read in conjunction with our historical financial statements and other information incorporated herein by reference.
      The historical financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial statements beginning on page 23. The summary pro forma financial and other data presented below should not be considered representative of our future consolidated results of operations or financial position.

		Six Months
	Year Ended	Ended
	December 31,	June 30,
	2004	2005

	(In thousands, except per
	share data)
Income Statement Data:
Net revenues	$6,897,067	$3,821,632
Operating income	1,409,035	833,804
Income from continuing operations	406,476	274,849
Basic earnings per share Income from continuing operations	$1.46	$0.97
Diluted earnings per share Income from continuing operations	$1.40	$0.93
Other Financial Data:
Ratio of earnings to fixed charges	1.79x	2.02x

RISK FACTORS
      Before you participate in the exchange offer for the new notes, you should be aware that investment in the new notes carries various risks, including those described below. We urge you to carefully consider these risk factors, together with all of the other information included and incorporated by reference in this prospectus, before you decide to participate in the exchange offer for the new notes.
Risks Related to the Exchange Offer and the New Notes

Restrictions on transfer — If you do not properly tender your old notes, your ability to transfer such old notes will be adversely affected.
      We will only issue new notes in exchange for old notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes. If you do not tender your old notes or if we do not accept your old notes because you did not tender your old notes properly, then, after we consummate the exchange offer, you may continue to hold old notes that are subject to the existing transfer restrictions. In addition, if you tender your old notes for the purpose of participating in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the new notes. If you are a broker-dealer that receives new notes for your own account in exchange for old notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes. After the exchange offer is consummated, if you continue to hold any old notes, you may have difficulty selling them because there will be fewer old notes outstanding. In addition, if a large amount of old notes are not tendered or are tendered improperly, the limited amount of new notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such new notes.

Our substantial indebtedness could adversely affect our operations and financial results and impair our ability to satisfy our obligations under the new notes.
      We had approximately $12.3 billion of indebtedness as of June 30, 2005. See “Capitalization.” The interest rate on a large portion of our long-term debt is subject to fluctuation based on changes in short-term interest rates, changes in our financial condition and the ratings that national rating agencies assign to our outstanding debt securities.
      The new notes will not restrict our ability to borrow substantial additional funds in the future that may be either pari passu with or subordinated to the new notes, and the new notes provide holders only limited protection should we be involved in a highly leveraged transaction. If we incur additional indebtedness, it could increase the related risks that we face.
      Our indebtedness could have important consequences to you. For example, it could:

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate activities;

•	limit our flexibility in planning for, or reacting to, changes in our business and industry;

•	limit our ability to borrow additional funds; and

•	place us at a competitive disadvantage compared to other less leveraged competitors.

Servicing our indebtedness will require a significant amount of cash and our ability to generate sufficient cash depends on many factors, some of which are beyond our control.
      Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures depends on our ability to generate cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. In addition, our ability to borrow funds under our senior credit facility in the future will depend on our meeting the financial covenants in the agreements, including a minimum interest coverage test and a maximum leverage ratio test. We cannot assure you that our business will generate cash flow from operations or that future borrowings will be available to us under our senior credit facility in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. As a result, we may need to refinance all or a portion of our indebtedness on or before maturity. We cannot assure you that we will be able to extend or refinance any of our indebtedness on favorable terms or at all. Our inability to generate sufficient cash flow or refinance our indebtedness on favorable terms could have a material adverse effect on our financial condition.

Fraudulent conveyance statutes allow courts, under specific circumstances, to avoid subsidiary guarantees.
      Various fraudulent conveyance and similar laws have been enacted for the protection of creditors and may be utilized by courts to avoid or limit the guarantees of the new notes by our subsidiaries. The requirements for establishing a fraudulent conveyance vary depending on the law of the jurisdiction that is being applied. Generally, if in a bankruptcy, reorganization or other judicial proceeding, a court were to find that the guarantor received less than reasonably equivalent value or fair consideration for incurring indebtedness evidenced by guarantees, and either

•	was insolvent at the time of the incurrence of such indebtedness,

•	was rendered insolvent by reason of incurring such indebtedness,

•	was at such time engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital, or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court could, with respect to the guarantor, declare void in whole or in part the obligations of such guarantor under the guarantees. Any payment by such guarantor pursuant to its guarantee could also be required to be returned to it, or to a fund for the benefit of its creditors. Generally, an entity will be considered insolvent if the sum of its respective debts is greater than the fair saleable value of all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts, as they become absolute and mature.
      We, meaning only MGM MIRAGE, have no operations of our own and derive all of our revenue from our subsidiaries. If a guarantee of the new notes by a subsidiary were avoided as a fraudulent transfer, holders of other indebtedness of, and trade creditors of, that subsidiary would generally be entitled to payment of their claims from the assets of the subsidiary before such assets could be made available for distribution to us to satisfy our own obligations. The indenture for the new notes will not limit the incurrence of additional indebtedness by us and our subsidiaries or limit investments by us in our subsidiaries.

We may require you to dispose of your new notes or redeem your new notes if any gaming authority finds you unsuitable to hold them.
      We may require you to dispose of your new notes or redeem your new notes if any gaming authority finds you unsuitable to hold them or in order to otherwise comply with any gaming laws to which we or any of our subsidiaries are or may become subject, as more fully described in the sections entitled “Regulation and Licensing” and “Description of the New Notes — Mandatory Disposition Pursuant to Gaming Laws.”

An active trading market may not develop for these new notes.
      The new notes do not have an established trading market, and none may develop. We do not intend to apply for listing of the new notes on any securities exchange or for quotation on any automated dealer quotation system. The liquidity of any market for the new notes will depend on the number of holders of the new notes, the interest of securities dealers in making a market in the new notes and other factors. The initial purchasers of the old notes are under no obligation to make a market in the new notes, even if permitted by applicable laws and regulations. At their discretion, the initial purchasers could discontinue any market-making efforts at any time without notice. Accordingly, we cannot assure you as to the development or liquidity of any market for the new notes. If an active trading market does not develop, the market price and liquidity of the new notes may be adversely affected. If the new notes are traded, they may trade at a discount from their initial offering price of the old notes depending upon prevailing interest rates, the market for similar securities, general economic conditions, our performance and business prospects and certain other factors.
Risks Related to MGM MIRAGE and the Gaming Industry

The gaming industry is highly competitive.
      Our casinos in Las Vegas and elsewhere are destination resorts that compete with other destination travel locations throughout the United States and the world. We do not believe that our competition is limited to a particular geographic area, and gaming operations in other states or countries could attract our customers. To the extent that new casinos enter our markets or hotel room capacity is expanded by others in major destination locations, competition will increase. Major competitors, including new entrants, have either recently expanded their hotel room capacity or are currently constructing new rooms in Las Vegas. Also, the recent growth of gaming in areas outside Las Vegas, including California, has increased the competition faced by our operations in Las Vegas and elsewhere. In particular, as additional large scale gaming operations in Native American tribal lands increase, competition will increase.

The expansion of gaming in California has impacted our operations and could have a material adverse effect on our business.
      Voters in California approved an amendment to the California constitution on March 7, 2000 that gave Native American tribes in California the right to offer a limited number of slot machines and a range of house-banked card games. A number of Native American tribes have already signed and others have begun signing gaming compacts with the State of California. More than 60 compacts had been approved by the federal government as of December 31, 2004, and casino-style gaming is legal in California on those tribal lands. According to the California Gambling Control Commission, there are more than 50 operating tribal casinos in California. The expansion of Native American gaming in California has already impacted our operations. Several additional initiatives have been proposed which would, if approved, materially expand the scope of gaming in California. In addition, several Native American tribes in California recently reached agreements with the state of California that allow for increased number of gaming machines within such tribes in exchange for a revenue-based payment to the state. Such expansion of gaming in California could have an adverse impact on our results of operations.

The gaming industry is highly regulated, and we must adhere to various regulations, maintain our licenses and pay gaming taxes to continue our operations.
      The ownership and operation of gaming facilities are subject to extensive federal, state, provincial, tribal and/or local laws, regulations and ordinances, which are administered by the relevant regulatory agencies in each jurisdiction. These laws, regulations and ordinances vary from jurisdiction to jurisdiction, but generally concern the responsibility, financial stability and character of the owners and managers of gaming operations as well as persons financially interested or involved in gaming operations. For a summary of gaming regulations that affect our business, see “Regulation and Licensing.” The regulatory environment in any particular jurisdiction may change in the future and any such change could have a material adverse effect on our results of operations. In addition, we are subject to various gaming taxes, which are subject to possible increase at any time. For instance, in 2004, the Michigan legislature approved an increase to the gaming tax rate in Michigan. See “Regulations and Licensing — Michigan Government Regulation and Taxation.”

We may experience difficulties integrating Mandalay into our operations.
      We acquired Mandalay on April 25, 2005. Acquisitions generally involve significant risks, including difficulties in the assimilation of the operations, services and corporate culture of the acquired company, diversion of management’s attention from other business concerns, and overvaluation of the acquired company. We are currently in the process of integrating the operations of Mandalay into ours. We cannot assure you that we will be able to integrate these operations without encountering different business strategies with respect to marketing, integrating personnel with disparate business backgrounds and corporate cultures, integrating different reservations systems and other technology and managing relationships with other business partners. For these reasons, we cannot assure you that we will be able to integrate successfully the Mandalay operations into our own. Furthermore, the integration of operations may temporarily distract management from our day-to-day business. In addition, the anticipated benefits from the acquisition of Mandalay are based on projections and assumptions and not on actual results. As a result, we cannot assure you that we will realize the anticipated benefits. Our ability to realize these benefits could be adversely impacted by difficulties in integrating Mandalay’s operations with our operations and by any inability to achieve certain economies of scale.

We rely on customers who travel to our resorts, and if our customers’ ability to travel is impeded, it could negatively affect our operating results.
      Many of our customers travel by air. As a result, the cost and availability of air service and the impact of events like those of September 11, 2001, can affect our business. Additionally, there is one principal interstate highway between Las Vegas and Southern California, where a large number of our customers reside. Capacity restraints of that highway or any other traffic disruptions, as well as the increasing cost of fuel, may affect the number of customers who visit our facilities.

Terrorist attacks may cause significant disruption to our business.
      The events of September 11, 2001, and the potential for future terrorist attacks or acts of war or hostility, have created many economic and political uncertainties that could adversely impact our business levels and results of operations. Leisure and business travel, especially travel by air, remain particularly susceptible to global geopolitical events. Furthermore, although we have been able to purchase some insurance coverage for certain types of terrorist acts, insurance coverage against loss or business interruption resulting from war and some forms of terrorism continues to be unavailable.

Extreme weather conditions may cause significant property damage and interruption of our operations in certain areas.
      Certain of our casino properties are located in areas that may be subject to extreme weather conditions, including, but not limited to, hurricanes. Such extreme weather conditions may interrupt our operations, damage our properties, and reduce the number of customers who visit our facilities in such areas. Although we maintain both property and business interruption insurance coverage for certain extreme weather conditions, such coverage is subject to deductibles and limits on maximum benefits, including limitation on the coverage period for business interruption, and we cannot assure you that we will be able to fully collect, if at all, on claims resulting from such extreme weather conditions. Furthermore, such extreme weather conditions may interrupt or impede access to our affected properties and may cause visits to our affected properties to decrease for an indefinite period. In August 2005, Hurricane Katrina caused significant damage to our Beau Rivage resort. See “Prospectus Summary — Recent Developments.”

Our pending joint venture for the construction and operation of a hotel-casino in Macau S.A.R., as well as our pending strategic joint ventures and other transactions in other foreign jurisdictions, involve significant risks.
      In June 2004, we announced that we entered into a joint venture agreement with Pansy Ho Chiu-king to develop, build and operate a major hotel-casino resort in Macau S.A.R. The facility, which will use the “MGM Grand” name, will be 50/50 owned and jointly operated by the two shareholders. The facility’s operations will be subject to unique risks, including risks related to: (a) Macau’s regulatory framework; (b) our ability to adapt to the different regulatory and gaming environment in Macau while remaining in compliance with the requirements of the gaming regulatory authorities in the jurisdictions in which we currently operate, as well as other applicable federal, state, or local laws in the United States and Macau; (c) the transition of Macau from a Portuguese colony to a special administrative region of the People’s Republic of China; and (d) the extreme weather conditions in the region.
      Furthermore, any such operations in Macau or any future operations in which we may engage in any other foreign territories are subject to risk pertaining to international operations, including foreign currency risks, foreign government regulations that may make it difficult for us to operate in a profitable manner in such jurisdiction, inability to adequately enforce our rights in such jurisdiction, general geopolitical risks such as political and economic instability, hostilities with neighboring countries and changes in diplomatic and trade relationships, and potentially adverse tax consequences.

We are planning significant construction projects in the near future, which exposes us to several significant risks.
      Our plans for future construction can be affected by a number of factors, including time delays in obtaining necessary governmental permits and approvals and legal challenges. We may make changes in project scope, budgets and schedules for competitive, aesthetic or other reasons, and these changes may also result from circumstances beyond our control. These circumstances include weather interference, shortages of materials and labor, work stoppages, labor disputes, unforeseen engineering, environmental or geological problems and unanticipated cost increases. Any of these circumstances could give rise to delays or cost overruns. Major expansion projects at our existing resorts can also result in disruption of our business during the construction period.

We are a large consumer of electricity and other energy and costs for energy may increase substantially.
      Increases in energy costs have a negative impact on our operating results. Additionally, higher energy and gasoline prices which affect our customers may result in reduced visitation to our resorts and a reduction in our revenues.

Tracinda Corporation owns a majority of our common stock and may influence our Board of Directors and affairs.
      Tracinda Corporation and its sole stockholder beneficially owned approximately 55% of our outstanding common stock at June 30, 2005. Tracinda has the ability to elect our entire Board of Directors and determine the outcome of other matters submitted to our stockholders, such as the approval of significant transactions.
FORWARD-LOOKING STATEMENTS
      This prospectus includes “forward-looking statements” that are subject to risks and uncertainties. In portions of this prospectus, the words “anticipates,” “believes,” “estimates,” “seeks,” “expects,” “plans,” “intends” and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, and have based these expectations on our beliefs as well as assumptions we have made, such expectations may prove to be incorrect. Important factors that could cause actual results to differ materially from such expectations are disclosed in this prospectus, including, without limitation, those set forth under “Risk Factors,” beginning on page 13, as well as the following factors:

•	recent and future mergers and acquisitions;

•	development and construction activities;

•	dependence on existing management;

•	leverage and debt service, including sensitivity to fluctuations in interest rates;

•	domestic or international economic conditions, including sensitivity to fluctuations in foreign currencies;

•	competition and changes in customer demand;

•	ability to achieve certain cost savings, asset sales and revenue enhancements;

•	changes or uncertainties in federal or state tax laws or the administration of such laws;

•	changes or uncertainties in gaming laws or regulations, including legalization of gaming in certain jurisdictions; and

•	any requirement to apply for licenses and approvals under applicable laws, including gaming laws, on our part or on the part of our suppliers.
      All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by our cautionary statements. The forward-looking statements included or incorporated herein are made only as of the date of this prospectus, or as of the date of the documents incorporated by reference. We do not intend, and undertake no obligation, to update these forward-looking statements.
USE OF PROCEEDS
      We will not receive any proceeds from the exchange offer. In consideration for issuing the new notes, we will receive outstanding old notes in like original principal amount at maturity. All old notes received in the exchange offer will be cancelled. Because we are exchanging the new notes for the old notes, which have substantially identical terms, the issuance of the new notes will not result in any increase in our indebtedness. The exchange offer is intended to satisfy our obligations under the registration rights agreements executed in connection with the sale of the old notes.
      The net proceeds from the offering of the old notes (approximately $496 million after commissions and offering expenses) were used to repay a portion of the outstanding amount under our $7.0 billion credit facility, to pay fees and expenses related to the offering of the old notes and for general corporate purposes. The $7.0 billion credit facility matures on April 25, 2010 and bears interest (5.1% as of July 31, 2005) based upon the bank reference rate or reserve adjusted LIBOR rate plus an applicable margin ranging from 0.75% to 1.75%. As of June 30, 2005, there was approximately $4.8 billion outstanding under the $7.0 billion credit facility. See “Capitalization.”

CAPITALIZATION
      The following table sets forth our unaudited consolidated capitalization as of June 30, 2005 on a historical basis and on an as adjusted basis to give effect to the issuance of the $375 million aggregate principal amount of our 6.625% senior notes due 2015 issued in a private offering on September 9, 2005 and the application of the proceeds therefrom. The information presented in the table below should be read in conjunction with “Use of Proceeds” and “Selected Consolidated Financial and Other Data” included elsewhere in this prospectus as well as the consolidated historical financial statements and notes thereto incorporated in this prospectus by reference.

	As of June 30, 2005

	Actual	As Adjusted

	(In millions)
Cash and cash equivalents	$306.5	$306.5

Long-term debt (including current maturities):
Senior credit facility	$4,750.0	$4,372.9
MGM MIRAGE:
9.75% senior subordinated notes due 2007, net	707.6	707.6
6% senior notes due 2009, net	1,055.8	1,055.8
8.50% senior notes due 2010, net	822.5	822.5
8.375% senior subordinated notes due 2011	400.0	400.0
6.75% senior notes due 2012	550.0	550.0
5.875% senior notes due 2014, net	522.5	522.5
6.625% senior notes due 2015	500.0	880.2
Mirage Resorts, Incorporated:
7.25% senior notes due 2006, net	237.9	237.9
6.75% senior notes due 2007, net	191.0	191.0
6.75% senior notes due 2008, net	170.5	170.5
7.25% senior debentures due 2017, net	82.3	82.3
Mandalay Resort Group:
6.45% senior notes due 2006, net	201.5	201.5
10.25% senior subordinated notes due 2007, net	538.6	538.6
9.50% senior notes due 2008, net	215.8	215.8
6.50% senior notes due 2009, net	228.8	228.8
9.375% senior subordinated notes due 2010, net	328.2	328.2
6.375% senior notes due 2011, net	133.8	133.8
7.625% senior subordinated debentures due 2013, net	156.3	156.3
Floating rate convertible senior debentures due 2033(1)	315.3	315.3
7% debentures due 2036, net	156.0	156.0
6.7% debentures due 2096	4.3	4.3
Other notes	0.2	0.2

Total long-term debt (including current maturities)	12,268.9	12,272.0
Total stockholders’ equity	3,176.0	3,176.0

Total capitalization	$15,444.9	$15,448.0

(1)	In connection with the Merger, holders of Mandalay’s floating rate convertible senior debentures due 2033 were entitled to convert until June 30, 2005 such debentures at a settlement price equal to approximately $1,434.71 per $1,000.00 in principal amount of such debentures, with settlement price deemed to include payment for all accrued but unpaid interest thereon. Immediately following the acceptance and subsequent payment of all such debentures surrendered for conversion, $5.9 million in aggregate principal amount (carrying value of $8.5 million) of such debentures remained outstanding.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
      The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the acquisition by MGM MIRAGE of Mandalay, and are derived from our historical financial statements, the historical financial statements of Mandalay, the historical financial statements of MotorCity Casino, 53.5% owned by Mandalay and sold in connection with the merger, and the historical financial statements of Monte Carlo, a joint venture between us and Mandalay. The historical financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial statements.
      The unaudited pro forma condensed combined financial statements are prepared in accordance with Article 11 of Regulation S-X. The statement of income for MGM MIRAGE for the six months ended June 30, 2005 includes the results of Mandalay and Monte Carlo since April 25, 2005, the date of acquisition. Mandalay has historically had a fiscal year-end of January 31. Therefore, the full-year historical Mandalay and MotorCity statements of income are for the year ended January 31, 2005. The statements of income for Mandalay and MotorCity for the six months ended June 30, 2005 include the results of those entities from January 1, 2005 through April 25, 2005. Monte Carlo’s financial statements are as of and for the same periods as ours, because Monte Carlo has a calendar-year reporting period, and the 2005 results for Monte Carlo include results through April 25, 2005.
      For purposes of the unaudited pro forma condensed combined statements of income, we assumed the acquisition occurred on January 1, 2004. We applied the purchase method of accounting, which requires an allocation of the purchase price to the assets acquired and liabilities assumed, at fair value.
      The purchase price allocation reflected in the unaudited condensed combined financial statements is preliminary and is subject to revision. The final purchase price allocation will be based on formal valuations of tangible assets, identification and valuation of identifiable intangible assets, and an analysis of the value of liabilities assumed. The final purchase price allocation may differ materially from the preliminary estimate due to different valuations and differences in useful lives and amortization methods applied to tangible and intangible assets. Therefore, the unaudited pro forma condensed combined financial statements are for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations that we would have reported had the acquisition of Mandalay been completed as of the dates presented. Additionally, the unaudited pro forma condensed combined financial statements should not be considered representative of our future consolidated results of operations.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Six Months Ended June 30, 2005

	MGM MIRAGE	Mandalay	Monte Carlo	MotorCity	Pro Forma		MGM MIRAGE
	Historical	Historical	Historical(a)	Disposition(b)	Adjustments		Pro Forma

	(In thousands, except per share data)
Revenues
Casino	$1,379,191	$435,316	$33,802	$(138,668)	$—		$1,709,641
Rooms	729,815	283,390	46,987	—	—		1,060,192
Food and beverage	595,662	174,390	15,052	(14,505)	—		770,599
Entertainment, retail and other	486,008	115,927	10,013	(4,594)	(1,118	)(c)	606,236

	3,190,676	1,009,023	105,854	(157,767)	(1,118)		4,146,668
Less: Promotional allowances	(270,585)	(63,038)	(4,783)	13,370	—		(325,036)

	2,920,091	945,985	101,071	(144,397)	(1,118)		3,821,632

Expenses
Casino	700,556	239,422	17,531	(75,983)	—		881,526
Rooms	194,884	87,954	11,748	—	—		294,586
Food and beverage	354,777	113,131	10,858	(5,850)	—		472,916
Entertainment, retail and other	323,665	67,256	5,459	(1,506)	—		394,874
General and administrative	408,077	169,138	13,992	(17,107)	—		574,100
Corporate expense	58,442	27,497	—	—	—		85,939
Preopening and start-up expenses	6,421	—	—	—	—		6,421
Restructuring costs (credit)	(70)	—	—	—	—		(70)
Property transactions, net	5,996	(164)	(9)	15	—		5,838
Depreciation and amortization	262,168	59,749	5,433	(2,487)	5,472	(d)	330,335

	2,314,916	763,983	65,012	(102,918)	5,472		3,046,465

Income from unconsolidated affiliates	65,930	28,198	—	—	(35,657	)(a)	58,637
					166	(e)

Operating income	671,105	210,200	36,059	(41,479)	(42,081)		833,804

Non-operating income (expense)
Interest income	7,016	233	93	—	—		7,342
Interest expense, net	(268,816)	(65,198)	—	868	(57,854	)(f)	(391,000)
Non-operating items from unconsolidated affiliates	(7,191)	(2,598)	—	—	418	(e)	(9,371)
Other, net	(17,472)	4,107	—	—	—		(13,365)

	(286,463)	(63,456)	93	868	(57,436)		(406,394)

Minority interest	—	(18,873)	—	18,873	—		—

Income from continuing operations before income taxes	384,642	127,871	36,152	(21,738)	(99,517)		427,410
Provision for income taxes	(132,395)	(49,953)	—	7,609	22,178	(g)	(152,561)

Income from continuing operations	$252,247	$77,918	$36,152	$(14,129)	$(77,339)		$274,849

Basic earnings per share
Income from continuing operations	$0.89						$0.97

Shares used in calculation	284,031						284,031

Diluted earnings per share
Income from continuing operations	$0.85						$0.93

Shares used in calculation	295,685						295,685

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Year Ended December 31, 2004

	MGM MIRAGE	Mandalay	Monte Carlo	MotorCity	Pro Forma		MGM MIRAGE
	Historical	Historical	Historical(a)	Disposition(b)	Adjustments		Pro Forma

	(In thousands, except per share data)
Revenues
Casino	$2,223,965	$1,331,009	$104,299	$(418,778)	$—		$3,240,495
Rooms	911,259	792,524	121,428	—	—		1,825,211
Food and beverage	841,147	502,975	45,210	(44,858)	—		1,344,474
Entertainment, retail and other	696,117	372,708	33,990	(10,929)	(3,354	)(c)	1,088,532

	4,672,488	2,999,216	304,927	(474,565)	(3,354)		7,498,712
Less: Promotional allowances	(434,384)	(190,073)	(14,704)	37,516	—		(601,645)

	4,238,104	2,809,143	290,223	(437,049)	(3,354)		6,897,067

Expenses
Casino	1,102,513	697,231	54,652	(218,293)	—		1,636,103
Rooms	247,387	272,757	35,247	—	—		555,391
Food and beverage	482,417	354,654	32,927	(18,619)	—		851,379
Entertainment, retail and other	456,949	224,744	16,499	(4,287)	—		693,905
General and administrative	612,615	475,437	43,241	(50,709)	—		1,080,584
Corporate expense	77,910	64,372	—	—	—		142,282
Preopening and start-up expenses	10,276	—	—	—	—		10,276
Restructuring costs	5,625	—	—	—	—		5,625
Property transactions, net	8,665	4,507	(121)	(11)	—		13,040
Depreciation and amortization	402,545	189,786	15,193	(11,436)	17,004	(d)	613,092

	3,406,902	2,283,488	197,638	(303,355)	17,004		5,601,677

Income from unconsolidated affiliates	119,658	83,269	—	—	(89,781	)(a)	113,645
					499	(e)

Operating income	950,860	608,924	92,585	(133,694)	(109,640)		1,409,035

Non-operating income (expense)
Interest income	5,664	8,498	90	(23)	—		14,229
Interest expense, net	(378,386)	(188,441)	(12)	1,976	(179,051	)(f)	(743,914)
Non-operating items from unconsolidated affiliates	(12,298)	(8,245)	—	—	1,254	(e)	(19,289)
Other, net	(10,025)	—	—	—	—		(10,025)

	(395,045)	(188,188)	78	1,953	(177,797)		(758,999)

Minority interest	—	(61,220)	—	61,220	—		—

Income from continuing operations before income taxes	555,815	359,516	92,663	(70,521)	(287,437)		650,036
Provision for income taxes	(205,959)	(130,454)	—	24,682	68,171	(g)	(243,560)

Income from continuing operations	$349,856	$229,062	$92,663	$(45,839)	$(219,266)		$406,476

Basic earnings per share
Income from continuing operations	$1.25						$1.46

Shares used in calculation	279,326						279,326

Diluted earnings per share
Income from continuing operations	$1.21						$1.40

Shares used in calculation	289,332						289,332

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of presentation
      The accompanying unaudited pro forma condensed combined financial statements present the pro forma results of operations of MGM MIRAGE and Mandalay Resort Group (“Mandalay”) on a combined basis based on the historical financial information of each company and after giving effect to the acquisition of Mandalay by MGM MIRAGE. The acquisition has been recorded using the purchase method of accounting, with MGM MIRAGE as the acquirer.
      The statement of income for MGM MIRAGE for the six months ended June 30, 2005 includes the results of Mandalay and Monte Carlo since April 25, 2005, the date of acquisition. Mandalay has historically had a fiscal year-end of January 31. Therefore, the full-year historical Mandalay and MotorCity statements of income are for the year ended January 31, 2005. The statements of income for Mandalay and MotorCity for the six months ended June 30, 2005 include the results of those entities from January 1, 2005 through April 25, 2005. The statement of income for Mandalay for the six months ended June 30, 2005 excludes the gain on sale of MotorCity and restructuring costs recognized at the date of acquisition. Monte Carlo’s financial statements are as of and for the same periods as ours, because Monte Carlo has a calendar-year reporting period, and the 2005 results for Monte Carlo include results through April 25, 2005.
      The share and per share amounts in the accompanying unaudited pro forma condensed combined financial statements for the year ended December 31, 2004 have been revised to reflect a stock split effected in the form of a 100% stock dividend distributed on May 18, 2005. Certain reclassifications have been made to the historical Mandalay financial statements to conform to the presentation used in the MGM MIRAGE historical financial statements. Such reclassifications had no effect on Mandalay’s previously reported income from continuing operations.
      For purposes of the unaudited pro forma condensed combined statements of income, we assumed the acquisition occurred on January 1, 2004.

2.	Preliminary Purchase Price Allocation
      The following table sets forth the determination of the consideration paid for Mandalay at the date of acquisition, April 25, 2005 (in thousands, except per share amounts):

Cash consideration for outstanding Mandalay shares and stock options	$4,831,944
Estimated fair value of Mandalay long-term debt	2,849,225
Transaction costs and expenses	111,127

7,792,296
Less: Proceeds from the sale of MotorCity Casino	(519,685)

$7,272,611

      The following table sets forth the preliminary allocation of purchase price (in thousands):

Current assets (including cash of $134,245)	$414,207
Property and equipment	7,229,492
Goodwill	1,199,301
Other intangible assets	245,940
Other assets	283,930
Assumed liabilities, excluding long-term debt	(597,372)
Deferred taxes	(1,502,887)

$7,272,611

      The amount allocated to intangible assets includes existing Mandalay intangible assets and the recognition of customer lists with an estimated value of $12 million and an estimated useful life of 5 years and trade names and trademarks with an estimated value of $234 million and an indefinite life.

3.	Pro Forma Adjustments
      The following are brief descriptions of each of the pro forma adjustments included in the unaudited pro forma condensed combined financial statements:

(a) To reflect the historical results of operations of Monte Carlo as if it were a consolidated subsidiary and to reflect the elimination of income from unconsolidated affiliate from the MGM MIRAGE and Mandalay historical financial statements. The income statement impacts of purchase price adjustments related to recording the assets and liabilities of Monte Carlo at fair value are included in the pro forma adjustments. Monte Carlo is a partnership and therefore does not record a provision for income taxes. An adjustment to reflect an income tax provision on Monte Carlo’s income is included in pro forma adjustment (g) below.

(b) To reflect the disposition of MotorCity Casino, of which Mandalay held a 53.5% interest and consolidated. Proceeds from the sale of MotorCity are assumed to be used to reduce outstanding borrowings, thereby reducing interest expense (reflected in the pro forma adjustment column — see pro forma adjustment (f)).

(c) To eliminate intercompany payments from MGM MIRAGE to Monte Carlo related to the temporary removal from service of the tram connecting Bellagio and Monte Carlo to facilitate the construction of the Bellagio expansion.

(d) To reflect adjustments to depreciation and amortization related to the recognition of depreciable property and equipment at fair value and the recognition of definite-lived intangible assets in the preliminary purchase price allocation.

(e) To reflect the income statement impacts of adjustments to the value of Mandalay’s investments in unconsolidated affiliates other than Monte Carlo.

(f) To reflect the pro forma interest expense resulting from the merger. The pro forma interest expense reflects the interest on $4.6 billion of incremental new borrowings and amortization of debt issuance costs related to the new borrowings, offset by the amortization of the premium resulting from recording the Mandalay debt assumed in the transaction at fair value. We entered into a $7 billion bank credit facility to finance the Mandalay merger. The bank credit facility consists of entirely variable rate borrowings, with an assumed weighted average interest rate of 4.8% (based on LIBOR at April 25, 2005). A 0.125% change in the estimated interest rate would result in a $5.7 million change in annual pro forma interest expense.

(g) To reflect the tax effect of the pro forma adjustments at the 35% statutory rate. Also included in this amount is an adjustment to reflect an income tax provision on Monte Carlo’s income at the 35% statutory rate. See also pro forma adjustment (a) above.

4.	Cost Savings, Merger-related Charges, and Disposals of Long-lived Assets
      The unaudited pro forma condensed combined financial statements do not reflect any cost savings of duplicative departments and redundant infrastructure, the benefit of operational efficiencies, or the benefit of revenue enhancements which may be achieved as a result of the Mandalay acquisition.
      The unaudited pro forma condensed combined financial statements do not reflect any restructuring or other merger-related charges and liabilities resulting from actions taken as a result of the integration of Mandalay, such as certain exit activities, contract terminations or severance, some of which have already occurred.
      The unaudited pro forma condensed combined financial statements reflect the disposition of Mandalay’s interest in MotorCity Casino in Detroit, Michigan. The unaudited pro forma condensed combined financial statements do not reflect any other disposals of long-lived assets. We do not currently intend to dispose of any other operating casino resorts. We may dispose of other long-lived assets, such as undeveloped land or certain corporate assets, such as airplanes, but no assurance can be given as to if and when such disposals will occur.

REGULATION AND LICENSING
Nevada Gaming Regulation
      The ownership and operation of casino gaming facilities in Nevada are subject to the Nevada Gaming Control Act and the related regulations and various local regulations. The gaming operations of MGM MIRAGE in Nevada are subject to the licensing and regulatory control of the Nevada Gaming Commission (the “Nevada Commission”), the Nevada State Gaming Control Board (the “Nevada Board”) and the Clark County Liquor and Gaming Licensing Board.
      The laws, regulations and supervisory procedures of the Nevada gaming authorities are based upon declarations of public policy that are concerned with, among other things:

•	the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity;

•	the establishment and maintenance of responsible accounting practices and procedures;

•	the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues;

•	providing reliable record keeping and requiring the filing of periodic reports with the Nevada gaming authorities;

•	the prevention of cheating and fraudulent practices; and

•	providing a source of state and local revenues through taxation and licensing fees.
      Any change in such laws, regulations and procedures could have an adverse effect on our gaming operations.
      MGM Grand Hotel, LLC, dba MGM Grand Hotel/ Casino, New York-New York Hotel & Casino, LLC, dba New York-New York Hotel & Casino, The Primadonna Company, LLC, dba Primm Valley Resort and Casino, Buffalo Bill’s Resort and Casino and Whiskey Pete’s Hotel & Casino, THE MIRAGE CASINO-HOTEL, dba The Mirage, Bellagio, LLC, dba Bellagio, Treasure Island Corp., dba TI, Boardwalk Casino, Inc., dba Boardwalk Hotel and Casino, Victoria Partners, dba the Monte Carlo Resort & Casino, Circus Circus Casinos, Inc., dba Circus Circus Hotel and Casino, Reno, and dba Circus Circus Hotel and Casino, Las Vegas, Slots-A-Fun, Inc., dba Slots-A-Fun, Edgewater Hotel Corporation, dba Edgewater Hotel & Casino, Colorado Belle Corp., dba Colorado Belle Hotel & Casino, New Castle Corp., dba Excalibur Hotel & Casino, Ramparts, Inc., dba Luxor Hotel and Casino, Mandalay Corp., dba Mandalay Bay Resort & Casino, Railroad Pass Investment Group, dba Railroad Pass Hotel and Casino, Jean Development Company, dba Gold Strike Hotel and Gambling Hall, Jean Development West, dba Nevada Landing, Gold Strike Fuel Company, dba Gold Strike Auto Truck Plaza, and Jean Fuel Company West (collectively referred to as the casino licensees), operate casinos and are required to be licensed by the Nevada gaming authorities. Each gaming license requires the periodic payment of fees and taxes and is not transferable. MGM Grand Hotel, New York-New York, The Primadonna Company, MGM MIRAGE Manufacturing Corp. and Revive Partners, LLC are also licensed as manufacturers and distributors of gaming devices and the Boardwalk is licensed as a distributor of gaming devices. MGM MIRAGE and certain of our subsidiaries are also licensed as shareholders, partners, members and/or managers of certain corporate, general partnership, and limited liability company casino licensees. Our subsidiary, Galleon, Inc., is licensed as a 50% general partner of Circus and Eldorado Joint Venture, the general partnership and joint venture with Eldorado LLC that owns and operates the Silver Legacy Resort Casino. Our subsidiaries, MRGS, Corp. and Gold Strike L.V., are each licensed as 50% general partners of Victoria Partners, the joint venture with Mandalay Resort Group that owns and operates the Monte Carlo. MGM MIRAGE, Mirage and Mandalay Resort Group are also each required to be registered by the Nevada Commission as publicly traded corporations and as such, each is required periodically to submit detailed financial and operating reports to the Nevada Commission and furnish any other information that the Nevada Commission may require. No person may become a stockholder, partner or member of, or receive any percentage of profits from the casino licensees, MGM MIRAGE Manufacturing,

Galleon, Inc., Revive Partners, LLC, Gold Strike Aviation, Inc. or MRGS without first obtaining licenses and approvals from the Nevada gaming authorities. MGM MIRAGE, Mirage, Mandalay Resort Group and the foregoing subsidiaries have obtained from the Nevada gaming authorities the various registrations, approvals, permits and licenses required in order to engage in gaming activities in Nevada.
      The Nevada Commission may, in its discretion, require the holder of any debt security of MGM MIRAGE, including the new notes, to file an application and it may investigate any such holder to determine whether such holder is suitable to own such debt security. The applicant for a finding of suitability as the holder of such a debt security must pay all the costs of investigation incurred by the Nevada gaming authorities. If the Nevada Commission determines that such holder is unsuitable to own such debt security, then under the Nevada gaming laws we can be disciplined, including the loss of our approvals, if we without the prior approval of the Nevada Commission:

•	pay that person any dividend, interest or any distribution whatsoever;

•	allow that person to exercise, directly or indirectly, any voting right conferred through such debt securities held by that person;

•	pay remuneration in any form to that person; or

•	make any payment to such unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.
      If any notes are held in trust by an agent or by a nominee, the record holder of such notes may be required to disclose the identity of the beneficial owner of such notes to the Nevada Board and the Nevada Commission. A failure to make such disclosure may be grounds for finding the record holder unsuitable. We are also required to render maximum assistance in determining the identity of the beneficial owner.
      We may not make a public offering of any securities without the prior approval of the Nevada Commission if the securities or the proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. On July 28, 2005, the Nevada Commission granted us prior approval to make public offerings for a period of 2 years, subject to certain conditions. The shelf approval includes prior approval by the Nevada Commission of restrictions on the transfer of the equity securities of MGM MIRAGE’s corporate and/or registered subsidiaries licensed and/ or registered in Nevada and agreements not to encumber such equity securities. However, the shelf approval may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Chairman of the Nevada Board. The exchange offer to exchange the old notes for the new notes will be made pursuant to the shelf approval. The shelf approval does not constitute a finding, recommendation or approval by the Nevada Commission or the Nevada Board as to the accuracy or adequacy of the prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful.
      For a more detailed description of the various Nevada gaming regulatory requirements applicable to us, see “Item 1. Business — Regulation and Licensing — Nevada Government Regulation” in MGM MIRAGE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and “Item 1. Business — Regulation and Licensing — Nevada Gaming Laws” in Mandalay Resort Group’s Annual Report on Form 10-K for the fiscal year ended January 31, 2005.
Michigan Government Regulation and Taxation
      The Michigan Gaming Control and Revenue Act (the “Michigan Act”) subjects the ownership and operation of casino gaming facilities to extensive state licensing and regulatory requirements. The Michigan Act also authorizes local regulation of casino gaming facilities by the City of Detroit, provided that any such local ordinances regulating casino gaming are consistent with the Michigan Act and rules promulgated to implement it.
      The Michigan Act creates the Michigan Gaming Control Board (the “Michigan Board”) and authorizes it to grant casino licenses to not more than three applicants who have entered into development agreements with the City of Detroit. The Michigan Board is granted extensive authority to conduct background investigations and determine the suitability of casino license applicants, affiliated companies, officers, directors, or managerial employees of applicants and affiliated companies and persons or entities holding a one percent or greater direct or indirect interest in an applicant or affiliated company. Institutional investors holding less than certain specified amounts of debt or equity securities are exempted from meeting the suitability requirements of the Michigan Act, provided such securities are issued by a publicly traded corporation, such as MGM MIRAGE, and the securities were purchased for investment purposes only and not for the purpose of influencing or affecting the affairs of the issuer. Any person who supplies goods or services to a casino licensee which are directly related to, used in connection with, or affect gaming, and any person who supplies other goods or services to a casino licensee on a regular and continuing basis, must obtain a supplier’s license from the Michigan Board. In addition, any individual employed by a casino licensee or by a supplier licensee whose work duties are related to or involved in the gambling operation or are performed in a restricted area or gaming area of a casino must obtain an occupational license from the Michigan Board.
      The Michigan Act imposes the burden of proof on the applicant for a casino license to establish its suitability to receive and hold the license. The applicant must establish its suitability as to integrity, moral character and reputation, business probity, financial ability and experience, responsibility, and other criteria deemed appropriate by the Michigan Board. The Michigan Board may refuse to renew a license upon a determination that the licensee no longer meets the requirements for licensure.
      In addition to restriction, suspension or revocation of a casino license, the Michigan Board may impose substantial fines or forfeiture of assets upon licensees for violation of gaming or liquor laws or rules. In the event that a casino license is revoked or suspended for more than 120 days, the Michigan Act provides for the appointment of a conservator who, among other things, is required to sell or otherwise transfer the assets of the casino licensee or former licensee to another person or entity who meets the requirements of the Michigan Act for licensure, subject to certain approvals and consultations.
      The Michigan Board has adopted administrative rules, which became effective on June 23, 1998, to implement the terms of the Michigan Act. Among other things, the rules impose more detailed substantive and procedural requirements with respect to casino licensing and operations. Included are requirements regarding such things as licensing investigations and hearings, record keeping and retention, contracting, reports to the Michigan Board, internal control and accounting procedures, security and surveillance, extensions of credit to gaming patrons, conduct of gaming, and transfers of ownership interests in licensed casinos. The rules also establish numerous Michigan Board procedures regarding licensing, disciplinary and other hearings, and similar matters. The rules have the force of law and are binding on the Michigan Board as well as on applicants for or holders of casino licenses.
      The Michigan Liquor Control Commission licenses, controls and regulates the sale of alcoholic beverages by the MGM Grand Detroit casino pursuant to the Michigan Liquor Control Act. The Michigan Act also requires that casinos sell and distribute alcoholic beverages in a manner consistent with the Michigan Liquor Control Act.
      The Detroit City Council enacted an ordinance entitled “Casino Gaming Authorization and Casino Development Agreement Certification and Compliance.” The ordinance authorizes casino gaming only by operators who are licensed by the Michigan Board and are parties to a development agreement which has been approved and certified by the City Council and is currently in effect, or are acting on behalf of such parties. The development agreement between MGM Grand Detroit, LLC, Detroit and the Economic Development Corporation of Detroit has been so approved and certified and is currently in effect. The ordinance requires each casino operator to submit to the Mayor of Detroit and to the City Council periodic reports regarding the operator’s compliance with its development agreement or, in the event of non-compliance, reasons for non-compliance and an explanation of efforts to comply. The ordinance requires the Mayor of Detroit to monitor each casino operator’s compliance with its development agreement, to take appropriate enforcement action in the event of default and to notify the City Council of defaults and enforcement action taken; and, if a development agreement is terminated, it requires the City Council to transmit notice of such action to the Michigan Board within five business days along with Detroit’s request that the Michigan Board revoke the relevant operator’s certificate of suitability or casino license. If a development agreement is terminated, the Michigan Act requires the Michigan Board to revoke the relevant operator’s casino license upon the request of Detroit.
      The administrative rules of the Michigan Board prohibit a casino licensee or a holding company or affiliate that has control of a casino licensee in Michigan from entering into a debt transaction affecting the capitalization or financial viability of its Michigan casino operation without prior approval from the Michigan Board. On October 14, 2003, the Michigan Board authorized MGM Grand Detroit, LLC to borrow under the Company’s credit facility for the purposes of financing the development of its permanent casino and the future expansion thereof, maintenance capital expenditures for its temporary and permanent casinos and the cost of renovating the temporary casino facility for adaptive re-use and/or sale following the completion of the permanent casino and to secure such borrowings with liens upon substantially all of its assets. In the same order, the Michigan Board authorized MGM Grand Detroit, Inc. to pledge its equity interest in MGM Grand Detroit, LLC to secure such borrowings.
      The Michigan Act effectively provides that each of the three casinos in Detroit shall pay a wagering tax equal to 24% of its adjusted gross receipts (up from 18% prior to September 1, 2004 and subject to adjustment as described below), which tax is shared between Michigan and Detroit, an annual municipal service fee equal to the greater of $4 million or 1.25% of its adjusted gross receipts to be paid to Detroit to defray its cost of hosting casinos and an annual assessment, as adjusted based upon a consumer price index, in the initial amount of approximately $8.3 million to be paid by each casino to Michigan to defray its regulatory enforcement and other casino-related costs. These payments are in addition to the taxes, fees and assessments customarily paid by business entities situated in Detroit. The development agreement between it and Detroit also obligated MGM Grand Detroit, LLC to pay $34 million to Detroit and $10 million to Detroit’s Minority Business Development Fund, both of which have been made. From and after January 1, 2006, MGM Grand Detroit, LLC is also obligated to pay 1% of its adjusted gross receipts to Detroit, to be increased to 2% of its adjusted gross receipts in any calendar year in which they exceed $400 million. Once our subsidiary has operated a permanent casino complex for 30 consecutive days and is determined to be in compliance with its development agreement with Detroit, the wagering tax rate effective under the Michigan Act will be reduced from 24% to 19%. However if it does not commence such operations by July 1, 2009, the rate will increase annually on a graduated basis to a maximum of 27% until such operations have commenced.
Mississippi Government Regulation
      We conduct our Mississippi gaming operations through two indirect subsidiaries, Beau Rivage Resorts, Inc., which owns and operates the Beau Rivage casino in the City of Biloxi, Mississippi, and Circus Circus Mississippi, Inc., which owns and operates the Gold Strike casino in Tunica County, Mississippi. The ownership and operation of casino facilities in Mississippi are subject to extensive state and local regulation, but primarily the licensing and regulatory control of the Mississippi Gaming Commission and the Mississippi State Tax Commission.
      The Mississippi Gaming Control Act (the “Mississippi Act”), which legalized dockside casino gaming in Mississippi, was enacted on June 29, 1990. Although not identical, the Mississippi Act is similar to the Nevada Gaming Control Act. Effective October 29, 1991, the Mississippi Gaming Commission adopted regulations in furtherance of the Mississippi Act which are also similar in many respects to the Nevada gaming regulations.
      The laws, regulations and supervisory procedures of Mississippi and the Mississippi Gaming Commission seek to:

•	prevent unsavory or unsuitable persons from having any direct or indirect involvement with gaming at any time or in any capacity;

•	establish and maintain responsible accounting practices and procedures;

•	maintain effective control over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs and safeguarding of assets and revenues, providing reliable record keeping and making periodic reports to the Mississippi Gaming Commission;

•	prevent cheating and fraudulent practices;

•	provide a source of state and local revenues through taxation and licensing fees; and

•	ensure that gaming licensees, to the extent practicable, employ Mississippi residents.
      The regulations are subject to amendment and interpretation by the Mississippi Gaming Commission. Changes in Mississippi law or the regulations or the Mississippi Gaming Commission’s interpretations thereof may limit or otherwise materially affect the types of gaming that may be conducted, and could have a material adverse effect on us and our Mississippi gaming operations.
      The Mississippi Act provides for legalized dockside gaming at the discretion of the 14 counties that either border the Gulf Coast or the Mississippi River, but only if the voters in such counties have not voted to prohibit gaming in that county. As of September 1, 2005, dockside gaming was permissible in nine of the 14 eligible counties in the state and gaming operations had commenced in Adams, Coahoma, Hancock, Harrison, Tunica, Warren and Washington counties. Under Mississippi law, gaming vessels must be located on the Mississippi River or on navigable waters in eligible counties along the Mississippi River, or in the waters of the State of Mississippi lying south of the state in eligible counties along the Mississippi Gulf Coast. The law permits unlimited stakes gaming on permanently moored vessels on a 24-hour basis and does not restrict the percentage of space which may be utilized for gaming. There are no limitations on the number of gaming licenses which may be issued in Mississippi. The legal age for gaming in Mississippi is 21.
      Beau Rivage Resorts, Beau Rivage Distribution Corp. (“BRDC”), a subsidiary of Beau Rivage Resorts, and Circus Circus Mississippi are subject to the licensing and regulatory control of the Mississippi Gaming Commission. Beau Rivage Resorts and Circus Circus Mississippi are licensed as Mississippi gaming operators, and BRDC is licensed as a Mississippi distributor of gaming devices. Gaming licenses require the periodic payment of fees and taxes and are not transferable. Gaming licenses are issued for a maximum term of three years and must be renewed periodically thereafter. Beau Rivage Resorts received its Mississippi gaming license on June 20, 1996 and a renewal on June 21, 1998. BRDC received its Mississippi distributor’s license on August 20, 1998. On May 18, 2000, the Mississippi Gaming Commission renewed the licenses of both Beau Rivage Resorts and BRDC for terms of three years each, effective June 22, 2000. On May 21, 2003, the Mississippi Gaming Commission renewed the licenses of Beau Rivage Resorts and BRDC effective June 23, 2003 through June 22, 2006. Circus Circus Mississippi received its Mississippi gaming license on August 18, 1994 and renewals effective August 19, 1996, August 20, 1998, August 21, 2000 and August 22, 2003. The current license of Circus Circus Mississippi is effective through August 21, 2006.
      The Mississippi Gaming Commission has registered MGM MIRAGE under the Mississippi Act as a publicly traded holding corporation of Beau Rivage Resorts, BRDC and Circus Circus Mississippi. As a registered publicly traded corporation, MGM MIRAGE is subject to the licensing and regulatory control of the Mississippi Gaming Commission, and is required periodically to submit detailed financial, operating and other reports to the Mississippi Gaming Commission and furnish any other information which the Mississippi Gaming Commission may require. If MGM MIRAGE is unable to satisfy the registration requirements of the Mississippi Act, MGM MIRAGE and licensed subsidiaries thereof cannot own or operate gaming facilities in Mississippi. Beau Rivage Resorts, BRDC and Circus Circus Mississippi are also required periodically to submit detailed financial, operating and other reports to the Mississippi Gaming Commission and the Mississippi State Tax Commission and to furnish any other information required thereby. No person may become a stockholder of or receive any percentage of profits from a licensed subsidiary of a holding company without first obtaining licenses and approvals from the Mississippi Gaming Commission.
      Certain of our officers, directors and employees must be found suitable or be licensed by the Mississippi Gaming Commission. We believe that we have applied for all necessary findings of suitability with respect to these persons, although the Mississippi Gaming Commission, in its discretion, may require additional persons to file applications for findings of suitability. In addition, any person having a material relationship or involvement with us may be required to be found suitable, in which case those persons must pay the costs and fees associated with the investigation.
      We may be required to disclose to the Mississippi Gaming Commission upon request the identities of the holders of any debt or other securities. In addition, under the Mississippi Act, the Mississippi Gaming Commission may, in its discretion:

•	require holders of debt securities of registered corporations to file applications;

•	investigate the holders; and

•	require the holders to be found suitable to own the debt securities.
      Although the Mississippi Gaming Commission generally does not require the individual holders of obligations such as the notes to be investigated and found suitable, the Mississippi Gaming Commission retains the discretion to do so for any reason, including but not limited to a default, or where the holder of the debt instrument exercises a material influence over the gaming operations of the entity in question. Any holder of debt securities required to apply for a finding of suitability must pay all investigative fees and costs of the Mississippi Gaming Commission in connection with the investigation. A finding of suitability requires submission of detailed personal financial information followed by a thorough investigation. There can be no assurance that a person who is subject to a finding of suitability will be found suitable by the Mississippi Gaming Commission. The Mississippi Gaming Commission may deny an application for a finding of suitability for any cause that it deems reasonable. Findings of suitability must be periodically renewed.
      If any of our securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Mississippi Gaming Commission. A failure to make that disclosure may be grounds for finding the record holder unsuitable. We must also render maximum assistance in determining the identity of the beneficial owner.
      Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Mississippi Gaming Commission may be found unsuitable. Any person found unsuitable and who holds, directly or indirectly, any beneficial ownership of our debt securities beyond the time that the Mississippi Gaming Commission prescribes, may be guilty of a misdemeanor. We will be subject to disciplinary action if, after receiving notice that a person is unsuitable to be a holder of its debt securities, we:

•	pay the unsuitable person any dividend, interest or other distribution whatsoever;

•	recognize the exercise, directly or indirectly, or any voting rights conferred through such debt securities held by the unsuitable person;

•	pay the unsuitable person any remuneration in any form, except in limited and specific circumstances; or

•	make any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.
      The Mississippi Act requires that the certificates representing securities of a registered publicly traded corporation bear a legend to the general effect that the securities are subject to the Mississippi Act and the regulations of the Mississippi Gaming Commission. On May 18, 2000, the Mississippi Gaming Commission granted us a waiver of this legend requirement. The Mississippi Gaming Commission has the power to impose additional restrictions on us and the holders of our securities at any time.
      Substantially all loans, leases, sales of securities and similar financing transactions by a licensed gaming subsidiary must be reported to or approved by the Mississippi Gaming Commission. A licensed gaming subsidiary may not make a public offering of its securities, but may pledge or mortgage casino facilities if it obtains the prior approval of the Mississippi Gaming Commission. We may not make a public offering of our securities without the prior approval of the Mississippi Gaming Commission if any part of the proceeds of the offering is to be used to finance the construction, acquisition or operation of gaming facilities in Mississippi or to retire or extend obligations incurred for those purposes. The approval, if given, does not constitute a recommendation or approval of the accuracy or adequacy of the prospectus or the investment merits of the securities subject to the offering. On September 29, 2005, the Mississippi Gaming Commission granted us a waiver of the prior approval requirement for our securities offerings for a period of two years, subject to certain conditions. The waiver may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Executive Director of the Mississippi Gaming Commission.
      Under the regulations of the Mississippi Gaming Commission, Beau Rivage Resorts, BRDC and Circus Circus Mississippi may not guarantee a security issued by MGM MIRAGE pursuant to a public offering, or pledge their assets to secure payment or performance of the obligations evidenced by such a security issued by MGM MIRAGE, without the prior approval of the Mississippi Gaming Commission. Similarly, MGM MIRAGE may not pledge the stock or other ownership interests of Beau Rivage Resorts, BRDC or Circus Circus Mississippi, nor may the pledgee of such ownership interests foreclose on such a pledge, without the prior approval of the Mississippi Gaming Commission. Moreover, restrictions on the transfer of an equity security issued by Beau Rivage Resorts, BRDC or Circus Circus Mississippi and agreements not to encumber such securities granted by MGM MIRAGE are ineffective without the prior approval of the Mississippi Gaming Commission. The waiver of the prior approval requirement for MGM MIRAGE’s securities offerings received from the Mississippi Gaming Commission includes a waiver of the prior approval requirement for such guarantees, pledges and restrictions of Beau Rivage Resorts, BRDC and Circus Circus Mississippi, subject to certain conditions.
      None of MGM MIRAGE, Beau Rivage Resorts or Circus Circus Mississippi may engage in gaming activities in Mississippi while MGM MIRAGE, Beau Rivage Resorts, Circus Circus Mississippi and/or persons found suitable to be associated with the gaming license of Beau Rivage Resorts and Circus Circus Mississippi conduct gaming operations outside of Mississippi without approval of the Mississippi Gaming Commission. The Mississippi Gaming Commission may require that it have access to information concerning MGM MIRAGE’s and its affiliates’ out-of-state gaming operations. Gaming operations in Nevada were approved when Beau Rivage Resorts was first licensed in Mississippi. MGM MIRAGE has since received waivers of foreign gaming approval from the Mississippi Gaming Commission for the conduct of gaming operations in Illinois, Michigan, New Jersey, California, New York, Macau and the United Kingdom, and for cruises with Royal Caribbean Cruise Lines or Carnival Cruise Lines which originate from the United States or British Columbia, Canada, and may be required to obtain the approval or a waiver of such approval from the Mississippi Gaming Commission before engaging in any additional future gaming operations outside of Mississippi.
      The Mississippi Gaming Commission adopted a regulation in 1994 requiring as a condition of licensure or license renewal that a gaming establishment’s plan include a 500-car parking facility in close proximity to the casino complex and infrastructure facilities which will amount to at least 25% of the casino cost. Infrastructure facilities are defined in the regulation to include a hotel with at least 250 rooms, theme park, golf course and other similar facilities. With the opening of their resort hotels and other amenities, Beau Rivage Resorts and Circus Circus Mississippi are in compliance with this requirement. On January 21, 1999, the Mississippi Gaming Commission adopted an amendment to this regulation which increased the infrastructure requirement to 100% from the existing 25%; however, the regulation grandfathers existing licensees and applies only to new casino projects and casinos that are not operating at the time of acquisition or purchase, and would therefore not apply to Beau Rivage Resorts or Circus Circus Mississippi. In any event, both Beau Rivage Resorts and Circus Circus Mississippi would comply with such requirement.
New Jersey Government Regulation
      The ownership and operation of hotel-casino facilities and gaming activities in Atlantic City, New Jersey are subject to extensive state regulation under the New Jersey Casino Control Act (the “New Jersey Act”) and the regulations of the New Jersey Casino Control Commission (the “New Jersey Commission”) and other applicable laws. The New Jersey Act also established the New Jersey Division of Gaming Enforcement to investigate all license applications, enforce the provisions of the New Jersey Act and regulations and prosecute all proceedings for violations of the New Jersey Act and regulations before the New Jersey Commission. In order to own or operate a hotel-casino property in New Jersey, a company must obtain a license or other approvals from the New Jersey Commission and obtain numerous other licenses, permits and approvals from other state as well as local governmental authorities.
      The New Jersey Commission has broad discretion regarding the issuance, renewal, revocation and suspension of casino licenses and may impose conditions on the issuance or renewal of licenses. The New Jersey Act and regulations concern primarily the good character, honesty, integrity and financial stability of casino licensees, their intermediary and holding companies, their employees, their security holders and others financially interested in casino operations; financial and accounting practices used in connection with casino operations; rules of games, levels of supervision of games and methods of selling and redeeming chips; manner of granting credit, duration of credit and enforceability of gaming debts; and distribution of alcoholic beverages.
      On June 11, 2003, the New Jersey Commission issued a casino license to Borgata and found MGM MIRAGE and certain of our wholly-owned subsidiaries and their then officers, directors, and 5% or greater shareholders suitable. On June 23, 2004, the New Jersey Commission renewed the casino license of Borgata for a one year term ending June 30, 2005, and again found MGM MIRAGE and certain of our wholly-owned subsidiaries and certain of their then officers, directors, and 5% or greater shareholders suitable. Borgata’s casino license was renewed again by the New Jersey Commission on June 22, 2005, for a term expiring June 30, 2010.
      The New Jersey Act further provides that each person who directly or indirectly holds any beneficial interest or ownership of the securities issued by a casino licensee or any of its intermediary or holding companies, those persons who, in the opinion of the New Jersey Commission, have the ability to control the casino licensee or its intermediary or holding companies or elect a majority of the board of directors of such companies, other than a banking or other licensed lending institution which makes a loan or holds a mortgage or other lien acquired in the ordinary course of business, lenders and underwriters of such companies are required to be qualified by the New Jersey Commission. However, with respect to a holding company such as MGM MIRAGE, a waiver of qualification may be granted by the New Jersey Commission, with the concurrence of the Director of the New Jersey Division, if the New Jersey Commission determines that such persons or entities are not significantly involved in the activities of a casino licensee and, in the case of security holders, do not have the ability to control MGM MIRAGE or elect one or more of its directors. There exists a rebuttable presumption that any person holding 5% or more of the equity securities of a casino licensee’s intermediary or holding company or a person having the ability to elect one or more of the directors of such a company has the ability to control the company and thus must obtain qualification from the New Jersey Commission.
      Notwithstanding this presumption of control, the New Jersey Act provides for a waiver of qualification for passive “institutional investors,” as defined by the New Jersey Act, if the institutional investor purchased publicly traded securities for investment purposes only and where such securities constitute less than 10% of the equity securities of a casino licensee’s holding or intermediary company or debt securities of a casino licensee’s holding or intermediary company representing a percentage of the outstanding debt of such company not exceeding 20% or a percentage of any issue of the outstanding debt of such company not exceeding 50%. The waiver of qualification is subject to certain conditions including, upon request of the New Jersey Commission, filing a certified statement that the institutional investor has no intention of influencing or affecting the affairs of the issuer, except that an institutional investor holding voting securities shall be permitted to vote on matters put to a vote of the holders of outstanding voting securities. Additionally, a waiver of qualification may also be granted to institutional investors holding a higher percentage of securities of a casino licensee’s holding or intermediary company upon a showing of good cause.
      The New Jersey Act requires the certificate of incorporation of a publicly traded holding company to provide that any securities of such a corporation are held subject to the condition that if a holder is found to be disqualified by the New Jersey Commission pursuant to the New Jersey Act, such holder shall dispose of his interest in such company. Accordingly, we amended our certificate of incorporation to provide that a holder of our securities must dispose of such securities if the holder is found disqualified under the New Jersey Act. In addition, we amended our certificate of incorporation to provide that we may redeem the stock of any holder found to be disqualified. The New Jersey Act also requires the certificate of incorporation of a non-publicly traded holding company to establish the right of the New Jersey Commission to prior approval of transfers of securities and other interests in the company. The certificates of incorporation of Mirage Resorts, Incorporated and MAC, CORP. contain such provisions.
      If the New Jersey Commission should find a security holder to be unqualified to be a holder of securities of a casino licensee or holding company, not only must the disqualified holder dispose of such securities but in addition, commencing on the date the New Jersey Commission serves notice upon such a company of the determination of disqualification, it shall be unlawful for the disqualified holder to:

•	receive any dividends or interest upon any such securities;

•	exercise, directly or through any trustee or nominee, any right conferred by such securities; or

•	receive any remuneration in any form from the licensee for services rendered or otherwise.
      If the New Jersey Commission should find a security holder to be unqualified to be a holder of securities of a casino licensee or holding company, the New Jersey Commission shall take any necessary action to protect the public interest, including the suspension or revocation of the casino license, except that if the disqualified person is the holder of securities of a publicly traded holding company, the New Jersey Commission shall not take action against the casino license if:

•	the holding company has the corporate charter provisions concerning divestiture of securities by disqualified owners required by the New Jersey Act;

•	the holding company has made good faith efforts, including the pursuit of legal remedies, to comply with any order of the New Jersey Commission; and

•	the disqualified holder does not have the ability to control the company or elect one or more members of the company’s board of directors.
      If the New Jersey Commission determines that a casino licensee has violated the New Jersey Act or regulations, or if any security holder of MGM MIRAGE or a casino licensee who is required to be qualified under the New Jersey Act is found to be disqualified but does not dispose of the securities, a casino licensee could be subject to fines or its license could be suspended or revoked. The New Jersey Commission may reopen licensing hearings at any time and shall reopen licensing hearings at the request of the New Jersey Division of Gaming Enforcement. If a casino licensee’s license is revoked after issuance, the New Jersey Commission could appoint a conservator to operate and to dispose of the hotel-casino facilities operated by such casino licensee. Net proceeds of a sale by a conservator and net profits of operations by a conservator, at least up to an amount equal to a fair return on investment which is reasonable for casinos or hotels, would be paid to us.
      The New Jersey Act imposes an annual tax of 8% on gross casino revenues, as defined in the New Jersey Act, a 4.25% tax that declines periodically and will be eliminated on June 30, 2009, on the difference between the amount charged and the value of rooms, food, beverage or entertainment provided at no cost or a reduced price, a $3.00 tax per day on each occupied hotel room, a $3.00 parking tax per day and, through June 30, 2006, a 7.5% tax on “adjusted net income,” as defined in the New Jersey Act, subject to certain minimums and limitations. In addition, casino licensees are required to invest 1.25% of gross casino revenues for the purchase of bonds to be issued by the Casino Reinvestment Development Authority or make other approved investments equal to that amount. In the event the investment requirement is not met, the casino licensee is subject to a tax in the amount of 2.5% on gross casino revenues. The New Jersey Commission has established fees for the issuance or renewal of casino licenses and hotel-casino alcoholic beverage licenses and an annual license fee on each slot machine.
      In addition to compliance with the New Jersey Act and regulations relating to gaming, any property built in Atlantic City by us must comply with the New Jersey and Atlantic City laws and regulations relating to, among other things, the Coastal Area Facilities Review Act, construction of buildings, environmental considerations and the operation of hotels. Any changes to such laws or the laws regarding gaming could have an adverse effect on us.
Illinois Government Regulation
      MGM MIRAGE’s 50% joint venture ownership interest in Grand Victoria Riverboat Casino, located in Elgin, Illinois (the “Grand Victoria”) is subject to extensive state regulation under the Illinois Riverboat Gambling Act (the “Illinois Act”) and the regulations of the Illinois Gaming Board (the “Illinois Board”).
      In February 1990, the State of Illinois legalized riverboat gambling. The Illinois Act authorizes the Illinois Board to issue up to ten riverboat gaming owners’ licenses on navigable streams within or forming a boundary of the State of Illinois except for Lake Michigan and any waterway in Cook County, which includes Chicago. Pursuant to the initial Illinois Act, a licensed owner who holds greater than a 10% interest in one riverboat operation located in Illinois, could hold no more than a 10% interest in any other riverboat operation located in Illinois. In addition, the initial Illinois Act restricted the location of certain of the ten owners’ licenses. Four of the licenses were to be located on the Mississippi River, one license was to be at a location on the Illinois River south of Marshall County and one license had to be located on the Des Plaines River in Will County. The remaining licenses were not restricted as to location. Currently, nine owner’s licenses are in operation in Alton, Aurora, East Peoria, East St. Louis, Elgin, Metropolis, Rock Island and two licenses in Joliet. The tenth license, which was initially granted to an operator in East Dubuque, was not renewed by the Illinois Board and has been the subject of on-going litigation. The Illinois Board entered into a settlement agreement with the current operator pursuant to which the Illinois Board used a competitive bid process to select a new operator to acquire the entity that possesses the tenth license. The Illinois Board selected Isle of Capri as the winning bidder. Isle of Capri’s bid provided that it would locate its gaming operation in Rosemont, Illinois. The closing of this transaction is contingent upon the settlement of outstanding litigation (including approval of the transaction by the Bankruptcy Court in the Northern District of Illinois), the Illinois Board finding Isle of Capri suitable for licensure and the Illinois Attorney General’s final approval of the settlement agreement between the Illinois Board and the current operator of the tenth license. Notwithstanding the settlement agreement, the Illinois Board recently renewed administrative proceedings to revoke the current operator’s owner’s license, and several lawsuits have been filed by various parties in connection with the tenth license. In addition, the current holder of the tenth license has filed for bankruptcy. The initial Illinois Act also provided that no gambling could be conducted while a riverboat was docked and included several provisions regarding the duration of each riverboat cruise and the manner in which the cruises were conducted.
      In June 1999, amendments to the Illinois Act were passed by the legislature and signed into law by the Governor. The amended Illinois Act redefined the conduct of gaming in Illinois. Pursuant to the amended Illinois Act, riverboats may conduct gambling without cruising and passengers can enter and leave a riverboat at any time. In addition, riverboats currently may be located upon any water within Illinois and not just navigable waterways. There is no longer any prohibition of a riverboat being located in Cook County. Riverboats are now defined as self-propelled excursion boats or permanently moored barges. The amended Illinois Act requires that only three, rather than four owner’s licenses, be located on the Mississippi River. The 10% ownership prohibition has also been removed. Therefore, subject to certain Illinois Board rules, individuals or entities could own more than one riverboat operation in Illinois.
      The amended Illinois Act also allows for the relocation of a riverboat home dock. A licensee that was not conducting riverboat gambling on January 1, 1998, may apply to the Illinois Board for renewal and approval of relocation to a new home dock and the Illinois Board shall grant the application and approval of the new home dock upon the licensee providing to the Illinois Board authorization from the new dockside community. It was pursuant to this particular provision of the amended Illinois Act that the former owner of the East Dubuque riverboat applied for relocation of its operation to Rosemont, and it is this license that was the subject of the recent competitive bid process and currently subject to revocation proceedings. Any licensee that relocates in accordance with the provisions of the amended Illinois Act, must attain a level of at least 20% minority and female ownership at its gaming operation.

      The constitutionality of the relocation provisions of the amended Illinois Act was challenged, but the Illinois Supreme Court recently upheld these provisions.
      The Illinois Act strictly regulates the facilities, persons, associations and practices related to gaming operations. It grants the Illinois Board specific powers and duties, and all other powers necessary and proper to fully and effectively execute the Illinois Act for the purpose of administering, regulating and enforcing the system of riverboat gaming. The Illinois Board has authority over every person, association, corporation, partnership and trust involved in riverboat gaming operations in the State of Illinois.
      The Illinois Act requires the owner of a riverboat gaming operation to hold an owner’s license issued by the Illinois Board. Each owner’s license permits the holder to own up to two riverboats as part of its gaming operation, however, gaming participants are limited to 1,200 for any owner’s license. The number of gaming participants will be determined by the number of gaming positions available at any given time. Gaming positions are counted as follows:

•	positions for electronic gaming devices will be determined as 90% of the total number of devices available for play;

•	craps tables will be counted as having ten gaming positions; and

•	games utilizing live gaming devices, except for craps, will be counted as having five gaming positions.
      Each owner’s license initially runs for a period of three years. Thereafter, the license must be renewed annually. Under the amended Illinois Act, the Board may renew an owner’s license for up to four years. An owner licensee is eligible for renewal upon payment of the applicable fee and a determination by the Illinois Board that the licensee continues to meet all of the requirements of the Illinois Act and Illinois Board rules. The owner’s license for Grand Victoria was issued in October 1994 and was valid for three years. Since that time, the license has been renewed annually, and in October 2000, the license was renewed for four years. Mandalay and its joint venture partner submitted to the Illinois Board their application to renew the Grand Victoria’s license again in October 2004. The Grand Victoria appeared before the Illinois Board in May 2005 for the Illinois Board’s initial consideration of its request to renew its owner’s license, and, in June 2005, the Illinois Board renewed Grand Victoria’s owner’s license for an additional four-year period. An ownership interest in an owner’s license may not be transferred or pledged as collateral without the prior approval of the Illinois Board.
      Pursuant to the amended Illinois Act, which lifted the 10% ownership prohibition, the Illinois Board established certain rules to follow in deciding whether to approve direct or indirect ownership or control of an owner’s license. The Illinois Board must consider the impact of any economic concentration of the ownership or control. No direct or indirect ownership or control may be approved which will result in undue economic concentration of the ownership of a riverboat gambling operation in Illinois. Undue economic concentration means that a person or entity would have actual or potential domination of riverboat gambling in Illinois sufficient to:

•	substantially impede or suppress competition among holders of owner’s licenses;

•	adversely impact the economic stability of the riverboat casino industry in Illinois; or

•	negatively impact the purposes of the Illinois Act, including tourism, economic development, benefits to local communities and state and local revenues.
      The Illinois Board will consider the following criteria in determining whether the approval of the issuance, transfer or holding of a license will create undue economic concentration:

•	percentage share of the market presently owned or controlled by the person or entity;

•	estimated increase in the market share if the person or entity is approved to hold the owner’s license;

•	relative position of other persons or entities that own or control owner’s licenses in Illinois;

•	current and projected financial condition of the riverboat gaming industry;

•	current market conditions, including proximity and level of competition, consumer demand, market concentration and any other relevant characteristics of the market;

•	whether the license to be approved has separate organizational structures or other independent obligations;

•	potential impact on the projected future growth and development of the riverboat gambling industry, the local communities in which licenses are located and the State of Illinois;

•	barriers to entry into the riverboat gambling industry and if the approval of the license will operate as a barrier to new companies and individuals desiring to enter the market;

•	whether the approval of the license is likely to result in enhancing the quality and customer appeal of products and services offered by riverboat casinos in order to maintain or increase their respective market shares;

•	whether a restriction on the approval of the additional license is necessary in order to encourage and preserve competition in casino operations; and

•	any other relevant information.
      The Illinois Act does not limit the maximum bet or per patron loss. Minimum and maximum wagers on games are set by the holder of the owner’s license. Wagering may not be conducted with money or other negotiable currency. No person under the age of 21 is permitted to wager and wagers only may be received from a person present on the riverboat. With respect to electronic gaming devices, the payout percentage may not be less than 80% nor more than 100%.
      An admission tax is imposed on the owner of a riverboat operation. Beginning August 23, 2005, the admission tax is $2.00 per person for an owner licensee that admitted 1,000,000 persons or fewer in the 2004 calendar year, and $3.00 per person for all other owner licensees (including Grand Victoria).
      Additionally, a wagering tax is imposed on the adjusted gross receipts, as defined in the initial Illinois Act, of a riverboat operation. As of August 23, 2005, the wagering tax was reduced as follows:

•	15.0% of adjusted gross receipts up to and including $25.0 million;

•	22.5% of adjusted gross receipts in excess of $25.0 million but not exceeding $50.0 million;

•	27.5% of adjusted gross receipts in excess of $50.0 million but not exceeding $75.0 million;

•	32.5% of adjusted gross receipts in excess of $75.0 million but not exceeding $100.0 million;

•	37.5% of adjusted gross receipts in excess of $100.0 million but not exceeding $150.0 million;

•	45.0% of adjusted gross receipts in excess of $150.0 million but not exceeding $200.0 million; and

•	50.0% of adjusted gross receipts in excess of $200.0 million.
      In addition, the Illinois Act also provides for a privilege tax which will require most Illinois casinos (including Grand Victoria) to pay wagering tax in each of the next two fiscal years in an amount that is not lower than the amount the casino paid from July 1, 2004 through June 30, 2005. The privilege tax would terminate no later than July 1, 2007. The owner licensee is required, on a daily basis, to wire the wagering tax payment to the Illinois Board.
      In addition to owner’s licenses, the Illinois Board also requires licensing for all vendors of gaming supplies and equipment and for all employees of a riverboat gaming operation. The Illinois Board is authorized to conduct investigations into the conduct of gaming and into alleged violations of the Illinois Act and the Illinois Board rules. Employees and agents of the Illinois Board have access to and may inspect any facilities relating to the riverboat gaming operation.
      A holder of any license is subject to imposition of fines, suspension or revocation of such license, or other action for any act or failure to act by himself or his agents or employees, that is injurious to the public health, safety, morals, good order and general welfare of the people of the State of Illinois, or that would discredit or tend to discredit the Illinois gaming industry or the State of Illinois. Any riverboat operations not conducted in compliance with the Illinois Act may constitute an illegal gaming place and consequently may be subject to criminal penalties, including possible seizure, confiscation and destruction of illegal gaming devices and seizure and sale of riverboats and dock facilities to pay any unsatisfied judgment that may be recovered and any unsatisfied fine that may be levied. The Illinois Act also provides for civil penalties, equal to the amount of gross receipts derived from wagering on the gaming, whether unauthorized or authorized, conducted on the day of any violation. The Illinois Board may revoke or suspend licenses, as the Illinois Board may see fit and in compliance with applicable laws of the State of Illinois regarding administrative procedures and may suspend an owner’s license, without notice or hearing, upon a determination that the safety or health of patrons or employees is jeopardized by continuing a riverboat’s operation. The suspension may remain in effect until the Illinois Board determines that the cause for suspension has been abated and it may revoke the owner’s license upon a determination that the owner has not made satisfactory progress toward abating the hazard.
      If the Illinois Board has suspended, revoked or refused to renew the license of an owner or if a riverboat gambling operation is closing and the owner is voluntarily surrendering its owner’s license, the Illinois Board may petition the local circuit court in which the riverboat is situated for appointment of a receiver. The circuit court shall have sole jurisdiction over any and all issues pertaining to the appointment of a receiver. The Illinois Board shall specify the specific powers, duties and limitations for the receiver, including but not limited to the authority to:

•	hire, fire, promote and discipline personnel and retain outside employees or consultants;

•	take possession of any and all property, including but not limited to its books, records, papers;

•	preserve and/or dispose of any and all property;

•	continue and direct the gaming operations under the monitoring of the Board;

•	discontinue and dissolve the operation;

•	enter into and cancel contracts;

•	borrow money and pledge, mortgage or otherwise encumber the property;

•	pay all secured and unsecured obligations;

•	institute or define actions by or on behalf of the holder of an Owner’s license; and

•	distribute earnings derived from gaming operations in the same manner as admission wagering taxes are distributed under Sections 12 and 13 of the Illinois Act.
      The Illinois Board shall submit at least three nominees to the court. The nominees may be individuals or entities selected from an Illinois Board approved list of pre-qualified receivers who meet the same criteria for a finding of preliminary suitability for licensure under Illinois Board rules. In the event that the Illinois Board seeks the appointment of a receiver on a emergency basis, the Illinois Board shall issue a temporary operating permit to the receiver appointed by the court. A receiver, upon appointment by the court, shall before assuming his or her duties, execute and post the same bond as an owner’s licensee pursuant to the Illinois Act.
      The receiver shall function as an independent contractor, subject to the direction of the court. However, the receiver shall also provide to the Illinois Board regular reports and provide any information deemed necessary for the Illinois Board to ascertain the receiver’s compliance with all applicable rules and laws. From time to time, the Illinois Board may, at its sole discretion, report to the court on the receiver’s level of compliance and any other information deemed appropriate for disclosure to the court. The term and compensation of the receiver shall be set by the court. The receiver shall provide to the court and the Illinois Board at least 30 days written notice of any intent to withdraw from the appointment or to seek modification of the appointment. Except as otherwise provided by action to the Illinois Board the gaming operation shall be deemed a licensed operation subject to all rules of the Illinois Board during the tenure of any receivership.

      The Illinois Board requires that a “Key Person” of an owner licensee submit a Personal Disclosure or Business Entity Form and be investigated and approved by the Illinois Board. The Illinois Board shall certify for each applicant for or holder of an owner’s license each position, individual or Business Entity that is to be approved by the Board and maintain suitability as a Key Person.
      With respect to an applicant for or the holder of an owner’s license, a Key Person shall include:

•	any Business Entity and any individual with an ownership interest or voting rights of more than 5% in the licensee or applicant and the trustee of any trust holding such ownership interest or voting rights;

•	the directors of the licensee or applicant and its chief executive officer, president and chief operating officer or their functional equivalents; and

•	all other individuals or Business Entities that, upon review of the applicant’s or licensees Table of Organization, Ownership and Control the Board determines hold a position or a level of ownership, control or influence that is material to the regulatory concerns and obligations of the Illinois Board for the specified licensee or applicant.
      In order to assist the Illinois Board in its determination of Key Persons, applicants for or holders of an owner’s license must provide to the Illinois Board a Table of Organization, Ownership and Control (the “Table”). The Table must identify in sufficient detail the hierarchy of individuals and Business Entities that, through direct or indirect means, manage, own or control the interest and assets of the applicant or licensee holder. If a Business Entity identified in the Table is a publicly traded company, the following information must be provided in the Table:

•	the name and percentage of ownership interest of each individual or Business Entity with ownership of more than 5% of the voting shares of the entity, to the extent this information is known or contained in Schedule 13D or 13G SEC filings;

•	to the extent known, the names and percentage of interest of ownership of persons who are relatives of one another and who together (as individuals or through trusts) exercise control over or own more than 10% of the voting shares of the entity; and

•	any trust holding more than 5% ownership or voting interest in the entity, to the extent this information is known or contained in Schedule 13D or 13G SEC filings.
      The Table may be disclosed under the Freedom of Information Act.
      Each owner licensee must provide a means for the economic disassociation of a Key Person in the event such economic disassociation is required by an order of the Illinois Board. Based upon findings from an investigation into the character, reputation, experience, associations, business probity and financial integrity of a Key Person, the Illinois Board may enter an order upon the licensee or require the economic disassociation of the Key Person.
      Furthermore, each applicant or owner licensee must disclose the identity of every person, association, trust or corporation having a greater than 1% direct or indirect pecuniary interest in an owner licensee or in the riverboat gaming operation with respect to which the license is sought. The Illinois Board also may require an applicant or owner licensee to disclose any other principal or investor and require the investigation and approval of these individuals.
      The Illinois Board (unless the investor qualifies as an institutional investor) requires a Personal Disclosure Form or a Business Entity Form from any person or entity who or which, individually or in association with others, acquires directly or indirectly, beneficial ownership of more than 5% of any class of voting securities or non-voting securities convertible into voting securities of a publicly-traded corporation which holds an ownership interest in the holder of an owner’s license. If the Illinois Board denies an application for such a transfer and if no hearing is requested, the applicant for the transfer of ownership interest must promptly divest those shares in the publicly-traded parent corporation. The holder of an owner’s license would not be able to distribute profits to a publicly-traded parent corporation until such shares have been divested. If a hearing is requested, the shares need not be divested and profits may be distributed to a publicly-held parent corporation pending the issuance of a final order from the Illinois Board.
      An institutional investor that individually or jointly with others, cumulatively acquires, directly or indirectly, 5% or more of any class of voting securities of a publicly-traded licensee or a licensee’s publicly-traded parent corporation shall, within no less than ten days after acquiring these securities, notify the Administrator of the Illinois Board of such ownership and shall provide any additional information as may be required. If an institutional investor (as specified above) acquires 10% or more of any class of voting securities of a publicly-traded licensee or a licensee’s publicly-traded parent corporation it shall file an Institutional Investor Disclosure Form within 45 days after acquiring this level of ownership interest. The owner licensee shall notify the Administrator as soon as possible after it becomes aware that it or its parent is involved in an ownership acquisition by an institutional investor. The institutional investor also has an obligation to notify the Administrator of its ownership interest.
      In addition to Institutional Investor Disclosure Forms, certain other forms may be required to be submitted to the Illinois Board. An owner-licensee must submit a Marketing Agent Form to the Illinois Board for each Marketing Agent with whom it intends to do business. A Marketing Agent is a person or entity, other than a junketeer or an employee of a riverboat gaming operation, who is compensated by the riverboat gaming operation in excess of $100 per patron per trip for identifying and recruiting patrons. Key Persons of owner-licensees must submit Trust Identification Forms for trusts, excluding land trusts, for which they are a grantor, trustee or beneficiary each time such a trust relationship is established, amended or terminated.
      Applicants for and holders of an owner’s license are required to obtain formal approval from the Illinois Board for changes in the following areas:

•	Key Persons;

•	type of entity;

•	equity and debt capitalization of the entity;

•	investors and/or debt holders;

•	source of funds;

•	applicant’s economic development plan;

•	riverboat capacity or significant design change;

•	gaming positions;

•	anticipated economic impact; or

•	agreements, oral or written, relating to the acquisition or disposition of property (real or personal) of a value greater than $1 million.
      A holder of an owner’s license is allowed to make distributions to its stockholders only to the extent that the distribution would not impair the financial viability of the gaming operation. Factors to be considered by the licensee will include but not be limited to the following:

•	cash flow, casino cash and working capital requirements;

•	debt service requirements, obligations and covenants associated with financial instruments;

•	requirements for repairs and maintenance and capital improvements;

•	employment or economic development requirements of the Act; and

•	a licensee’s financial projections.
      The Illinois Board has implemented a Voluntary Self-Exclusion Policy whereby a person who acknowledges that he/she has a gambling problem may self-identify and self-exclude himself or herself from an

Illinois riverboat. The Illinois Board has prescribed procedures that owner licensees must follow in order to implement this self-exclusion program.
      The Illinois Board may waive any licensing requirement or procedure provided by rule if it determines that the waiver is in the best interests of the public and the gaming industry. Also, the Illinois Board may, from time to time, amend or change its rules.
      Uncertainty exists regarding the Illinois gambling regulatory environment due to limited experience in interpreting the Illinois Act.
      From time to time, various proposals have been introduced in the Illinois legislature that, if enacted, would affect the taxation, regulation, operation or other aspects of the gaming industry. Some of this legislation, if enacted, could adversely affect the gaming industry. No assurance can be given whether such or similar legislation will be enacted.
      In April 2004, one member of the five-member Illinois Board failed to receive the approval of the Illinois Senate with respect to his appointment to the Illinois Board and, thus, immediately ceased to be a member of the Illinois Board. In August 2004, two more members of the Illinois Board resigned. The two remaining members of the Illinois Board did not constitute a quorum under the Illinois Act. Consequently, the Illinois Board was unable to take any action until at least one additional member was appointed.
      In March 2005, five individuals were appointed to the Illinois Board. Three of these appointees immediately joined the two remaining members of the Illinois Board to form a fully-constituted Illinois Board. The other two appointees (including a substitute appointee after it was determined that an original appointee was ineligible to serve on the Illinois Board) began their tenure in July 2005, when the service terms expired for the two members that served on the previous Illinois Board.
      There can be no assurance that the Illinois Board’s previous inability to achieve a quorum will not continue to cause delays in the Illinois Board’s consideration of new or existing matters.
THE EXCHANGE OFFER
Purpose and Effect; Registration Rights
      We sold the old notes to certain initial purchasers in a private offering on June 20, 2005. The initial purchasers then resold the old notes under an offering memorandum dated June 9, 2005 in reliance on Rule 144A and Regulation S under the Securities Act. On June 20, 2005, we entered into a registration rights agreement with the initial purchasers. Under the registration rights agreement, we agreed to:

•	file a registration statement with the SEC relating to the exchange offer under the Securities Act no later than 120 days after June 20, 2005;

•	use our best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act on or before 180 days after June 20, 2005;

•	commence the exchange offer promptly after the exchange offer registration statement is declared effective by the SEC;

•	keep the exchange offer open for acceptance for at least 20 business days after notice of the exchange offer is mailed to holders of the old notes;

•	cause the exchange offer to be consummated on or before 30 business days after the exchange offer registration statement is declared effective by the SEC;

•	use our best efforts to promptly issue new notes in exchange for all old notes that have been properly and timely tendered for exchange in the exchange offer; and

•	use our best efforts to keep the exchange offer registration statement effective until the closing of the exchange offer and thereafter until we have issued new notes in exchange for all old notes that have been properly and timely tendered for exchange in the exchange offer.
      In the registration rights agreement, we agreed to file a shelf registration statement if:

•	we are not permitted to effect the exchange offer under applicable law or applicable interpretations of law by the SEC staff;

•	for any reason, the exchange offer is not consummated within 221 days after June 20, 2005;

•	any holder of old notes notifies us that it (1) is not entitled to participate in the exchange offer, (2) may not resell the new notes required by it in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for purposes of these resales or (3) is a broker-dealer and owns old notes acquired directly from us or one of our affiliates; or

•	the holders of a majority in aggregate principal amount of the old notes are not eligible to participate in the exchange offer and to receive new notes that they may resell to the public without volume restrictions under the Securities Act and without similar restrictions under applicable blue sky or state securities laws.
      If we are required to file a shelf registration statement, we must use our best efforts to file the shelf registration statement relating to the old notes on or before the 60th day after such filing obligation arises and to cause the shelf registration statement to be declared effective no later than the 180th day after the obligation to file the shelf registration statement arises.
      If the shelf registration statement is filed, we will use our best efforts to keep the shelf registration statement continuously effective, supplemented and amended until the second anniversary of the effective date of the shelf registration statement or a shorter period that will terminate when all the old notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement or otherwise cease to be outstanding.
      A holder who sells old notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the prospectus and to deliver a copy of the prospectus to purchasers. If we are required to file a shelf registration statement, we will provide to each holder of the old notes copies of the prospectus that is a part of the shelf registration statement and notify each such holder when the shelf registration statement becomes effective. Such holder will be subject to some of the civil liability provisions under the Securities Act in connection with these sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification and contribution obligations).
      The registration rights agreement requires us to pay the holders of the old notes additional interest if a registration default exists. A registration default will exist if:

•	we fail to file any of the registration statements required by the registration rights agreement on or prior to the date specified for such filing;

•	any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness;

•	the exchange offer is required to be consummated under the registration rights agreement and is not consummated within the agreed upon period;

•	the shelf registration statement is declared effective but thereafter, during the period for which we are required to maintain the effectiveness of the shelf registration statement, it ceases to be effective or usable in connection with the resale of the new notes covered by the shelf registration statement; or

•	the exchange offer registration statement is declared effective but thereafter, during the period (365 days after the closing of the exchange offer) for which we have agreed to make this prospectus available to broker-dealers for use in connection with the resale of new notes, the exchange offer registration statement ceases to be effective (or we restrict the use of the prospectus included in the exchange offer registration statement).

      If a registration default exists, the interest rate of the old notes will be increased by 0.25% per year for the first 90-day period following the registration default. The interest rate will increase by an additional 0.25% per year at the beginning of each subsequent 90-day period (or portion thereof) until all registration defaults have been remedied. The interest rate may not be increased as a result of registration defaults by more than 1.00% per year. Following the cure of all registration defaults, the accrual of additional interest on the old notes will cease and the interest rate will revert to the original rate.
      The exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreement. The above summary of the registration rights agreement is not complete and is subject to, and qualified by reference to, all of the provisions of the registration rights agreement. A copy of the registration rights agreement is filed as an exhibit to the registration statement that includes this prospectus.
      If you participate in the exchange offer, you will, with limited exceptions, receive new notes that are freely tradeable and not subject to restrictions on transfer. You should read this prospectus under the heading “— Resales of the New Notes” for more information relating to your ability to transfer new notes.
      The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities laws or blue sky laws of such jurisdiction.
Expiration Date; Extensions
      The expiration date of the exchange offer is                     , 2005 at 5:00 p.m., New York City time. We may extend the exchange offer in our sole discretion. If we extend the exchange offer, the expiration date will be the latest date and time to which the exchange offer is extended. We will notify the exchange agent of any extension by oral or written notice and will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.
      We expressly reserve the right, in our sole and absolute discretion:

•	to delay accepting any old notes;

•	to extend the exchange offer;

•	if any of the conditions under “— Conditions of the Exchange Offer” have not been satisfied, to terminate the exchange offer; and

•	to waive any condition or otherwise amend the terms of the exchange offer in any manner.
      If the exchange offer is amended in a manner we deem to constitute a material change, we will promptly disclose the amendment to the registered holders of the old notes. Any delay in acceptance, extension, termination or amendment will be followed promptly by an oral or written notice of the event to the exchange agent. We will also make a public announcement of the event. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to a national news service.
Terms of the Exchange Offer
      We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange $1,000 in principal amount of new notes for each $1,000 in principal amount of outstanding old notes. We will accept for exchange any and all old notes that are validly tendered on or before 5:00 p.m., New York City time, on the expiration date. Tenders of the old notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. However, the exchange offer is subject to the terms of the registration rights agreement and the satisfaction of the conditions described under “— Conditions of the Exchange Offer.” Old notes may be tendered only in multiples of $1,000. Holders may tender less than the aggregate principal amount represented by their old notes if they appropriately indicate this fact on the letter of transmittal accompanying the tendered old notes or indicate this fact pursuant to the procedures for book-entry transfer described below.
      As of the date of this prospectus, $500 million in aggregate principal amount of the old notes were outstanding. Solely for reasons of administration, we have fixed the close of business on                     , 2005 as the record date for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. Only a holder of the old notes (or such holder’s legal representative or attorney-in-fact) whose ownership is reflected in the records of U.S. Bank National Association, as registrar, or whose old notes are held of record by the depositary, may participate in the exchange offer. There will be no fixed record date for determining the eligible holders of the old notes who are entitled to participate in the exchange offer. We believe that, as of the date of this prospectus, no holder is our “affiliate” (as defined in Rule 405 under the Securities Act).
      We will be deemed to have accepted validly tendered old notes when, as and if we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of old notes and for purposes of receiving the new notes from us. If any tendered old notes are not accepted for exchange because of an invalid tender or otherwise, certificates for the unaccepted old notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.
      Holders of old notes do not have appraisal or dissenters’ rights under applicable law or the indenture as a result of the exchange offer.
      Holders who tender their old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “— Fees and Expenses.”
      Neither our company nor our board of directors makes any recommendation to holders of old notes as to whether to tender any of their old notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of old notes must make their own decision whether to participate in the exchange offer and, if the holder chooses to participate in the exchange offer, the aggregate principal amount of old notes to tender, after reading carefully this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.
Conditions of the Exchange Offer
      You must tender your old notes in accordance with the requirements of this prospectus and the letter of transmittal in order to participate in the exchange offer.
      Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange any old notes, and we may terminate or amend the exchange offer if we are not permitted to effect the exchange offer under applicable law or any interpretation of applicable law by the staff of the SEC. If we determine in our sole discretion that any of these events or conditions has occurred, we may, subject to applicable law:

•	terminate the exchange offer and return all old notes tendered for exchange; or

•	waive any condition or amend the terms of the exchange offer.
      We expect that the above conditions will be satisfied. The above conditions are for our sole benefit and may be waived by us at any time in our sole discretion. Our failure at any time to exercise any of the above rights will not be a waiver of those rights and each right will be deemed an ongoing right that may be asserted at any time. Any determination by us concerning the events described above will be final and binding upon all parties.
      The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered in the exchange offer.

Interest
      Each new note will bear interest from the most recent date to which interest has been paid or duly provided for on the old note surrendered in exchange for such new note or, if no interest has been paid or duly provided for on such old note, from June 20, 2005. Holders of the old notes whose old notes are accepted for exchange will not receive accrued interest on their old notes for any period from and after the last interest payment date to which interest has been paid or duly provided for on their old notes prior to the original issue date of the new notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on their old notes, and will be deemed to have waived the right to receive any interest on their old notes accrued from and after such interest payment date or, if no such interest has been paid or duly provided for, from and after June 20, 2005.
Procedures for Tendering Old Notes
      The tender of a holder’s old notes and our acceptance of old notes will constitute a binding agreement between the tendering holder and us upon the terms and conditions of this prospectus and the letter of transmittal. Unless a holder tenders old notes according to the guaranteed delivery procedures or the book-entry procedures described below, the holder must transmit the old notes, together with a properly completed and executed letter of transmittal and all other documents required by the letter of transmittal, to the exchange agent at its address before 5:00 p.m., New York City time, on the expiration date. The method of delivery of old notes, letters of transmittal and all other required documents is at the election and risk of the tendering holder. If delivery is by mail, we recommend delivery by registered mail, properly insured, with return receipt requested. Instead of delivery of mail, we recommend that each holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery.
      Any beneficial owner of the old notes whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender old notes in the exchange offer should contact that registered holder promptly and instruct that registered holder to tender on its behalf. If the beneficial owner wishes to tender directly, it must, prior to completing and executing the letter of transmittal and tendering old notes, make appropriate arrangements to register ownership of the old notes in its name. Beneficial owners should be aware that the transfer of registered ownership may take considerable time.
      Any financial institution that is a participant in DTC’s Book-Entry Transfer Facility system may make book-entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent’s account in accordance with DTC’s procedures for such transfer. To be timely, book-entry delivery of old notes requires receipt of a confirmation of a book-entry transfer before the expiration date. Although delivery of the old notes may be effected through book-entry transfer into the exchange agent’s account at DTC, the letter of transmittal, properly completed and executed, with any required signature guarantees and any other required documents or an agent’s message (as described below), must in any case be delivered to and received by the exchange agent at its address on or before the expiration date, or the guaranteed delivery procedure set forth below must be complied with.
      DTC has confirmed that the exchange offer is eligible for DTC’s Automated Tender Offer Program. Accordingly, participants in DTC’s Automated Tender Offer Program may, instead of physically completing and signing the applicable letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing DTC to transfer old notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent.
      The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states:

•	that DTC has received an express acknowledgment from a participant in DTC’s Automated Tender Offer Program that is tendering old notes that are the subject of such book-entry confirmation;

•	that the participant has received and agrees to be bound by the terms of the applicable letter of transmittal (or in the case of an agent’s message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery); and

•	that we may enforce such agreement against that participant.
      Each signature on a letter of transmittal or a notice of withdrawal must be guaranteed unless the old notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Delivery Instructions”; or

•	for the account of an eligible institution (as described below).
      If a signature on a letter of transmittal or a notice of withdrawal is required to be guaranteed, the signature must be guaranteed by a participant in a recognized Medallion Signature Program (a “Medallion Signature Guarantor”). If the letter of transmittal is signed by a person other than the registered holder of the old notes, the old notes surrendered for exchange must be endorsed by the registered holder, with the signature guaranteed by a Medallion Signature Guarantor. If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should sign in that capacity when signing. Such person must submit to us evidence satisfactory, in our sole discretion, of his or her authority to so act unless we waive such requirement.
      As used in this prospectus with respect to the old notes, a “registered holder” is any person in whose name the old notes are registered on the books of the registrar. An “eligible institution” is a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any other “eligible guarantor institution” as such term is defined in Rule 17Ad-15 under the Exchange Act.
      We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of old notes tendered for exchange. Our determination will be final and binding. We reserve the absolute right to reject old notes not properly tendered and to reject any old notes if acceptance might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to particular old notes at any time, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer.
      Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within such period of time as we determine. Neither our company nor the exchange agent is under any duty to give notification of defects in such tenders or will incur any liability for failure to give such notification. The exchange agent will use reasonable efforts to give notification of defects or irregularities with respect to tenders of old notes for exchange but will not incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived.
      By tendering, you will represent to us that, among other things:

•	you are not our “affiliate” (as defined in Rule 405 under the Securities Act);

•	you will acquire the new notes in the ordinary course of your business;

•	you are not a broker-dealer that acquired your old notes directly from us in order to resell them pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;

•	if you are a broker-dealer that acquired your new notes as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of new notes; and

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the new notes.

      In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the letter of transmittal.
Guaranteed Delivery Procedures
      If you wish to tender your old notes and:

•	your old notes are not immediately available;

•	you are unable to deliver on time your old notes or any other document that you are required to deliver to the exchange agent; or

•	you cannot complete the procedures for delivery by book-entry transfer on time;
you may tender your old notes according to the guaranteed delivery procedures described in the letter of transmittal. Those procedures require that:

•	tender must be made by or through an eligible institution and a notice of guaranteed delivery must be signed by the holder;

•	on or before the expiration date, the exchange agent must receive from the holder and the eligible institution a properly completed and executed notice of guaranteed delivery by mail or hand delivery setting forth the name and address of the holder, the certificate number or numbers of the tendered old notes and the principal amount of tendered old notes; and

•	properly completed and executed documents required by the letter of transmittal and the tendered old notes in proper form for transfer or confirmation of a book-entry transfer of such old notes into the exchange agent’s account at DTC must be received by the exchange agent within four business days after the expiration date of the exchange offer.
      Any holder who wishes to tender old notes pursuant to the guaranteed delivery procedures must ensure that the exchange agent receives the notice of guaranteed delivery and letter of transmittal relating to such old notes before 5:00 p.m., New York City time, on the expiration date.
Acceptance of Old Notes for Exchange; Delivery of New Notes
      Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept old notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The new notes will be delivered promptly after acceptance of the old notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered old notes when, as and if we have given notice to the exchange agent.
Withdrawal Rights
      Tenders of the old notes may be withdrawn by delivery of a written or facsimile transmission notice to the exchange agent at its address set forth under “— The Exchange Agent; Assistance” at any time before 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

•	specify the name of the person having deposited the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of such old notes, or, in the case of old notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which old notes were tendered, including any required signature guarantees, or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by us in our sole discretion, executed by the registered holder, with the signature guaranteed by a Medallion Signature Guarantor, together with the other documents required upon transfer by the indenture; and

•	specify the name in which the old notes are to be re-registered, if different from the person who deposited the old notes.
      All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, in our sole discretion. Any old notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer and will be returned to the holder without cost as soon as practicable after withdrawal. Properly withdrawn old notes may be retendered pursuant to the procedures described under “— Procedures for Tendering Old Notes” at any time on or before the expiration date.
The Exchange Agent; Assistance
      U.S. Bank National Association is the exchange agent. All tendered old notes, executed letters of transmittal and other related documents should be directed to the exchange agent. Questions and requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be addressed to the exchange agent as follows:

By Regular, Registered or Certified Mail, By Overnight Courier or By Hand:
U.S. Bank National Association
Attn: Specialized Finance
60 Livingston Avenue
St. Paul, MN 55107-2292
To Confirm by Telephone or for Information:
(800) 934-6802
Fees and Expenses
      We will bear the expenses of soliciting old notes for exchange. The principal solicitation is being made by mail by the exchange agent. Additional solicitation may be made by telephone, facsimile or in person by officers and regular employees of our company and our affiliates and by persons so engaged by the exchange agent.
      We will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with its services and pay other registration expenses, including fees and expenses of the trustee under the indenture, filing fees, blue sky fees and printing and distribution expenses.
      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer.
      We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of those taxes or exemption is not submitted with the letter of transmittal, the amount of those transfer taxes will be billed directly to such tendering holder.
Consequences of Not Exchanging Old Notes
      As a result of this exchange offer, we will have fulfilled most of our obligations under the registration rights agreements. Holders who do not tender their old notes, except for certain instances involving the initial purchasers or holders of old notes who are not eligible to participate in the exchange offer or who do not receive freely transferable new notes pursuant to the exchange offer, will not have any further registration rights under the registration rights agreement or otherwise and will not have rights to receive additional interest. Accordingly, any holder who does not exchange its old notes for new notes will continue to hold the untendered old notes and will be entitled to all the rights and subject to all the limitations applicable under the indenture by which the old notes were issued, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the exchange offer. Any old notes that are not exchanged for new notes pursuant to the exchange offer will remain restricted securities within the meaning of the Securities Act. In general, such old notes may be resold only:

•	to the company or any of our subsidiaries;

•	inside the United States to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act;

•	inside the United States to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an “accredited investor” that, prior to such transfer, furnishes or has furnished on its behalf by a U.S. broker-dealer to the trustee under the indenture a signed letter containing certain representations and agreements relating to the restrictions on transfer of the new notes, the form of which letter can be obtained from the trustee;

•	outside the United States in compliance with Rule 904 under the Securities Act;

•	pursuant to the exemption from registration provided by Rule 144A under the Securities Act, if available; or

•	pursuant to an effective registration statement under the Securities Act.
Resales of the New Notes
      We are making the exchange offer in reliance on the position of the staff of the SEC as set forth in interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter. Although there has been no indication of any change in the staff’s position, we cannot assure you that the staff of the SEC would make a similar determination with respect to the exchange offer as it has in its interpretive letters to third parties. Based on these interpretations by the staff, and except as provided below, we believe that new notes may be offered for resale, resold and otherwise transferred by a holder who participates in the exchange offer and is not a broker-dealer without further compliance with the registration and prospectus delivery provisions of the Securities Act. In order to receive new notes that are freely tradeable, a holder must acquire the new notes in the ordinary course of its business and may not participate, or have any arrangement or understanding with any person to participate, in the distribution (within the meaning of the Securities Act) of the new notes. Holders wishing to participate in the exchange offer must make the representations described in “— Procedures for Tendering Old Notes” above.
      Any holder of old notes:

•	who is our “affiliate” (as defined in Rule 405 under the Securities Act);

•	who did not acquire the new notes in the ordinary course of its business;

•	who is a broker-dealer that purchased old notes from us to resell them pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act; or

•	who intends to participate in the exchange offer for the purpose of distributing (within the meaning of the Securities Act) new notes;
will be subject to separate restrictions. Each holder in any of the above categories:

•	will not be able to rely on the interpretations of the Securities Act by the staff in the above-mentioned interpretive letters;

•	will not be permitted or entitled to tender old notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of old notes, unless such sale is made pursuant to an exemption from such requirements.

      If you are a broker-dealer, an “affiliate” of ours, or have an arrangement or understanding with any person to participate in, a distribution of the new notes issued in the exchange offer, you cannot rely on the position of the staff of the SEC contained in the no-action letters mentioned above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.
      Each broker-dealer that receives new notes for its own account in exchange for old notes, which the broker-dealer acquired as a result of market-making activities or other trading activities, may be deemed an “underwriter” with in the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. Each such broker-dealer that receives new notes for its own account in exchange for old notes, where the broker-dealer acquired the old notes as a result of market-making activities or other trading activities, must acknowledge, as provided in the letter of transmittal, that it will deliver a prospectus in connection with any resale of such new notes. For more detailed information, see “Plan of Distribution.”
      In addition, to comply with the securities laws of various jurisdictions, if applicable, the new notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and is complied with. We have agreed, pursuant to the registration rights agreement and subject to specified limitations therein, to register or qualify the new notes for offer or sale under the securities or blue sky laws of the jurisdictions as any holder of the new notes reasonably requests.
Simultaneous Exchange Offer
      Simultaneous with the filing of this prospectus and accompanying registration statement, we filed with the SEC a registration statement and accompanying prospectus on Form S-4 in connection with a registered offering to issue $375 million in aggregate principal amount of 6.625% senior notes due 2015 in exchange for $375 million principal amount of 6.625% senior notes due 2015 issued in a private placement on September 9, 2005. The $375 million private notes were issued under the same indenture, and are the same in all material respects, as the old notes. All registered notes to be issued in that exchange offer will be issued under the same indenture as the old notes and the new notes, and will have the same CUSIP number and in all other respects have the same terms and characteristics as the new notes. It is anticipated that the $375 million exchange offer will close simultaneously with the exchange offer that is the subject of this prospectus.
DESCRIPTION OF LONG-TERM DEBT
      We have available to us a $7.0 billion senior credit facility, as amended and restated on November 22, 2004 and effective as of April 25, 2005, consisting of a $5.5 billion senior revolving credit facility and $1.5 billion senior term loan facility, in each case, maturing on April 25, 2010. We are able to reborrow amounts we have borrowed and subsequently repaid under the revolving credit facility. The credit facility is available to refinance our existing debt, to finance capital improvements at our properties and for working capital, acquisitions, investments in qualified investments and repurchases of our own common stock. Interest on the credit facility is based on the bank reference rate or LIBOR rate plus applicable margin ranging from 0.75% to 1.75%.
      In addition to the senior credit facility, we also have outstanding the following notes issued by us in underwritten public offerings, with the aggregate principal amounts outstanding as of June 30, 2005:

•	$710 million of 9.75% senior subordinated notes due 2007;

•	$1,050 million of 6.0% senior notes due 2009;

•	$825 million of 8.50% senior notes due 2010;

•	$400 million of 8.375% senior subordinated notes due 2011;

•	$550 million of 6.75% senior notes due 2012; and

•	$525 million of 5.875% senior notes due 2014.
      Furthermore, we have the outstanding $875 million in aggregate principal amount of 6.625% senior notes due 2015, of which $500 million were issued in a private placement in June 2005, and which are the subject of this exchange offer, and $375 million in a private placement in September 2005, which are the subject of an exchange offer which commenced simultaneous with this offer.
      In connection with the acquisition of Mirage Resorts, Incorporated, all of the outstanding senior notes and debentures issued by Mirage became our obligations. The Mirage notes and debentures are in various tranches as follows, with the aggregate principal amounts outstanding as of June 30, 2005:

•	$244.5 million of 7.25% senior notes due 2006;

•	$200 million of 6.75% senior notes due 2007;

•	$180.4 million of 6.75% senior notes due 2008; and

•	$100 million of 7.25% senior debentures due 2017.
      In connection with the acquisition of Mandalay, all of the outstanding senior notes and debentures and senior subordinated notes and debentures issued by Mandalay Resort Group became our obligations. The Mandalay notes and debentures are in various tranches as follows, with the aggregate principal amounts outstanding as of June 30, 2005:

•	$200 million of 6.45% senior notes due 2006;

•	$492.2 million of 10.25% senior subordinated notes due 2007;

•	$196.2 million of 9.50% senior notes due 2008;

•	$226.3 million of 6.50% senior notes due 2009;

•	$297.6 million of 9.375% senior subordinated notes due 2010;

•	$132.4 million of 6.375% senior notes due 2011;

•	$150 million of 7.625% senior subordinated debentures due 2013;

•	$219.8 million of floating rate convertible senior debentures due 2033;

•	$150 million of 7% debentures due 2036; and

•	$4.3 million of 6.7% debentures due 2096.
      Pursuant to the terms of the indenture governing Mandalay’s floating rate convertible senior debentures, the holders thereof were able to convert such debentures until June 30, 2005 for a cash payment equal to approximately $1,434.71 per $1,000 in principal amount thereof. Immediately following the acceptance and subsequent settlement of such debentures surrendered for conversion, $5.9 million in aggregate principal amount of such floating rate convertible senior debentures remained outstanding. See “Capitalization.”
      We and each of our material subsidiaries (including Mandalay and Mirage but excluding MGM Grand Detroit, LLC, our foreign subsidiaries and their U.S. holding companies which have no other assets or operations, and other subsidiaries expressly excluded in the applicable indentures or loan documents) are directly liable for or unconditionally guarantee the credit facility, the senior notes, the senior subordinated notes, the Mirage notes, and the Mandalay notes. MGM Grand Detroit, LLC is a co-borrower under the credit facility and is obligated under the credit facility only to the extent that the proceeds of borrowings under such facility are made available to MGM Grand Detroit, LLC.
      We established a commercial paper program during 2001 that provides for the issuance, on a revolving basis, of up to $500 million of uncollateralized short-term notes. We are required to maintain credit availability under our senior credit facility equal to the outstanding principal amount of commercial paper borrowings. We do not have any outstanding commercial paper borrowings.
      Our long-term debt obligations contain certain customary covenants. We are required under the Credit Facility to maintain a maximum leverage ratio (as defined in the loan agreement for the credit facility), a maximum senior leverage ratio (as defined in the loan agreement for the credit facility) and a minimum interest coverage ratio (as defined in the loan agreement for the credit facility).
DESCRIPTION OF THE NEW NOTES
      You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.” In this description, the words “MGM MIRAGE,” “we,” “us” and “our” refer only to the single corporation MGM MIRAGE, a Delaware corporation, and not to any of its Subsidiaries.
      MGM MIRAGE will issue the $500 million in aggregate principle amount of 6.625% senior notes due July 15, 2015, under an indenture (the “indenture”), dated June 20, 2005, among itself, the Subsidiary Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”), which is the same indenture under which the old notes were issued. The indenture is supplemented by a first supplemental indenture dated September 9, 2005, among MGM MIRAGE, the Subsidiary Guarantors and the Trustee to provide for the issuance of an additional $375 million, 6.625% senior notes. The terms of the notes include those provisions contained in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. We refer to the senior notes offered pursuant to this prospectus as the “new notes.”
      The following description is a summary of the material provisions of the indenture. This summary does not restate the indenture in its entirety. We urge you to read the indenture because the indenture, and not this description, defines your rights as a holder of the new notes. Copies of the indenture may be obtained from MGM MIRAGE.
Ranking
      The new notes will be:

•	senior obligations of MGM MIRAGE that will be equal in right of payment to all other senior Indebtedness of MGM MIRAGE from time to time outstanding;

•	senior in right of payment to the $710 million 9.75% senior subordinated notes due 2007 of MGM MIRAGE and the $400 million 8.375% senior subordinated notes due 2011 of MGM MIRAGE, together referred to herein as the “Subordinated Notes,” and future Indebtedness that may be subordinated to the notes;

•	senior in right of payment to the $300 million 9.375% Senior Subordinated Notes due 2010 of Mandalay Resort Group, the $500 million 10.25% Senior Subordinated Notes due 2007 of Mandalay Resort Group and the $150 million 7.625% Senior Subordinated Debentures due 2013 of Mandalay Resort Group, (such notes together referred to herein as the “Subordinated Mandalay Notes”), in each case, including the guarantees thereof by MGM MIRAGE;

•	guaranteed on a senior basis by each of the Subsidiaries of MGM MIRAGE other than Excluded Subsidiaries (see “— Subsidiary Guarantees” below); and

•	effectively subordinated to all Indebtedness of Excluded Subsidiaries.
      As of June 30, 2005, the Excluded Subsidiaries of MGM MIRAGE had no Indebtedness outstanding (excluding Indebtedness owed to MGM MIRAGE or any Subsidiary Guarantor).
      The indenture does not contain any limitation on the amount of Indebtedness of MGM MIRAGE or its Subsidiaries, but limits liens securing Indebtedness of MGM MIRAGE and the Subsidiary Guarantors to 15% of Consolidated Net Tangible Assets (unless the new notes are secured equally and ratably with such other Indebtedness and subject to other customary exceptions; see “Additional Covenants of MGM MIRAGE — Limitation on Liens” below).
      Except as described under “— Merger, Consolidation or Sale of Assets” or “— Additional Covenants of MGM MIRAGE” below, the indenture does not contain any provisions that would afford holders of the new notes protection in the event of (i) a highly leveraged or similar transaction involving MGM MIRAGE or any of its Subsidiaries, or (ii) a reorganization, restructuring, merger or similar transaction involving MGM MIRAGE or any of its Subsidiaries that may adversely affect the holders of the new notes. In addition, subject to the limitations set forth under “— Merger, Consolidation or Sale of Assets” and “— Additional Covenants of MGM MIRAGE” below, MGM MIRAGE or any of its Subsidiaries may, in the future, enter into certain transactions that would increase the amount of Indebtedness of MGM MIRAGE or its Subsidiaries or substantially reduce or eliminate the assets of MGM MIRAGE or its Subsidiaries, which may have an adverse effect on MGM MIRAGE’s ability to service its Indebtedness, including the new notes.
Principal, Maturity and Interest
      The new notes will initially be $500 million in aggregate principal amount. Simultaneous with this exchange offer, we are also issuing $375 million in aggregate principal amount of our registered 6.625% senior notes due 2015 in exchange for $375 million of our 6.625% senior notes due 2015 issued in a private placement on September 9, 2005. In addition, we may issue an unlimited amount of additional notes under the indenture from time to time after this offering. We may create and issue additional notes with the same terms as the new notes so that the additional notes will form a single class with the new notes. MGM MIRAGE will issue the new notes in denominations of $1,000 and integral multiples of $1,000. The new notes will mature on July 15, 2015.
      Interest on the new notes will accrue at the rate of 6.625% per annum. Interest will be payable semiannually in arrears on January 15 and July 15 of each year until maturity, beginning on January 15, 2006. Interest on the new notes will accrue from June 20, 2005 or, if interest has already been paid, from the date it was most recently paid. MGM MIRAGE will make each interest payment to the holders of record of the new notes on the immediately preceding January 1 and July 1. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Subsidiary Guarantees
      MGM MIRAGE’s payment Obligations under the new notes will be jointly and severally guaranteed (the “Subsidiary Guarantees”) by each of the Subsidiaries of MGM MIRAGE other than the Excluded Subsidiaries (the “Subsidiary Guarantors”). As of the issue date, the Subsidiary Guarantors will include, among others, MGM Grand Hotel, LLC (which owns the MGM Grand Las Vegas), Mirage Resorts, Incorporated (which indirectly owns, among other properties, Bellagio and The Mirage), New York-New York Hotel and Casino, LLC (which owns New York-New York), Treasure Island Corp. (which owns TI), MGM Grand Detroit, Inc. (which owns 97% of MGM Grand Detroit, LLC, which in turn owns the MGM Grand Detroit casino), Beau Rivage Resorts, Inc. (which owns the Beau Rivage resort in Biloxi, Mississippi), MAC, CORP. (which owns 50% of Marina District Development Holding Co., LLC, which in turn owns 100% of Marina District Development Company, LLC, the operator of Borgata), Mandalay Resort Group (which indirectly owns, among other properties, Mandalay Bay, Luxor and Excalibur) and Nevada Landing Partnership (which owns 50% of Grand Victoria). The Excluded Subsidiaries will include all non-U.S. Subsidiaries of MGM MIRAGE and such non-U.S. Subsidiaries’ U.S. holding companies. The Excluded Subsidiaries also include MGM Grand Detroit, LLC and its Subsidiaries (including MGM Grand Detroit II, LLC), MGMM Insurance Company, Circus Circus Finance I, Circus Circus Finance II, Circus Circus New Jersey, Inc., Go Vegas, Gold Strike Resorts, Inc., Jean Development North, Lakeview Gaming Partnerships Joint Venture, Mandalay Vacation Resorts, Inc., MBG Insurance, Inc., MGM MIRAGE Online, LLC, Pine Hills Development II, Revive Partners, LLC, M3 Nevada Insurance Company and other subsidiaries that may from time to time become Excluded Subsidiaries under the indenture (if, among other conditions, such other subsidiaries are not guarantors of our other Indebtedness and are not subject to any covenants in, or liens securing, the Credit Facility or the Existing Senior Notes). MGM Grand Detroit, LLC

is a borrower under the Credit Facility but its obligations under the Credit Facility are limited to the amount of the proceeds of borrowings under the Credit Facility made available to MGM Grand Detroit, LLC. The Subsidiary Guarantee of each Subsidiary Guarantor will be (i) senior in right of payment to the guarantees of the Subordinated Notes by the Subsidiary Guarantor and the guarantees of the Subordinated Mandalay Notes by the Subsidiary Guarantor and future Indebtedness of the Subsidiary Guarantor that may be subordinated to the new notes and (ii) equal or senior in right of payment with all other existing and future Indebtedness of the Subsidiary Guarantor. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law.
      In addition to the Subsidiary Guarantors named in the indenture, the indenture will provide that, except for Excluded Subsidiaries, any existing or future Subsidiary of MGM MIRAGE shall become a Subsidiary Guarantor if such Subsidiary incurs any Indebtedness or if and for so long as such Subsidiary provides a guarantee in respect of Indebtedness of MGM MIRAGE.
      No Subsidiary Guarantor will be permitted to consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation or other Person, whether or not affiliated with such Subsidiary Guarantor unless:

•	subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and the indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee; and

•	immediately after giving effect to such transaction, no Default or Event of Default exists.
      The indenture will provide that in the event of (a) a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise or (b) a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then the Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of the Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee, except in the event of a sale or other disposition to MGM MIRAGE, any other Subsidiary Guarantor or any Affiliate thereof.
Optional Redemption
      The new notes are redeemable at our election, in whole or in part at any time at a redemption price equal to the greater of:

•	100% of the principal amount of the new notes then outstanding; or

•	as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the new notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points, plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the new notes to be redeemed.
      “Adjusted Treasury Rate” means, with respect to any redemption date:

•	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life

(as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

      The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.
      “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities (“Remaining Life”).
      “Comparable Treasury Price” means (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
      “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.
      “Reference Treasury Dealer” means any primary U.S. Government securities dealer in New York City selected by us.
      “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
      We will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of new notes to be redeemed. If we elect to partially redeem the new notes, the trustee will select in a fair and appropriate manner the new notes to be redeemed.
      Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the new notes or portion thereof called for redemption.
Mandatory Redemption
      MGM MIRAGE will not be required to make any mandatory redemption or sinking fund payments in respect of the new notes.
Mandatory Disposition Pursuant to Gaming Laws
      Each holder, by accepting a new note, shall be deemed to have agreed that if the gaming authority of any jurisdiction in which MGM MIRAGE or any of its Subsidiaries conducts or proposes to conduct gaming requires that a person who is a holder or the beneficial owner of notes be licensed, qualified or found suitable under applicable gaming laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If such Person fails to apply or become licensed or qualified or is found unsuitable, MGM MIRAGE shall have the right, at its option:

•	to require such Person to dispose of its new notes or beneficial interest therein within 30 days of receipt of notice of MGM MIRAGE’s election or such earlier date as may be requested or prescribed by such gaming authority; or

•	to redeem such new notes, which redemption may be less than 30 days following the notice of redemption if so requested or prescribed by the applicable gaming authority, at a redemption price equal to:

(1) the lesser of:

(a) the Person’s cost, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability or failure to comply; and

(b) 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability or failure to comply; or

(2) such other amount as may be required by applicable law or order of the applicable gaming authority.
      MGM MIRAGE shall notify the trustee in writing of any such disqualified holder status or redemption as soon as practicable. MGM MIRAGE shall not be responsible for any costs or expenses any holder of MGM MIRAGE notes may incur in connection with its application for a license, qualification or a finding of suitability.
Additional Covenants of MGM MIRAGE

Limitation on Liens
      Other than as provided below under “— Exempted Liens and Sale and Lease-Back Transactions,” neither MGM MIRAGE nor any of the Subsidiary Guarantors may issue, assume or guarantee any Indebtedness secured by a Lien upon any Principal Property or on any evidences of Indebtedness or shares of capital stock of, or other ownership interests in, any Subsidiaries (regardless of whether the Principal Property, Indebtedness, capital stock or ownership interests were acquired before or after the date of the indenture) without effectively providing that the new notes shall be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness shall be so secured, except that this restriction will not apply to:

(a) Liens existing on June 20, 2005;

(b) Liens affecting property of a corporation or other entity existing at the time it becomes a Subsidiary Guarantor or at the time it is merged into or consolidated with MGM MIRAGE or a Subsidiary Guarantor (provided that such Liens are not incurred in connection with, or in contemplation of, such entity becoming a Subsidiary Guarantor or such merger or consolidation and do not extend to or cover property of MGM MIRAGE or any Subsidiary Guarantor other than property of the entity so acquired or which becomes a Subsidiary Guarantor);

(c) Liens (including purchase money Liens) existing at the time of acquisition thereof on property acquired after the date hereof or to secure Indebtedness Incurred prior to, at the time of, or within 24 months after the acquisition for the purpose of financing all or part of the purchase price of property acquired after the date hereof (provided that such Liens do not extend to or cover any property of MGM MIRAGE or any Subsidiary Guarantor other than the property so acquired);

(d) Liens on any property to secure all or part of the cost of improvements or construction thereon or Indebtedness Incurred to provide funds for such purpose in a principal amount not exceeding the cost of such improvements or construction;

(e) Liens which secure Indebtedness of a Subsidiary of MGM MIRAGE to MGM MIRAGE or to a Subsidiary Guarantor or which secure Indebtedness of MGM MIRAGE to a Subsidiary Guarantor;

(f) Liens on the stock, partnership or other equity interest of MGM MIRAGE or Subsidiary Guarantor in any Joint Venture or any Subsidiary that owns an equity interest in such Joint Venture to secure Indebtedness, provided the amount of such Indebtedness is contributed and/or advanced solely to such Joint Venture;

(g) Liens to government entities, including pollution control or industrial revenue bond financing;

(h) Liens required by any contract or statute in order to permit MGM MIRAGE or a Subsidiary of MGM MIRAGE to perform any contract or subcontract made by it with or at the request of a governmental entity;

(i) mechanic’s, materialman’s, carrier’s or other like Liens, arising in the ordinary course of business;

(j) Liens for taxes or assessments and similar charges;

(k) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and certain other minor irregularities of title; and

(l) any extension, renewal, replacement or refinancing of any Indebtedness secured by a Lien permitted by any of the foregoing clauses (a) through (f).
      Notwithstanding the foregoing,

(a) if any of the Existing Senior Notes are hereafter secured by any Liens on any of the assets of MGM MIRAGE or any Subsidiary Guarantor, then MGM MIRAGE and each Subsidiary Guarantor shall, substantially concurrently with the granting of any such Liens, subject to all necessary gaming regulatory approvals, grant perfected Liens in the same collateral to secure the new notes, equally, ratably and on a pari passu basis. The Liens granted pursuant to this provision shall be (i) granted concurrently with the granting of any such Liens, and (ii) granted pursuant to instruments, documents and agreements which are no less favorable to the trustee and the holders of the new notes than those granted to secure the Existing Senior Notes. In connection with the granting of any such Liens, MGM MIRAGE and each Subsidiary Guarantor shall provide to the trustee (y) policies of title insurance on customary terms and conditions, to the extent that policies of title insurance on the corresponding property are provided to the holders of the Existing Senior Notes or their trustee (and in an insured amount that bears the same proportion to the principal amount of the outstanding notes as the insured amount in the policies provided to the holders of the Existing Senior Notes bears to the aggregate outstanding amount thereof), and (z) legal opinions and other assurances as the trustee may reasonably request; and

(b) if MGM MIRAGE and the Subsidiary Guarantors become entitled to the release of any of such equal, ratable and pari passu Liens securing the Existing Senior Notes and guarantees related thereto (and any other notes or guarantees issued after the date of issuance of the notes), and provided that no default or event of default has then occurred and remains continuing, MGM MIRAGE and the Subsidiary Guarantors may in their sole discretion request that the collateral agent release any such Liens securing the new notes and the Existing Senior Notes, and in such circumstances the collateral agent shall so release such Liens.

Limitation on Sale and Lease-Back Transactions
      Other than as provided below under “— Exempted Liens and Sale and Lease-Back Transactions,” neither MGM MIRAGE nor any Subsidiary Guarantor will enter into any Sale and Lease-Back Transaction unless either:

(i) MGM MIRAGE or such Subsidiary Guarantor would be entitled, pursuant to the provisions described in clauses (a) through (l) under “— Limitation on Liens” above, to create, assume or suffer to exist a Lien on the property to be leased without equally and ratably securing the new notes; or

(ii) an amount equal to the greater of the net cash proceeds of such sale or the fair market value of such property (in the good faith opinion of MGM MIRAGE’s board of directors) is applied within 120 days to the retirement or other discharge of its Funded Debt.

Exempted Liens and Sale and Lease-Back Transactions
      Notwithstanding the restrictions set forth in “— Limitation on Liens” and “— Limitation on Sale and Lease-Back Transactions” above, MGM MIRAGE or any Subsidiary Guarantor may enter into Sale and

Lease-Back Transactions not otherwise permitted as described above, provided that at the time of such event, and after giving effect thereto, the sum of outstanding Indebtedness secured by such Liens (not including Liens permitted under “— Limitation on Liens” above) plus all Attributable Debt in respect of such Sale and Lease-Back Transactions entered into (not including Sale and Lease-Back Transactions permitted under “— Limitation on Sale and Lease-Back Transactions” above), measured, in each case, at the time any such Lien is incurred or any such Sale and Lease-Back Transaction is entered into, by MGM MIRAGE and the Subsidiary Guarantors does not exceed 15% of Consolidated Net Tangible Assets, provided that the foregoing shall not apply to any Liens that may at any time secure any of the Existing Senior Notes.

Merger, Consolidation or Sale of Assets
      Our indenture does not allow us to consolidate or merge with or into, or sell, assign, convey, transfer or lease our properties and assets, substantially in their entirety, as computed on a consolidated basis, to another corporation, person or entity unless:

•	either we are the surviving person, in the case of a merger or consolidation, or the successor or transferee is a corporation organized under the laws of the United States, or any state thereof or the District of Columbia and the successor or transferee corporation expressly assumes, by supplemental indenture, all of our obligations under the indenture, including under the notes; and

•	no default or event of default exists immediately after such transaction.

Subsidiary Guarantees
      In addition to the Subsidiary Guarantors named in the indenture on the closing date, the indenture will provide that any existing or future Subsidiary of MGM MIRAGE (other than an Excluded Subsidiary) shall become a Subsidiary Guarantor, on a senior basis, of MGM MIRAGE’s payment Obligations under the new notes and the indenture, if such Subsidiary incurs any Indebtedness or if and for so long as such Subsidiary provides a guarantee in respect of any Indebtedness of MGM MIRAGE.
Events of Default
      Events of default means any of the following:

•	default in the payment of any interest upon any new notes when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of principal of or premium, if any, on any new notes when due;

•	the acceleration of the maturity of any Indebtedness of MGM MIRAGE or any Subsidiary Guarantor (other than Non-recourse Indebtedness), at any one time, in an amount in excess of the greater of (a) $25 million and (b) 5% of Consolidated Net Tangible Assets, if such acceleration is not annulled within 30 days after written notice as provided in the indenture;

•	entry of final judgments against MGM MIRAGE or any Subsidiary Guarantor which remain undischarged for a period of 60 days, provided that the aggregate of all such judgments exceeds $25 million and judgments exceeding $25 million remain undischarged for 60 days after notice as provided in the indenture;

•	default in the performance, or breach, of any covenants or warranties in the indenture if the default continues uncured for a period of 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding notes (including new notes and old notes as a group) as provided in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.
      If an event of default occurs and continues, then the trustee or the holders of not less than 25% in principal amount of the outstanding notes (including new notes and old notes as a group) may, by a notice in writing to us, and to the trustee if given by the holders, declare to be due and payable immediately the principal of the outstanding notes.
      At any time after a declaration of acceleration with respect to old notes or new notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding notes (including new notes and old notes as a group) may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and premium, if any, with respect to the old notes or new notes, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion set forth below under “Modification and Waiver.”
      The indenture provides that the trustee is not obligated to exercise any of its rights or powers under the indenture at the request of any holder of new notes, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee and applicable law, the holders of a majority in principal amount of the outstanding notes (including new notes and old notes as a group) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such notes.
      No holder of any new notes will have any right to institute any proceeding, judicial or otherwise with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default with respect to the new notes and the holders of at least 25% in principal amount of the outstanding notes (including new notes and old notes as a group) shall have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding notes (including new notes and old notes as a group) direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, the holder of any new notes will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and any interest on such new notes on or after the due dates expressed in such new notes and to institute suit for the enforcement of any such payment.
      We are required by the indenture, within 120 days after the end of each fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of notes of any default or event of default (except a default in payment on new notes) with respect to new notes if and so long as a committee of its trust officers, in good faith, determines that withholding such notice is in the interest of the holders of new notes.
Modification and Waiver
      We and the trustee, at any time and from time to time, may modify the indenture without prior notice to or consent of any holder of the notes for any of the following purposes:

•	to permit a successor corporation to assume our covenants and obligations under the indenture and in the notes in accordance with the terms of the indenture;

•	to add to our covenants for the benefit of the holders of the new notes;

•	to surrender any of our rights or powers conferred in the indenture;

•	to add any additional events of default;

•	to supplement any of the provisions of the indenture to the extent needed to permit or facilitate the defeasance and discharge of the new notes in a manner that will not adversely affect the interests of the holders of the new notes in any material respect;

•	to provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture as is necessary to provide for the administration of the trust by more than one trustee;

•	to comply with the requirements of the SEC in connection with qualification of the indenture under the Trust Indenture Act;

•	to cure any ambiguity;

•	to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision in the indenture;

•	to eliminate any conflict between the terms of the indenture and the new notes and the Trust Indenture Act; or

•	to make any other provisions with respect to matters or questions arising under the indenture which will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect in any material respect the interests of the holders of the new notes.
      We may also modify the indenture for any other purpose if we receive the written consent of the holders of not less than a majority in principal amount of the outstanding notes (including the new notes and old notes as a group). However, we may not, without the consent of the holder of each note effected thereby:

•	change the stated maturity or reduce the principal amount or the rate of interest, or extend the time for payment of interest of the new notes or any premium payable upon the redemption of the new notes, or impair the right to institute suit for the enforcement of any payment on or after the due date thereof (including, in the case of redemption, on or after the redemption date), or alter any redemption provisions in a manner adverse to the holders of the new notes or release any Subsidiary Guarantor under any Subsidiary Guarantee (except in accordance with the terms of the Indenture or the Subsidiary Guarantee) or collateral, if any, securing the new notes (except in accordance with the terms of the Indenture or the documents governing such collateral, if any);

•	reduce the percentage in principal amount of the new notes where the consent of the holder is required for any such amendment, supplemental indenture or waiver which is provided for in the indenture; or

•	modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding new note which would be affected.
      The indenture provides that the holders of not less than a majority in aggregate principal amount of the notes (including the new notes and old notes as a group), by notice to the trustee, may on behalf of the holders of the notes waive any default and its consequences under the indenture, except (1) a continuing default in the payment of interest on, premium, if any, or the principal of, any note held by a nonconsenting holder or (2) a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each new note.
Defeasance of Notes or Certain Covenants in Certain Circumstances
      Defeasance and Discharge. The indenture provides that we may be discharged from any and all obligations under the new notes other than:

•	certain obligations to pay additional amounts, if any, upon the occurrence of certain tax, assessment or governmental charge events regarding payments on the new notes;

•	to register the transfer or exchange of the new notes;

•	to replace stolen, lost or mutilated new notes; or

•	to maintain paying agencies and to hold money for payment in trust.
      We may only defease and discharge all of our obligations under the new notes if:

•	we irrevocably deposit with the trustee, in trust, the amount, as certified by an officers’ certificate, of money and/or U.S. government obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will be sufficient to pay and discharge each installment of principal and premium, if any and any interest on, and any mandatory sinking fund payments in respect of, the new notes on the dates such payments are due; and

•	we deliver to the trustee an opinion of counsel or a ruling from the United States Internal Revenue Service, in either case to the effect that holders of the new notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge.

      Defeasance of Certain Covenants. Upon compliance with certain conditions, we may omit to comply with certain restrictive covenants contained in the indenture. Any omission to comply with our obligations or covenants shall not constitute a default or event of default with respect to any new notes. In that event, you would lose the protection of these covenants, but would gain the protection of having money and/or U.S. government obligations set aside in trust to repay the new notes. We may only defease any covenants if, among other requirements:

•	we deposit with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in respect to such obligations, in accordance with their terms, will provide money in an amount, as certified by an officers’ certificate, sufficient to pay principal, premium, if any, and any interest on and any mandatory sinking fund payments in respect of the new notes on the dates such payments are due; and

•	we deliver to the trustee an opinion of counsel or a ruling from the United States Internal Revenue Service to the effect that the holders of the new notes will not recognize income, gain or loss, for United States federal income tax purposes, as a result of the covenant defeasance.
Limited Liability of Certain Persons
      The indenture provides that none of our past, present or future stockholders, incorporators, employees, officers or directors, or of any successor corporation or any of our affiliates shall have any personal liability in respect of our obligations under the indenture or the new notes by reason of his, her or its status as such stockholder, incorporator, employee, officer or director.
Gaming Approvals
      Restrictions on the transfer of the equity securities of the corporate and/or registered Subsidiaries of MGM MIRAGE licensed and/or registered in Nevada, and agreements not to encumber such equity securities, in each case in respect of the new notes, require the prior approval of the Nevada Gaming Commission in order to be effective. A waiver of similar approvals was obtained from the Mississippi Gaming Commission on September 29, 2005, with respect to the restrictions and agreements not to encumber the equity securities of the corporate Subsidiaries of MGM MIRAGE licensed in Mississippi. See “Regulation and Licensing.”
Compliance with Gaming Laws
      Each holder of a new note, by accepting any new note, agrees to be bound by the requirements imposed on holders of debt securities of MGM MIRAGE by the gaming authority of any jurisdiction in which MGM MIRAGE or any of its Subsidiaries conducts or proposes to conduct gaming activities. For a description of the regulatory requirements applicable to MGM MIRAGE, see “Regulation and Licensing” herein.
Reports
      So long as any new notes are outstanding, MGM MIRAGE will file with the trustee under the indenture the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 or Section 15(d) of the Exchange Act with respect to securities listed and registered on a national securities exchange as such rules and regulations may require.

Concerning the Trustee
      If the trustee becomes a creditor of MGM MIRAGE, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.
      The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of such notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.
Book-Entry; Delivery and Form
      The new notes sold within the United States will initially be issued in the form of one or more global notes. The global notes will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of DTC or its nominee, which will be the global notes holder. Except as set forth below, the global notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the global notes directly through DTC if they are participating organizations or “participants” in such system or indirectly through organizations that are participants in such system.
Depository Procedures
      DTC has advised MGM MIRAGE that DTC is a limited-purpose trust company that was created to hold securities for its participants and to facilitate the clearance and settlement of transactions in such securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies, which we refer to as “indirect participants,” that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants.
      MGM MIRAGE expects that pursuant to procedures established by DTC:

(i) upon deposit of the global notes, DTC will credit the accounts of participants designated by the initial purchasers with portions of the principal amount of the global notes; and

(ii) ownership of the new notes evidenced by the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the participants), the participants and the indirect participants.
      Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer new notes evidenced by the global notes will be limited to such extent.
      So long as the global notes holder is the registered owner of any new notes, the global notes holder will be considered the sole holder under the indenture of any new notes evidenced by the global notes. Beneficial owners of new notes evidenced by the global notes will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither MGM MIRAGE nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the new notes.

      Payments in respect of the principal of, premium, if any, and interest on any new notes registered in the name of the global notes holder on the applicable record date will be payable by the trustee to or at the direction of the global notes holder in its capacity as the registered holder under the indenture. Under the terms of the indenture, MGM MIRAGE and the trustee may treat the persons in whose names new notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither MGM MIRAGE nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of new notes. MGM MIRAGE believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of new notes will be governed by standing instructions and customary practice and will be the responsibility of the participants or the indirect participants.
      Investors may elect to hold their interests in the global notes outside the United States through the accounts maintained by Clearstream or Euroclear in DTC if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Clearstream or Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Cross-market transfers between persons holding directly or indirectly through DTC participants on the one hand and Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for the system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in the global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC. Because of the time-zone differences, credits of interests in the global notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in the global notes settled during that processing will be reported to the relevant Clearstream customers or Euroclear participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the settlement in DTC.
      The information in this section concerning DTC and its book-entry system and concerning Clearstream and Euroclear and the European clearing system has been obtained from sources that we believe to be reliable, but we do not take responsibility for its accuracy.
Certificated Securities
      Subject to certain conditions, any person having a beneficial interest in a global note may, upon request to the trustee, exchange such beneficial interest for new notes in the form of certificated securities. Upon any such issuance, the trustee is required to register such certificated securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if:

(i) MGM MIRAGE notifies the trustee in writing that DTC is no longer willing or able to act as a depositary and MGM MIRAGE is unable to locate a qualified successor within 90 days; or

(ii) MGM MIRAGE, at its option, notifies the trustee in writing that it elects to cause the issuance of new notes in the form of certificated securities under the indenture, then, upon surrender by the global notes holder of its global notes, new notes in such form will be issued to each person that the global notes holder and DTC identify as being the beneficial owner of the related new notes.
      Neither MGM MIRAGE nor the trustee will be liable for any delay by the global notes holder or DTC in identifying the beneficial owners of new notes and MGM MIRAGE and the trustee may conclusively rely on, and will be protected in relying on, instructions from the global notes holder or DTC for all purposes.
Paying Agent and Registrar for the New Notes
      The trustee will initially act as paying agent and registrar for the new notes. MGM MIRAGE may change the paying agent or registrar without prior notice to the holders of the new notes, and MGM MIRAGE or any of its Subsidiaries may act as paying agent or registrar.
Transfer and Exchange
      A holder may transfer or exchange new notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and MGM MIRAGE may require a holder to pay any taxes and fees required by law or permitted by the indenture. MGM MIRAGE is not required to transfer or exchange any note selected for redemption. Also, MGM MIRAGE is not required to transfer or exchange any note for a period of 15 days before a selection of new notes to be redeemed.
      The registered holder of a new note will be treated as the owner of it for all purposes.
Certain Definitions
      Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
      “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by agreement or otherwise.
      “Attributable Debt” with respect to any Sale and Lease-Back Transaction that is subject to the restrictions described under “— Additional Covenants of MGM MIRAGE — Limitation on Sale and Lease-Back Transactions” means the present value of the minimum rental payments called for during the terms of the lease (including any period for which such lease has been extended), determined in accordance with generally accepted accounting principles, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.
      “Consolidated Net Tangible Assets” means the total amount of assets (including investments in Joint Ventures) of MGM MIRAGE and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves) after deducting therefrom (a) all current liabilities of MGM MIRAGE and its Subsidiaries (excluding (i) the current portion of long-term Indebtedness, (ii) intercompany liabilities and (iii) any liabilities which are by their terms renewable or extendible at the option of the obligor thereon to a time more than 12 months from the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and any other like intangibles, all as set forth on the consolidated balance sheet of MGM MIRAGE for the most recently completed fiscal quarter for which financial statements are available and computed in accordance with generally accepted accounting principles.

      “Credit Facility” means the Fourth Amended and Restated Loan Agreement, dated as of November 22, 2004, among MGM MIRAGE, as Borrower and MGM Grand Detroit, LLC, as Co-Borrower, the Banks, Syndication Agent, Documentation Agents and Co-Documentation Agents therein named, and Bank of America, N.A., as Administrative Agent (and their successors and assigns from time to time party thereto), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, extended, refunded, replaced or refinanced from time to time.
      “Excluded Subsidiary” means MGM Grand Detroit, LLC and its Subsidiaries (including MGM Grand Detroit II, LLC), MGMM Insurance Company, Circus Circus Finance I, Circus Circus Finance II, Circus Circus New Jersey, Inc., Go Vegas, Gold Strike Resorts, Inc., Jean Development North, Lakeview Gaming Partnerships Joint Venture, Mandalay Vacation Resorts, Inc., MBG Insurance, Inc., MGM MIRAGE Online, LLC, Pine Hills Development II, Revive Partners, LLC, M3 Nevada Insurance Company, other subsidiaries that may from time to time become Excluded Subsidiaries under the indenture (if, among other conditions, such other subsidiaries are not guarantors of our other indebtedness and are not subject to any covenants in, or liens securing, the Credit Facility or the Existing Senior Notes), and MGM MIRAGE’s non-U.S. Subsidiaries whose only tangible assets are located in foreign nations and their U.S. holding companies, provided such holding companies have no other assets or operations and provided that, except for MGM Grand Detroit, LLC to the extent of any amounts of proceeds of borrowings under the Credit Facility made available to MGM Grand Detroit, LLC, if any Excluded Subsidiary becomes subject to the covenants in the Credit Facility applicable to the Subsidiary Guarantors or grants any Liens to secure the Credit Facility, or if any Excluded Subsidiary guarantees or grants any Liens to secure any of the Existing Senior Notes, such Excluded Subsidiary will thereafter not be an Excluded Subsidiary.
      “Existing Senior Notes” means (i) MGM MIRAGE’s 6% senior notes due 2009 in the original aggregate principal amount of $600 million, (ii) MGM MIRAGE’s 8.50% senior notes due 2010 in the original aggregate principal amount of $850 million, (iii) MGM MIRAGE’s 5.875% senior notes due 2014 in the original aggregate principal amount of $225 million, (iv) MGM MIRAGE’s 5.875% senior notes due 2014 in the original aggregate principal amount of $300 million, (v) MGM MIRAGE’s 6.75% senior notes due 2012 in the original aggregate principal amount of $550 million, (vi) MGM MIRAGE’s 6% senior notes due 2009 in the original aggregate principal amount of $450 million, (vii) the Mandalay Notes, and (viii) the Mirage Notes.
      “Funded Debt” means all Indebtedness of MGM MIRAGE or any Subsidiary Guarantor which (i) matures by its terms on, or is renewable at the option of any obligor thereon to, a date more than one year after the date of original issuance of such Indebtedness and (ii) ranks at least pari passu with the notes or the applicable Subsidiary Guarantee.
      “Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that the accrual of interest shall not be considered an Incurrence of Indebtedness.
      “Indebtedness” of any Person means (i) any indebtedness of such Person, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by notes, bonds, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property, including any such indebtedness Incurred in connection with the acquisition by such Person or any of its Subsidiaries of any other business or entity, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles, including for such purpose obligations under capital leases and (ii) any guarantee, endorsement (other than for collection or deposit in the ordinary course of business), discount with recourse, or any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire or to supply or advance funds with respect to, or to become liable with respect to (directly or indirectly) any indebtedness, obligation, liability or dividend of any Person, but shall not include indebtedness or amounts owed for compensation to employees, or for goods or materials purchased, or services utilized, in the ordinary course of business of such Person. For purposes of this definition of Indebtedness, a “capitalized lease” shall be deemed to mean a lease of real or personal property which, in accordance with generally accepted accounting principles, is required to be capitalized.
      “Joint Venture” means any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by MGM MIRAGE and/or one or more of its Subsidiaries.
      “Lien” means any mortgage, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, security interest, lien (statutory or otherwise), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
      “Mandalay Notes” means (i) Mandalay Resort Group’s 6.375% Senior Notes due 2011 in the original aggregate principal amount of $250 million; (ii) Mandalay Resort Group’s 6.50% Senior Notes due 2009 in the original aggregate principal amount of $250 million; (iii) Mandalay Resort Group’s 9.50% Senior Notes due 2008 in the original aggregate principal amount of $200 million; (iv) Mandalay Resort Group’s Floating Rate Convertible Senior Debentures due 2033 in the aggregate principal amount of $219.8 million; (v) Mandalay Resort Group’s 7% Debentures due 2036 in the original aggregate principal amount of $150 million; (vi) Mandalay Resort Group’s 6.7% Debentures due 2096 in the aggregate principal amount of $4.3 million; and (vii) Mandalay Resort Group’s 6.45% Senior Notes due 2006 in the original aggregate principal amount of $200 million.
      “Mirage Notes” means (i) Mirage Resorts, Incorporated’s 7.25% notes due 2006 in the original aggregate principal amount of $250 million, (ii) Mirage Resorts, Incorporated’s 6.75% notes due 2007 in the original aggregate principal amount of $200 million, (iii) Mirage Resorts, Incorporated’s 6.75% notes due 2008 in the original aggregate principal amount of $200 million and (iv) Mirage Resorts, Incorporated’s 7.25% debentures due 2017 in the original aggregate principal amount of $100 million.
      “Non-recourse Indebtedness” means Indebtedness the terms of which provide that the lender’s claim for repayment of such Indebtedness is limited solely to a claim against the property which secures such Indebtedness.
      “Obligations” means any principal, interest, premium, if any, penalties, fees, indemnifications, reimbursements, expenses, damages or other liabilities or amounts payable under the documentation governing or otherwise in respect of any Indebtedness.
      “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.
      “Principal Property” means any real estate or other physical facility or depreciable asset or securities the net book value of which on the date of determination exceeds the greater of $25 million and 2% of Consolidated Net Tangible Assets.
      “Sale and Lease-Back Transaction” means any arrangement with a person (other than MGM MIRAGE or any of its Subsidiaries), or to which any such person is a party, providing for the leasing to MGM MIRAGE or any of its Subsidiaries for a period of more than three years of any Principal Property which has been or is to be sold or transferred by MGM MIRAGE or any of its Subsidiaries to such person, or to any other person (other than MGM MIRAGE of any of its Subsidiaries) to which funds have been or are to be advanced by such person on the security of the leased property.
      “Subsidiary” of any specified Person means any corporation, partnership or limited liability company of which at least a majority of the outstanding stock (or other equity interests) having by the terms thereof ordinary voting power for the election of directors (or the equivalent) of such Person (irrespective of whether or not at the time stock (or other equity interests) of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries.

      “Treasury Securities” mean any obligations issued or guaranteed by the United States government or any agency thereof.
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
      The following summary is a description of the material United States federal income tax consequences relating to the exchange for, and ownership and disposition of, the new notes to persons who receive such new notes from us in the exchange offer. The discussion is for general information only and does not consider all aspects of federal income taxation that may be relevant to the purchase, ownership and disposition of new notes by a holder in light of such holder’s personal circumstances. In particular, this discussion does not address the federal income tax consequences of ownership of new notes by investors that do not hold new notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), or the federal income tax consequences to holders subject to special treatment under the federal income tax laws, such as:

•	dealers in securities or foreign currency;

•	tax-exempt investors;

•	partnerships or other pass-through entities;

•	United States expatriates;

•	regulated investment companies, banks, thrifts, insurance companies or other financial institutions;

•	persons that hold the new notes as a position in a straddle or as part of a synthetic security or hedge, conversion transaction or other integrated investment;

•	persons that have a functional currency other than the U.S. dollar; or

•	except to the extent discussed under “Non-U.S. Holders,” beneficial owners of the new notes that are not U.S. holders.
      Holders subject to the special circumstances described above may be subject to tax rules that differ significantly from those summarized below. As used in this discussion, you are a “U.S. holder” of a new note if you are a beneficial owner of new notes that is

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for United States federal income tax purposes) organized or created in the United States or under the laws of the United States or any political subdivision thereof;

•	an estate, the income of which is subject to federal income tax regardless of its source; or

•	a trust (i) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust, or (ii) that has a valid election in place to be treated as a United States person.
      The term “non-U.S. holder” means a beneficial owner of new notes that is not a U.S. holder. The treatment of a partner in a partnership (or other entity treated as a partnership for United States federal income tax purposes) that holds new notes generally will depend on the status of the partner and the activities of the partnership. Partners of partnerships considering the purchase of the new notes should consult their tax advisors.
      This summary is based upon the Code, existing and proposed Treasury Regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion. This discussion does not address the effect of any applicable state, local or foreign tax laws.

      If you are considering the exchange for the new notes in the exchange offer, you should consult your own tax advisor regarding the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdiction, to your particular situation.
U.S. Holders
      The discussion below assumes that the new notes will be treated as indebtedness for United States federal income tax purposes.
      Stated Interest on the New Notes. Stated interest payable on the new notes should be includible in your gross income when accrued or received in accordance with your regular method of accounting for United States federal income tax purposes. We believe that stated interest on the new notes should represent “adequate stated interest” within the meaning of the original issue discount (“OID”) rules of the Code and thus should not be subject to the special imputation of interest rules for OID.
      Exchange Offer. The exchange of an old note for an equal principal amount of a new note pursuant to the exchange offer should not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, you should not recognize any gain or loss upon the receipt of a new note pursuant to the exchange offer and should be required to include interest on the new note in gross income for U.S. federal income tax purposes in the manner and to the extent described above. Your holding period for a new note will include the holding period for the old note exchanged in the exchange offer, and your initial basis in a new note will be the same as your adjusted basis in the old note as of the time of the exchange. The federal income tax consequences of holding and disposing of a new note generally should be the same as the federal income tax consequences of holding and disposing of an old note.
      It is possible that the Internal Revenue Service (“IRS”) could assert that the additional interest payments we would be obligated to pay if we are not in compliance with certain of our obligations under the Registration Rights Agreement are “contingent payments” for federal income tax purposes. See “The Exchange Offer — Purpose and Effect; Registration Rights.” If so treated, the old notes and/or new notes, as applicable, would be treated as contingent payment debt instruments, and the timing and amount of income inclusion and the character of income recognized may be different from the consequences discussed herein. However, the contingent payment debt regulations provide that, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies are ignored. We believe that the possibility of the payment of liquidated damages is remote and, accordingly, do not intend to treat the old notes or the new notes as contingent debt instruments. There can be no assurance, however, that the IRS will not successfully challenge this position.
      Sale or Redemption of the New Notes. Upon the sale, redemption or retirement of a new note, you will recognize taxable gain or loss equal to the difference between the amount of cash or other property received (other than any amount attributable to accrued but unpaid interest, which will be taxable as such to the extent not already included in income) and your adjusted tax basis in the new note (subject to adjustment if the OID rules discussed above apply). Any gain or loss you recognize upon a sale or disposition of a new note generally will be capital gain or loss. This gain or loss will be long-term capital gain or loss if your holding period for the new note (including the holding period of the old note exchanged in the exchange offer) exceeds one year.
Non-U.S. Holders
      Interest on the New Notes. Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding, the payment by us or our paying agent of principal or interest on a new note owned by a non-U.S. holder will not be subject to U.S. federal withholding tax, provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of Section 871(h)(3) of the Code and the Treasury Regulations thereunder;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank holding the notes as loans made in the ordinary course of business; and

•	you satisfy certain certification requirements (summarized below).
      In order to claim exemption from U.S. withholding tax on payments of interest on your new notes, current Treasury Regulations generally require that:

•	you (or your agent) must deliver to the withholding agent an IRS Form W-8BEN, signed by you or your agent on your behalf, claiming exemption from withholding or a reduced rate of withholding under an applicable tax treaty; or

•	if you hold your new notes through a securities clearing organization or certain other financial institutions, the organization or institution that holds your new notes must provide a signed statement to the withholding agent that is accompanied by an IRS Form W-8BEN provided by you to that same organization or institution.
      Special rules apply to the certifications that must be provided by entities like partnerships, estates, trusts and intermediaries. You should consult your tax advisor regarding the application of the U.S. withholding tax rules to your particular circumstances.
      In addition, interest on your new notes will not be subject to U.S. federal withholding tax, but will be subject to U.S. federal income tax, if:

•	you are engaged in the conduct of a trade or business in the United States;

•	interest income on your new notes is attributable to the conduct of your trade or business in the United States (and, if a “permanent establishment” clause in a tax treaty applies, is attributable to your permanent establishment in the United States); and

•	you have certified to the withholding agent (generally, we, or a financial institution acting as our agent, will be the withholding agent) on an IRS Form W-8ECI that you are exempt from withholding tax because the interest income on your new notes is effectively connected with the conduct of your trade or business in the United States (and, if a “permanent establishment” clause in a tax treaty applies, you have not claimed the benefit of such treaty to avoid having the interest be subject to U.S. federal income tax).
      Sale of New Notes. If you sell or otherwise dispose of your new notes in a transaction that is treated as a sale or exchange for U.S. federal income tax purposes, you generally will not be subject to U.S. federal income tax on any gain you recognize on this transaction, unless:

•	the gain is effectively connected with the conduct of your U.S. trade or business in the United States, subject to an applicable treaty providing otherwise; or

•	you are an individual who holds your new notes as capital assets and are present in the U.S. for 183 days or more in the year in which you disposed of your new notes and certain other conditions are met.
Information Reporting and Backup Withholding
      You may be subject under certain circumstances to backup withholding at a current rate of 28% (31% on payments made after 2010) with respect to payments on your new notes. Generally, backup withholding will apply only if:

•	you fail to provide your taxpayer identification number (“TIN”) (which for an individual is the individual’s social security number) to the withholding agent, or, in the case of a non-U.S. holder, you fail to provide a required certification that you are not a United States person;

•	you provide an incorrect TIN;

•	you are notified by the IRS that you have failed to properly report payments of interest and dividends and the IRS has notified us that you are subject to backup withholding; or

•	you fail, under certain circumstances, to provide the withholding agent with a certified statement, signed under penalty of perjury, that the TIN you provided is your correct TIN and that you are not subject to backup withholding.
      Certain taxpayers, including corporations, generally are exempt from backup withholding. In addition, payment of proceeds from a sale or other taxable disposition by a non-U.S. holder through a broker is not subject to backup withholding if the broker does not have certain connections with the United States as provided in the applicable Treasury Regulations. Backup withholding is not an additional tax. Any amount withheld from a payment to you under the backup withholding rules is allowable as a refund or credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. You should consult your tax advisor regarding qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.
      TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS REGISTRATION STATEMENT IS NOT INTENDED OR WRITTEN BY US TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES AND THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER U.S. FEDERAL TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.
PLAN OF DISTRIBUTION
      Each broker-dealer that receives new notes for its own account as a result of market-making activities or other trading activities in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities.
      We will receive no proceeds in connection with the exchange offer or any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the new notes; or

•	a combination of these methods of resale,
at market prices prevailing at the time of resale, at prices related to prevailing market prices, or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers that may receive compensation in the form of commissions or concessions from the broker-dealers or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

LEGAL MATTERS
      The validity of the new notes offered hereby will be passed upon for us by Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, Los Angeles, California and by Lionel Sawyer & Collins, Las Vegas, Nevada. Terry N. Christensen, a partner of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, and Gary N. Jacobs, who is of counsel to that firm, are members of our board of directors, and Mr. Jacobs is also Executive Vice President, General Counsel and Secretary of MGM MIRAGE. They and other attorneys in that firm beneficially own an aggregate of approximately 865,000 shares of our common stock.
EXPERTS
      The audited consolidated financial statements and schedule of MGM MIRAGE as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2004, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
      The audited consolidated financial statements of Mandalay Resort Group as of January 31, 2005 and 2004 and for each of the three years in the period ended January 31, 2005, and management’s report on the effectiveness of internal control over financial reporting as of January 31, 2005, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include an explanatory paragraph relating to Mandalay Resort Group’s adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
      The audited financial statements of Elgin Riverboat Resort-Riverboat Casino as of December 31, 2004 and 2003 and for the years then ended, incorporated by reference in this prospectus from Mandalay Resort Group’s Annual Report on Form 10-K for the year ended January 31, 2005, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
      The audited financial statements of Elgin Riverboat Resort-Riverboat Casino for the year ended December 31, 2002, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$500,000,000

MGM MIRAGE

Exchange Offer

6.625% Senior Notes due 2015

PROSPECTUS

October 17, 2005

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.
      Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding, other than an action, suit or proceeding in the name of the corporation, in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of the liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.
      Article II, Section 12 of the Bylaws of MGM MIRAGE provides for indemnification of persons to the extent permitted by the Delaware General Corporation Law.
      In accordance with Section 102(b)(7) of the Delaware Law, the Certificate of Incorporation, as amended, of MGM MIRAGE limits the personal liability of its directors for violations of their fiduciary duty. The Certificate of Incorporation eliminates each director’s liability to MGM MIRAGE or its stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to MGM MIRAGE or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the section of the Delaware law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. This provision will not, however, limit in any way the liability of directors for violations of the Federal securities laws.
      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling MGM MIRAGE pursuant to the foregoing provisions, MGM MIRAGE has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.	Exhibits
      (a)

Exhibit
Number	Description

2	Agreement and Plan of Merger, dated as of June 15, 2004, among MGM MIRAGE, Mandalay Resort Group and MGM MIRAGE Acquisition Co. #61, a wholly owned subsidiary of MGM MIRAGE.(1)
4.1	Indenture, dated as of June 20, 2005, among MGM MIRAGE, the subsidiary guarantors named therein and U.S. Bank National Association, as Trustee.(2)
4.2	First Supplemental Indenture, dated as of September 9, 2005 among MGM MIRAGE, the subsidiary guarantors named therein and U.S. Bank National Association, as Trustee.(3)

Exhibit
Number	Description

4.3	Registration Rights Agreement, dated as of June 20, 2005, among MGM MIRAGE, the subsidiary guarantors named therein and Morgan Stanley & Co. Incorporated on behalf of itself and as representative of the other initial purchasers.(2)
5.1	Legal opinion of Lionel Sawyer & Collins.*
5.2	Legal opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP.*
12.1	Computation of ratio of earnings to fixed charges for MGM MIRAGE.*
12.2	Computation of ratio of earnings to fixed charges for Mandalay Resort Group.*
23.1	Consent of Lionel Sawyer & Collins (contained in Exhibit 5.1).*
23.2	Consent of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP (contained in Exhibit 5.2).*
23.3	Consent of Deloitte & Touche LLP related to the Registrant’s consolidated financial statements.*
23.4	Consent of Deloitte & Touche LLP related to the consolidated financial statements of Mandalay Resort Group.*
23.5	Consent of Deloitte & Touche LLP related to the financial statements of Elgin Riverboat Resort-Riverboat Casino.*
23.6	Consent of PricewaterhouseCoopers LLP related to the financial statements of Elgin Riverboat Resort-Riverboat Casino.*
24	Power of Attorney (contained in the signature pages to this Registration Statement).*
25	Form T-1 Statement of eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association.*
99.1	Form of Letter of Transmittal.*
99.2	Form of Notice of Guaranteed Delivery.*

*	Filed herewith

(1)	Filed as an exhibit to MGM MIRAGE’s Current Report on Form 8-K, dated June 15, 2004 (File No. 1-10362) and incorporated herein by reference.

(2)	Filed as an exhibit to MGM MIRAGE’s Current Report on Form 8-K, dated June 20, 2005 (File No. 1-10362) and incorporated herein by reference.

(3)	Filed as an exhibit to MGM MIRAGE’s Current Report on Form 8-K, dated September 9, 2005 (File No. 1-10362) and incorporated herein by reference.

Item 22.	Undertakings
      Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      Each of the undersigned registrants hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any of the registrants, pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the corresponding registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      Each of the undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
      Each of the undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

MGM MIRAGE

By:	/s/ J. Terrence Lanni

J. Terrence Lanni
Chief Executive Officer
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ J. Terrence Lanni J. Terrence Lanni	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	October 17, 2005

/s/ James J. Murren James J. Murren	Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	October 17, 2005

/s/ James D. Aljian James D. Aljian	Director	October 17, 2005

/s/ Robert H. Baldwin Robert H. Baldwin	Director	October 17, 2005

/s/ Terry Christensen Terry Christensen	Director	October 17, 2005

/s/ Willie D. Davis Willie D. Davis	Director	October 17, 2005

/s/ Alexander M. Haig, Jr. Alexander M. Haig, Jr.	Director	October 17, 2005

Signature	Title	Date

/s/ Alexis Herman Alexis Herman	Director	October 17, 2005

/s/ Roland Hernandez Roland Hernandez	Director	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

/s/ Kirk Kerkorian Kirk Kerkorian	Director	October 17, 2005

/s/ Rose McKinney-James Rose McKinney-James	Director	October 17, 2005

/s/ Ronald M. Popeil Ronald M. Popeil	Director	October 17, 2005

/s/ John T. Redmond John T. Redmond	Director	October 17, 2005

/s/ Daniel M. Wade Daniel M. Wade	Director	October 17, 2005

/s/ Melvin B. Wolzinger Melvin B. Wolzinger	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below have duly caused this registration statement to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

CIRCUS CIRCUS CASINOS, INC.
CIRCUS CIRCUS MISSISSIPPI, INC.
COLORADO BELLE CORP.
DIAMOND GOLD, INC.
EDGEWATER HOTEL CORPORATION
GALLEON, INC.
GOLD STRIKE AVIATION INCORPORATED
GOLDSTRIKE FINANCE COMPANY, INC.
GOLDSTRIKE INVESTMENTS,
INCORPORATED
LAST CHANCE INVESTMENTS,
INCORPORATED
MANDALAY MARKETING AND EVENTS
MANDALAY PLACE
MANDALAY RESORT GROUP
M.S.E. INVESTMENTS, INCORPORATED
MGM GRAND RESORTS DEVELOPMENT
MGM GRAND CONDOMINIUMS II, LLC
MGM GRAND CONDOMINIUMS III, LLC
MMNY LAND COMPANY, INC.
MRG VEGAS PORTAL, INC.
OASIS DEVELOPMENT COMPANY, INC.
PLANE TRUTH, LLC
RAMPARTS INTERNATIONAL
SLOTS-A-FUN, INC.

By:	/s/ J. Terrence Lanni

J. Terrence Lanni
President
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ J. Terrence Lanni J. Terrence Lanni	President and Chairman of the Board (Principal Executive Officer)	October 17, 2005

/s/ James J. Murren James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below have duly caused this registration statement to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

AC HOLDING CORP.
AC HOLDING CORP. II
THE APRIL COOK COMPANIES
BEAU RIVAGE DISTRIBUTION CORP.
BUNGALOW, INC.
COUNTRY STAR LAS VEGAS, LLC
LV CONCRETE CORP.
MAC, CORP.
MGM MIRAGE ADVERTISING, INC.
MGM MIRAGE AVIATION CORP.
MGM MIRAGE CORPORATE SERVICES
MGM MIRAGE MANUFACTURING CORP.
MH, INC.
M.I.R. TRAVEL
MIRAGE LAUNDRY SERVICES CORP.
MIRAGE LEASING CORP.
MIRAGE RESORTS, INCORPORATED
MRGS CORP.
RESTAURANT VENTURES OF NEVADA, INC.
VIDIAD

By:	/s/ Robert H. Baldwin

Robert H. Baldwin
President
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert H. Baldwin Robert H. Baldwin	President (Principal Executive Officer)	October 17, 2005

/s/ James J. Murren James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, Beau Rivage Resorts, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

BEAU RIVAGE RESORTS, INC.

By:	/s/ George Corchis

George Corchis
President
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George Corchis George Corchis	President (Principal Executive Officer)	October 17, 2005

/s/ Courtney Wenleder Courtney Wenleder	Vice President, Chief Financial Officer and Assistant Treasurer (Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

/s/ James J. Murren James J. Murren	Director	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, Bellagio, LLC has duly caused this registration statement to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

BELLAGIO, LLC

By:	/s/ William McBeath

William McBeath
President
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William McBeath William McBeath	President (Principal Executive Officer)	October 17, 2005

/s/ Jon Corchis Jon Corchis	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

/s/ James J. Murren James J. Murren	Director	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, Bellagio II, LLC and Project CC, LLC have duly caused this registration statement to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

BELLAGIO II, LLC
PROJECT CC, LLC

By:	/s/ Robert H. Baldwin

Robert H. Baldwin
President
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert H. Baldwin Robert H. Baldwin	President (Principal Executive Officer)	October 17, 2005

/s/ Chris Nordling Chris Nordling	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

/s/ James J. Murren James J. Murren	Director	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, Boardwalk Casino, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

BOARDWALK CASINO, INC.

By:	/s/ Forrest J. Woodward

Forrest J. Woodward
President
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Forrest J. Woodward Forrest J. Woodward	President (Principal Executive Officer)	October 17, 2005

/s/ James J. Murren James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, Destron, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

DESTRON, INC.

By:	/s/ Robert V. Moon

Robert V. Moon
President
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert V. Moon Robert V. Moon	President (Principal Executive Officer)	October 17, 2005

/s/ James J. Murren James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, Grand Laundry, Inc. and MGM Grand Condominiums, LLC have duly caused this registration statement to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

GRAND LAUNDRY, INC.
MGM GRAND CONDOMINIUMS, LLC

By:	/s/ Gamal Abdelaziz

Gamal Abdelaziz
President
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gamal Abdelaziz Gamal Abdelaziz	President (Principal Executive Officer)	October 17, 2005

/s/ Corey Sanders Corey Sanders	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

/s/ James J. Murren James J. Murren	Director	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, Mandalay Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

MANDALAY CORP.

By:	/s/ William Hornbuckle

William Hornbuckle
President
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William Hornbuckle William Hornbuckle	President (Principal Executive Officer)	October 17, 2005

/s/ Carlos Castro Carlos Castro	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

/s/ James J. Murren James J. Murren	Director	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, Metropolitan Marketing, LLC, New York-New York Hotel & Casino, LLC, and New York-New York Tower, LLC have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

METROPOLITAN MARKETING, LLC NEW YORK-NEW YORK HOTEL & CASINO, LLC NEW YORK-NEW YORK TOWER, LLC

By:	/s/ Lorenzo Creighton

Lorenzo Creighton
President
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lorenzo Creighton Lorenzo Creighton	President (Principal Executive Officer)	October 17, 2005

/s/ William Boasberg William Boasberg	Vice President–Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

/s/ James J. Murren James J. Murren	Director	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Atlantic City, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

MGM GRAND ATLANTIC CITY, INC.

By:	/s/ James J. Murren

James J. Murren
President
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James J. Murren James J. Murren	President and Director (Principal Executive Officer)	October 17, 2005

/s/ Kenneth A. Rosevear Kenneth A. Rosevear	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Detroit, Inc., New PRMA Las Vegas, Inc. and PRMA, LLC have duly caused this registration statement to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

MGM GRAND DETROIT, INC.
NEW PRMA LAS VEGAS, INC.
PRMA, LLC

By:	/s/ John T. Redmond

John T. Redmond
President
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John T. Redmond John T. Redmond	President (Principal Executive Officer)	October 17, 2005

/s/ James J. Murren James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Hotel, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

MGM GRAND HOTEL, LLC

By:	/s/ Gamal Abdelaziz

Gamal Abdelaziz
President
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gamal Abdelaziz Gamal Abdelaziz	President (Principal Executive Officer)	October 17, 2005

/s/ John Shigley John Shigley	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

/s/ James J. Murren James J. Murren	Director	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand New York, LLC has duly caused this registration statement to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

MGM GRAND NEW YORK, LLC

By:	/s/ John T. Redmond

John T. Redmond
Chief Executive Officer
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John T. Redmond John T. Redmond	Chief Executive Officer (Principal Executive Officer)	October 17, 2005

/s/ James J. Murren James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Resorts, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

MGM GRAND RESORTS, LLC

By:	/s/ John T. Redmond

John T. Redmond
President and Chief Executive Officer
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John T. Redmond John T. Redmond	President and Chief Executive Officer (Principal Executive Officer)	October 17, 2005

/s/ Corey Sanders Corey Sanders	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

/s/ James J. Murren James J. Murren	Director	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE Aircraft Holdings LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

MGM MIRAGE AIRCRAFT HOLDINGS LLC

By:	/s/ James J. Murren

James J. Murren
President
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James J. Murren James J. Murren	President, Treasurer and Director (Principal Executive Officer & Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE Design Group has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

MGM MIRAGE DESIGN GROUP

By:	/s/ William R. Smith

William R. Smith
President
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William R. Smith William R. Smith	President (Principal Executive Officer)	October 17, 2005

/s/ Blair Stanert Blair Stanert	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

/s/ James J. Murren James J. Murren	Director	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE Development, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

MGM MIRAGE DEVELOPMENT, INC.

By:	/s/ Kenneth A. Rosevear

Kenneth A. Rosevear
President and Chief Operating Officer
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Kenneth A. Rosevear Kenneth A. Rosevear	President and Chief Operating Officer (Principal Executive Officer)	October 17, 2005

/s/ James J. Murren James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE Entertainment and Sports has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

MGM MIRAGE ENTERTAINMENT AND SPORTS

By:	/s/ Richard Sturm

Richard Sturm
President
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard Sturm Richard Sturm	President (Principal Executive Officer)	October 17, 2005

/s/ James J. Murren James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE International has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

MGM MIRAGE INTERNATIONAL

By:	/s/ Albert Faccinto, Jr.

Albert Faccinto, Jr.
President
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Albert Faccinto, Jr. Albert Faccinto, Jr.	President (Principal Executive Officer)	October 17, 2005

/s/ James J. Murren James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE Operations, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

MGM MIRAGE OPERATIONS, INC.

By:	/s/ Gary N. Jacobs

Gary N. Jacobs
President
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gary N. Jacobs Gary N. Jacobs	President and Director (Principal Executive Officer)	October 17, 2005

/s/ James J. Murren James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE Retail has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

MGM MIRAGE RETAIL

By:	/s/ Frank Visconti

Frank Visconti
President
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Frank Visconti Frank Visconti	President (Principal Executive Officer)	October 17, 2005

/s/ Dave Soulliere Dave Soulliere	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

/s/ James J. Murren James J. Murren	Director	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, The Mirage Casino-Hotel has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

THE MIRAGE CASINO-HOTEL

By:	/s/ Scott Sibella

Scott Sibella
President
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Scott Sibella Scott Sibella	President (Principal Executive Officer)	October 17, 2005

/s/ Michael A. Longi Michael A. Longi	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

/s/ James J. Murren James J. Murren	Director	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, New Castle Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

NEW CASTLE CORP.

By:	/s/ Renee West

Renee West
President
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Renee West Renee West	President (Principal Executive Officer)	October 17, 2005

/s/ Sheri Cherubino Sheri Cherubino	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

/s/ James J. Murren James J. Murren	Director	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, The Primadonna Company, LLC and PRMA Land Development Company have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

THE PRIMADONNA COMPANY, LLC
PRMA LAND DEVELOPMENT COMPANY

By:	/s/ Michael Puggi

Michael Puggi
President
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael Puggi Michael Puggi	President (Principal Executive Officer)	October 17, 2005

/s/ Paul Roshetko Paul Roshetko	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

/s/ James J. Murren James J. Murren	Director	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, Ramparts, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

RAMPARTS, INC.

By:	/s/ Felix Rappaport

Felix Rappaport
President
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Felix Rappaport Felix Rappaport	President (Principal Executive Officer)	October 17, 2005

/s/ Yvette Harris Yvette Harris	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

/s/ James J. Murren James J. Murren	Director	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, Treasure Island Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

TREASURE ISLAND CORP.

By:	/s/ Tom Mikulich

Tom Mikulich
President
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Tom Mikulich Tom Mikulich	President (Principal Executive Officer)	October 17, 2005

/s/ Jay Kulesza Jay Kulesza	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 17, 2005

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	October 17, 2005

/s/ James J. Murren James J. Murren	Director	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, Railroad Pass Investment Group and Jean Development Company have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

RAILROAD PASS INVESTMENT GROUP

By:	MSE INVESTMENTS, INCORPORATED

General Partner

By:	LAST CHANCE INVESTMENTS, INCORPORATED

General Partner

By:	GOLDSTRIKE INVESTMENTS, INCORPORATED

General Partner

JEAN DEVELOPMENT COMPANY

By:	MSE INVESTMENTS, INCORPORATED

General Partner

By:	LAST CHANCE INVESTMENTS, INCORPORATED

General Partner

By:	GOLDSTRIKE INVESTMENTS, INCORPORATED

General Partner

By:	/s/ J. Terrence Lanni

J. Terrence Lanni
President of each General Partner of
Railroad Pass Investment Group and Jean Development Company
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ J. Terrence Lanni J. Terrence Lanni	President and Chairman of the Board of each General Partner of Railroad Pass Investment Group and Jean Development Company (Principal Executive Officer)	October 17, 2005

/s/ James J. Murren James J. Murren	Treasurer and Director of each General Partner of Railroad Pass Investment Group and Jean Development Company (Principal Financial and Accounting Officer)	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director of each General Partner of Railroad Pass Investment Group and Jean Development Company	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below have duly caused this registration statement to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

JEAN DEVELOPMENT WEST

By:	MSE INVESTMENTS, INCORPORATED

General Partner

By:	LAST CHANCE INVESTMENTS, INCORPORATED

General Partner

By:	GOLDSTRIKE INVESTMENTS, INCORPORATED

General Partner

By:	DIAMOND GOLD, INC.

General Partner

NEVADA LANDING PARTNERSHIP

By:	MSE INVESTMENTS, INCORPORATED

General Partner

By:	LAST CHANCE INVESTMENTS, INCORPORATED

General Partner

By:	GOLDSTRIKE INVESTMENTS, INCORPORATED

General Partner

By:	DIAMOND GOLD, INC.

General Partner

GOLD STRIKE L.V.

By:	MSE INVESTMENTS, INCORPORATED

General Partner

By:	LAST CHANCE INVESTMENTS, INCORPORATED

General Partner

By:	GOLDSTRIKE INVESTMENTS, INCORPORATED

General Partner

By:	DIAMOND GOLD, INC.

General Partner

By:	/s/ J. Terrence Lanni

J. Terrence Lanni
President of each General Partner of Jean Development West, Nevada Landing Partnership and Gold Strike L.V.
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ J. Terrence Lanni J. Terrence Lanni	President and Chairman of the Board of each General Partner of Jean Development West, Nevada Landing Partnership and Gold Strike L.V. (Principal Executive Officer)	October 17, 2005

/s/ James J. Murren James J. Murren	Treasurer and Director of each General Partner of Jean Development West, Nevada Landing Partnership and Gold Strike L.V. (Principal Financial and Accounting Officer)	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director of each General Partner of Jean Development West, Nevada Landing Partnership and Gold Strike L.V.	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, Jean Fuel Company West and Gold Strike Fuel Company have duly caused this registration statement to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

JEAN FUEL COMPANY WEST

By:	MSE INVESTMENTS, INCORPORATED

General Partner

By:	LAST CHANCE INVESTMENTS, INCORPORATED

General Partner

By:	GOLDSTRIKE INVESTMENTS, INCORPORATED

General Partner

By:	OASIS DEVELOPMENT COMPANY, INC.

General Partner

GOLD STRIKE FUEL COMPANY

By:	MSE INVESTMENTS, INCORPORATED

General Partner

By:	LAST CHANCE INVESTMENTS, INCORPORATED

General Partner

By:	GOLDSTRIKE INVESTMENTS, INCORPORATED

General Partner

By:	OASIS DEVELOPMENT COMPANY, INC.

General Partner

By:	/s/ J. Terrence Lanni

J. Terrence Lanni
President of each General Partner of Jean Fuel Company West and Gold Strike Fuel Company
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ J. Terrence Lanni J. Terrence Lanni	President and Chairman of the Board of each General Partner of Jean Fuel Company West and Gold Strike Fuel Company (Principal Executive Officer)	October 17, 2005

/s/ James J. Murren James J. Murren	Treasurer and Director of each General Partner of Jean Fuel Company West and Gold Strike Fuel Company (Principal Financial and Accounting Officer)	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director of each General Partner of Jean Fuel Company West and Gold Strike Fuel Company	October 17, 2005

      Pursuant to the requirements of the Securities Act of 1933, as amended, Victoria Partners has duly caused this registration statement to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 17, 2005.

VICTORIA PARTNERS

By: MRGS CORP.
General Partner

By:	/s/ J. Terrence Lanni

J. Terrence Lanni
President

By:	GOLD STRIKE L.V.

General Partner

By:	MSE INVESTMENTS,

INCORPORATED
General Partner

By:	LAST CHANCE INVESTMENTS,

INCORPORATED
General Partner

By:	GOLDSTRIKE INVESTMENTS,

INCORPORATED
General Partner

By:	DIAMOND GOLD, INC.

General Partner

By:	/s/ J. Terrence Lanni

J. Terrence Lanni
President of each General Partner
of Gold Strike L.V.
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ J. Terrence Lanni J. Terrence Lanni	President and Chairman of the Board of MRGS Corp. and each General Partner of Gold Strike L.V. (Principal Executive Officer)	October 17, 2005

/s/ James J. Murren James J. Murren	Treasurer and Director of MRGS Corp. and each General Partner of Gold Strike L.V. (Principal Financial and Accounting Officer)	October 17, 2005

/s/ Gary N. Jacobs Gary N. Jacobs	Director of MRGS Corp. and each General Partner of Gold Strike L.V.	October 17, 2005

INDEX TO EXHIBITS

Exhibit
Number	Description

2	Agreement and Plan of Merger, dated as of June 15, 2004, among MGM MIRAGE, Mandalay Resort Group and MGM MIRAGE Acquisition Co. #61, a wholly owned subsidiary of MGM MIRAGE.(1)
4.1	Indenture, dated as of June 20, 2005, among MGM MIRAGE, the subsidiary guarantors named therein and U.S. Bank National Association, as Trustee.(2)
4.2	First Supplemental Indenture, dated as of September 9, 2005 among MGM MIRAGE, the subsidiary guarantors named therein and U.S. Bank National Association, as Trustee. (3)
4.3	Registration Rights Agreement, dated as of June 20, 2005, among MGM MIRAGE, the subsidiary guarantors named therein and Morgan Stanley & Co. Incorporated on behalf of itself and as representatives of the other initial purchasers.(2)
5.1	Legal opinion of Lionel Sawyer & Collins.*
5.2	Legal opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP.*
12.1	Computation of ratio of earnings to fixed charges for MGM MIRAGE.*
12.2	Computation of ratio of earnings to fixed charges for Mandalay Resort Group.*
23.1	Consent of Lionel Sawyer & Collins (contained in Exhibit 5.1).*
23.2	Consent of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP (contained in Exhibit 5.2).*
23.3	Consent of Deloitte & Touche LLP related to the Registrant’s consolidated financial statements.*
23.4	Consent of Deloitte & Touche LLP related to the consolidated financial statements of Mandalay Resort Group.*
23.5	Consent of Deloitte & Touche LLP related to the financial statements of Elgin Riverboat Resort-Riverboat Casino.*
23.6	Consent of PricewaterhouseCoopers LLP related to the financial statements of Elgin Riverboat Resort-Riverboat Casino.*
24	Power of Attorney (contained in the signature pages to this Registration Statement).*
25	Form T-1 Statement of eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association.*
99.1	Form of Letter of Transmittal.*
99.2	Form of Notice of Guaranteed Delivery.*

*	Filed herewith

(1)	Filed as an exhibit to MGM MIRAGE’s Current Report on Form 8-K, dated June 15, 2004 (File No. 1-10362) and incorporated herein by reference.

(2)	Filed as an exhibit to MGM MIRAGE’s Current Report on Form 8-K, dated June 20, 2005 (File No. 1-10362) and incorporated herein by reference.

(3)	Filed as an exhibit to MGM MIRAGE’s Current Report on Form 8-K, dated September 9, 2005 (File No. 1-10362) and incorporated herein by reference.